Exhibit 10.1

Final

LOAN AGREEMENT

Dated as of February 25, 2013

Between

WWP OFFICE, LLC, a Delaware limited liability company

and

WWP AMENITIES HOLDINGS, LLC, a Delaware limited liability company as Borrower

and

GERMAN AMERICAN CAPITAL CORPORATION

and

Bank of America, N.A.

as Co-Lenders

Property: Worldwide Plaza, New York, New York

i

ii

iii

iv

v

Schedules and Exhibits

Schedules:

Schedule I	-	Rent Roll
Schedule II	-	Required Repairs
Schedule III	-	Organization of Borrower
Schedule IV	-	Exceptions to Representations and Warranties
Schedule V	-	Definition of Special Purpose Bankruptcy Remote Entity
Schedule VI	-	Intellectual Property/Websites
Schedule VII		Amenities Mortgages
Schedule VIII		Free Rent Disbursement Schedule
Schedule IX		Amenities Loan Documents
Schedule X		Amortization Schedule

Exhibits:

Exhibit A	-	Legal Description
Exhibit B	-	Secondary Market Transaction Information

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of February 25, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (“GACC Lender”) and BANK OF AMERICA, N.A., a national banking association, having an address at One Bryant Park, New York, New York 10036 (“BofA Lender,” and together with GACC Lender and their respective successors and assigns, collectively, “Lender”), and WWP OFFICE, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Worldwide Plaza Borrower”) and WWP AMENITIES HOLDINGS, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Amenities Borrower” and together with Worldwide Plaza Borrower, each individually, an “Individual Borrower”, and collectively, “Borrower”), each having an office at c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016.

All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1          Specific Definitions.

For all purposes of this Agreement, except as otherwise expressly provided:

“A-1 Interest Rate” shall mean a rate of four and 36840/100,000 percent (4.36840%) per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“A-1 Note” shall mean that certain Promissory Note A-1 in the principal amount of Three Hundred Fifty-Five Million AND NO/100 DOLLARS ($355,000,000.00) made by Borrower in favor of GACC Lender as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“A-2 Interest Rate” shall mean a rate of three and 62896/100,000 percent (3.62896%) per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“A-2 Note” shall mean that certain Promissory Note A-2 in the principal amount of Three Hundred Fifty-Five Million AND NO/100 DOLLARS ($355,000,000.00) made by Borrower in favor of BofA Lender as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Accounting Method” shall mean the accrual method of accounting until such time as Borrower selects to report in accordance with GAAP upon 30 days prior written notice to Lender.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, (ii) any record or beneficial owner of more than 25% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean $14,100,000.00.

“Amenities Estoppel Certificate” means that certain estoppel certificate, dated as of the date hereof, by Amenities Owner to Senior Lender and Lender.

“Amenities Leases” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by or on behalf of Amenities Owner a possessory interest in, or right to use or occupy all or any portion of any space in the Worldwide Plaza Amenities, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Amenities Loan Agreement” shall mean that certain Second Amended and Restated Loan Agreement, dated as of June 11, 1997, among Loan Pledgor (as successor in interest), as agent and holder of the Pledged Loans, The Youth Renewal Fund, as lender under the Charity Mortgages, and Amenities Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time after the date hereof.

“Amenities Loan Documents” shall mean the documents described on Schedule IX.

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“Amenities Owner” shall mean New York Communications Center Associates, L.P., a Delaware limited partnership.

“Amenities Mortgages” shall mean the mortgages described on Schedule VII attached hereto.

“Amortization Commencement Date” shall mean April 6, 2018.

“Annual Budget” shall mean the operating and capital budget for the Property and the Worldwide Plaza Amenities (which may be separate) setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s good faith estimate of anticipated Operating Income, Operating Expenses and Capital Expenditures for the applicable Fiscal Year, as the same may be updated or amended from time to time. Notwithstanding the foregoing, the form of the Annual Budget currently in effect for the Property and the Worldwide Plaza Amenities is acceptable to Lender.

“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Borrower or Amenities Owner and either (i) included in the Approved Annual Budget, or (ii) approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed (other than to the extent an Event of Default has occurred and is continuing, in which case Lender’s approval shall be in its sole discretion).

“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Borrower or Amenities Owner in leasing space at the Property and the Worldwide Plaza Amenities pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) (A) if the applicable Lease requires Lender’s approval under the Loan Documents, are specifically approved by Lender in connection with approving such Lease, which approval shall not be unreasonably withheld or delayed (other than to the extent an Event of Default has occurred and is continuing, in which case Lender’s approval shall be in its sole discretion), (B) are incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, (ii) with respect to which Lender shall have received a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, which budget and schedule, if the applicable Lease requires Lender’s approval under the Loan Documents, is approved by Lender, which approval shall not be unreasonably withheld or delayed (other than to the extent an Event of Default has occurred and is continuing, in which case Lender’s approval shall be in its sole discretion) and (iii) are substantiated by executed Lease documents and brokerage agreements.

“Approved Replacement Guarantor” shall mean a Person who either (i) is Controlled by a Qualified Owner or Qualified Group, and who, collectively with each other Approved Replacement Guarantor (or collectively with each other Guarantor in the case of clause (B) of the last paragraph of Section 8.1) satisfies the Guarantor Financial Covenants or (ii) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is acceptable to Lender in Lender’s sole discretion and in the case of this clause (ii) for which Lender has received a Rating Agency Confirmation from each applicable Rating Agency, and in either case who either Controls Borrower (or Transferee Borrower, as applicable) or owns a direct or indirect interest in Borrower (or Transferee Borrower, as applicable).

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“Asset” or “Assets” shall mean, collectively, the Property, the Worldwide Plaza Amenities, the Pledged Mortgages, Pledged Notes, and the Membership Interests.

“Assignment of Agreements” shall mean that certain Assignment of Agreements, Licenses, Permits and Contracts, dated as of the date hereof, from Worldwide Plaza Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Worldwide Plaza Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Worldwide Plaza Borrower, Amenities Owner, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean, collectively, (i) any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of the Property and/or (ii) any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of the Worldwide Plaza Amenities which Loan Pledgor is not required to make available to the Amenities Owner for restoration pursuant to the Amenities Loan Documents.

“Bally’s Lease” shall mean that certain Agreement of Lease, dated September 9, 1988, between ZCWK Associates, as owner, and Manhattan Sports Club, Inc., as tenant, as amended by the First Amendment to Lease Agreement, dated December 1, 1991, as further amended by the Second Amendment to Lease Agreement, dated November 30, 2009, between New York Communications Center Associates, L.P. (as successor-in-interest to ZCWK Associates) and Bally’s Sports Club, Inc. (f/k/a Manhattan Sports Club, Inc.).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and, if and to the extent applicable, any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower Party” shall mean each Individual Borrower, each WWP Amenities Subsidiary, Holdings and WWP Sponsor.

“Borrower’s Knowledge” shall mean the knowledge, after due inquiry, of the personnel of Borrower who are in a position to have meaningful knowledge with respect to the subject matter set forth in the Loan Documents which have been qualified to ‘Borrower’s Knowledge’.

“Broker” shall mean Eastdil Secured.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

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“Calculation Date” shall mean the last day of each calendar quarter during the Term.

“Capital Expenditures” for any period shall mean amounts expended for replacements and alterations to the Property and the Worldwide Plaza Amenities (excluding tenant improvements) and required to be capitalized according to GAAP.

“Cash Management Agreement” shall mean that certain Deposit Account Agreement of even date herewith among Wells Fargo Bank, National Association, Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Clearing Account Agreement” shall mean, collectively, (i) that certain Blocked Account Control Agreement dated the date hereof by and among Worldwide Plaza Borrower, Lender and JPMorgan Chase Bank, N.A., (ii) that certain Blocked Account Control Agreement dated the date hereof by and among Loan Pledgor, Lender and JPMorgan Chase Bank, N.A., and (iii) that certain Blocked Account Control Agreement dated the date hereof by and among EOP-NYCCA, Lender and JPMorgan Chase Bank, N.A., as each may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignment of Mortgage Loans” shall mean the Collateral Assignment of Second and Third Mortgage Loan Documents of even date herewith from Loan Pledgor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, that is under common control with Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property or the Worldwide Plaza Amenities, as applicable, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or the Worldwide Plaza Amenities, as applicable, or any part thereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

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“Current Mezzanine Lender Payment Instruction” shall mean a notice, which notice may be in the form of the monthly payment invoice sent by Current Mezzanine Loan Lender to Current Mezzanine Loan Borrower, setting forth the Monthly Current Mezzanine Debt Service Payment and with respect to the initial notice or if there is any change from the initial notice or any prior notice, (i) the Current Mezzanine Payment Account and (ii) wire instructions for such payment.

“Current Mezzanine Loan” shall mean that certain mezzanine loan in the principal amount of $165,000,000.00 made on the date hereof by Current Mezzanine Loan Lender to Current Mezzanine Loan Borrower, and evidenced and secured by the Current Mezzanine Loan Documents.

“Current Mezzanine Loan Borrower” shall mean, WWP Mezz, LLC, a Delaware limited liability company.

“Current Mezzanine Loan Default” shall mean an “Event of Default” under the Current Mezzanine Loan and as defined in the Current Mezzanine Loan Documents and Lender may conclusively rely on any notice from Current Mezzanine Loan Lender of such Current Mezzanine Loan Default without any inquiry into the validity thereof.

“Current Mezzanine Loan Default Revocation Notice” shall mean a notice from Current Mezzanine Loan Lender, with respect to the Current Mezzanine Loan (upon which Lender may conclusively rely without any inquiry into the validity thereof) that a Current Mezzanine Loan Default under the Current Mezzanine Loan of which Lender was previously notified has either been cured or waived.

“Current Mezzanine Loan Documents” shall mean (i) the Mezzanine Loan Agreement (the “Current Mezzanine Loan Agreement”) between Current Mezzanine Loan Lender and Current Mezzanine Loan Borrower, (ii) the Promissory Notes (collectively, the “Current Mezzanine Note”) in the aggregate original principal amount of the Current Mezzanine Loan made by Current Mezzanine Loan Borrower and payable to Current Mezzanine Loan Lender, (iii) the Pledge and Security Agreement made by Current Mezzanine Loan Borrower in favor of Current Mezzanine Loan Lender, (iv) each UCC financing statement executed by Current Mezzanine Loan Borrower in favor of Current Mezzanine Loan Lender in connection with the foregoing and (v) any other “Loan Document”, as defined in the Current Mezzanine Loan Agreement.

“Current Mezzanine Loan Lender” shall mean German American Capital Corporation and Bank of America, N.A., in their capacity as the holders of the Current Mezzanine Loan and any subsequent holder of the Current Mezzanine Loan to whom the Current Mezzanine Loan has been assigned or transferred pursuant to the terms of the Intercreditor Agreement.

“Current Mezzanine Payment Account” shall mean an account into which Deposit Bank shall deposit from the Deposit Account the amounts required to be deposited pursuant to Section 6.11.1(x) hereof.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Fee and/or Liquidated Damages Amount, if applicable) due to Lender from time to time in respect of the Loan under the Notes, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

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“Debt Service” shall mean, with respect to any particular period, the aggregate scheduled principal and interest payments due and payable under the Notes, the Current Mezzanine Note, and, if applicable, the note(s) evidencing any New Mezzanine Loan in such period (but assuming, only for the purpose of calculating the Debt Service Coverage Ratio and the Restoration DSCR, that the Amortization Commencement Date has already occurred).

“Debt Service Coverage Ratio” shall mean, a ratio, as reasonably determined by Lender in which:

(a)	the numerator is the Underwritten Net Cash Flow; and

(b)	the denominator is the annual Debt Service.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) four percent (4%) above (A) with respect to the A-1 Note, the A-1 Interest Rate and (B) with respect to the A-2 Note, the A-2 Interest Rate.

“Deposit Account” shall mean an Eligible Account at the Deposit Bank.

“Deposit Bank” shall mean the bank or banks selected by Lender to maintain the Deposit Account. Lender may in its sole discretion change the Deposit Bank from time to time.

“Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi annually.

“DRA” shall mean, collectively, DRA Fund and the DRA Advisor LLC sponsored investment fund invested in such real estate investment trust on the date of this Agreement.

“DRA Fund” shall mean DRA G&I Fund VI Real Estate Investment Trust, a Maryland real estate investment trust.

“Duncan” means Peter S. Duncan.

“Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus and shareholder’s equity of not less than $250,000,000.00, and (ii) either (A) has reasonable experience, in light of the ownership interest of such Person, in the business of making, owning or investing in commercial real estate loans to direct or indirect owners of commercial real estate or owning, making equity investments in, or operating commercial real estate properties or (B) if such Person does not have such experience, has retained an asset manager with such experience.

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“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) “AA” by S&P, (ii) “AA” and/or “F1+” (for securities) and/or “AAAmmf” (for money market funds), by Fitch and (iii) “Aa2” by Moody’s.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantors in connection with the Loan for the benefit of Lender as the same may be amended, restated, supplemented or otherwise modified from time to time.

“EOP-NYCCA” shall mean EOP-NYCCA, L.L.C., a Delaware limited liability company.

“Equity Pledge” shall mean that certain Equity Pledge and Security Agreement, dated as of the date hereof, from Amenities Borrower to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA Affiliate” shall mean all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

“Excluded Taxes” means any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.30, amounts with respect to such taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) taxes attributable to such Lender’s failure to comply with Section 10.30(e); and (d) any U.S. federal withholding taxes imposed under FATCA.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term or the portion of any such 12-month period falling within the Term in the event that such a 12-month period occurs partially before or after, or partially during, the Term.

“Fitch” shall mean Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession to the extent such principles are applicable to the facts and circumstances on the date of determination.

“George Comfort & Sons” shall mean George Comfort & Sons, Inc., a New York corporation.

“Going Dark Amount” shall mean, with respect to any month in which the premises demised under either the Bally’s Lease or the Theater Lease is not open for business to the public, the Rent payable under such Lease for such month.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Revenue” shall mean all revenue derived from the ownership and operation of the Property and, to the extent of Borrower’s interest, the Worldwide Plaza Amenities from whatever source, including Rents and any Insurance Proceeds (whether or not Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(h) hereof), and all payments made by or on behalf of the Amenities Owner on account of the Pledged Mortgages.

“Guarantors” shall mean on a joint and several basis, collectively, Holdings, George Comfort & Sons, RCG Longview Equity LP, RCG Longview Equity PA, and DRA Fund.

“Guarantor Financial Covenants” shall mean those covenants set forth in Section 5.2 of the Guaranty.

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“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantors for the benefit of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Holdings” shall mean WWP Holdings, LLC, a Delaware limited liability company.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts actually drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii)  all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any other contractual obligation for the payment of money which is not settled within ninety (90) days or such longer period in the event such obligation is being contested in accordance with Section 4.3.

“Indemnified Taxes” means (a) all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Accountant” shall mean (i) a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender or (ii) such other certified public accountant(s) selected by Borrower, which is Independent and reasonably acceptable to Lender. Lender acknowledges and agrees that Ernst and Young, Deloitte LLP and Margolin, Winer and Evens are approved Independent Accountants.

“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Edwards Wildman Palmer LLP in connection with the Loan.

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“Intercreditor Agreement” means the intercreditor agreement between Lender, as senior lender, and Current Mezzanine Loan Lender, as mezzanine lender, dated on or about the date of origination of the Current Mezzanine Loan, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate” shall mean 3.998680% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“IRS” means the United States Internal Revenue Service.

“Lease” shall mean (i) any Amenities Leases and (ii) a lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by or on behalf of Worldwide Plaza Borrower a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, the Property, the Worldwide Plaza Amenities or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Assets or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property, the Worldwide Plaza Amenities or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee by the transferring or transferee beneficiary thereof), clean sight draft letter of credit reasonably acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after either the Stated Maturity Date or such earlier date on which such Letter of Credit shall no longer be required pursuant to the terms of this Agreement (the earlier of such dates, the “LC Expiration Date”)) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, to an applicant/obligor that is not the Borrower. Any Letter of Credit delivered to Lender shall, in addition to any other requirements set forth herein, be subject to the terms and conditions set forth in Section 6.14 hereof.

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“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Assets or any interest therein, or any direct or indirect interest in a Borrower Party (other than a limited partnership interest in Amenities Owner solely to the extent not prohibited under the partnership agreement of Amenities Owner and so long as such Lien is not in favor of Borrower or any Affiliate of Borrower), including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of Seven Hundred Ten Million and No/100 Dollars ($710,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Assignment of Agreements, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Mortgage Loan Pledge, the Collateral Assignment of Mortgage Loans, the Equity Pledge and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, and all other documents, certifications or representations delivered to Lender in connection with the Loan by or on behalf of any Borrower Party, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager, on or after the Closing, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Party” means the Borrower and each Guarantor.

“Loan Pledgor” shall mean NY-Worldwide Plaza, L.L.C., a Delaware limited liability company.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the Outstanding Principal Balance and the denominator is equal to the appraised value of the Property, as determined by Lender in its reasonable discretion.

“Low Debt Service Period” shall commence if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.10:1.00 and shall end if the Property has achieved a Debt Service Coverage Ratio of at least 1.15:1.00 for two consecutive Calculation Dates, as reasonably determined by Lender.

“Major Contract” shall mean (i) any management, brokerage or leasing agreement, or (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to mean (x) contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind) or (y) contracts with a contract price in excess of $500,000.00), in either case entered into by or on behalf of Worldwide Plaza Borrower or Amenities Owner, relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property or the Worldwide Plaza Amenities, whether written or oral.

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“Major Lease” shall mean any Lease (i) which when aggregated with all other Leases at the Property and the Worldwide Plaza Amenities with the same Tenant or its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, is expected to cover more than 68,500 rentable square feet, (ii) which contains an option or preferential right to purchase all or any portion of the Property or the Worldwide Plaza Amenities, (iii) under which the Tenant is an Affiliate of Borrower or Manager, or (iv) which is entered into during the continuance of an Event of Default.

“Management Agreement” shall mean that certain Management Agreement, dated as of July 22, 2009, among Worldwide Plaza Borrower, Amenities Owner and Manager or any replacement management agreement entered into among Worldwide Plaza Borrower, Amenities Owner and a Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which the Manager is to provide management and other services with respect to the Property and the Worldwide Plaza Amenities, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Manager” shall mean George Comfort & Sons, or any other manager engaged in accordance with the terms and conditions of the Loan Documents.

“Material Alteration” shall mean any alteration affecting structural elements of the Property or the Worldwide Plaza Amenities the cost of which, when aggregated with all other ongoing alterations affecting structural elements of the Property or the Worldwide Plaza Amenities, exceeds the Alteration Threshold; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into or modified hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

“Maturity Date” shall mean the date on which the final payment of principal of the Notes becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, extension or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Notes and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Membership Interests” shall mean, collectively, all of the equity interests in WWP Amenities MPH Lender, LLC and WWP Amenities MPH Partner, LLC.

“Mezzanine Borrower” shall mean, individually or collectively, as the context may require, the Current Mezzanine Loan Borrower and the New Mezzanine Loan Borrower.

“Mezzanine Loan” shall mean, individually or collectively, as the context may require, the Current Mezzanine Loan and the New Mezzanine Loan.

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“Mezzanine Loan Default” shall mean a Current Mezzanine Loan Default and/or a New Mezzanine Loan Default.

“Mezzanine Loan Default Revocation Notice” shall mean a Current Mezzanine Loan Default Revocation Notice and/or a New Mezzanine Loan Default Revocation Notice.

“Mezzanine Loan Documents” shall mean, individually or collectively, as the context may require, the Current Mezzanine Loan Documents and the New Mezzanine Loan Documents.

“Mezzanine Loan Liens” shall mean the Liens in favor of the holder of (i) the Current Mezzanine Loan created pursuant to the Current Mezzanine Loan Documents or (ii) the New Mezzanine Loan created pursuant to the New Mezzanine Loan Documents.

“Mezzanine Loan Lender” shall mean, individually or collectively, as the context may require, Current Mezzanine Loan Lender or New Mezzanine Loan Lender.

“Mezzanine Note” shall mean, individually or collectively, as the context may require, the Current Mezzanine Note and any New Mezzanine Note.

“Monthly Current Mezzanine Debt Service Payment” shall mean, as to each Monthly Payment Date, an amount equal to the scheduled payment of principal (if applicable pursuant to the Current Mezzanine Loan Documents) and interest payable by Current Mezzanine Loan Borrower on such Monthly Payment Date pursuant to the terms of the Current Mezzanine Loan Documents.

“Monthly Debt Service Payment Amount” shall mean, from and after the Amortization Commencement Date, the amount with respect to the Monthly Payment Date in question set forth on Schedule X attached hereto, as allocated between the A-1 Note and A-2 Note as indicated thereon.

“Monthly New Mezzanine Debt Service Payment” shall mean, as to each Monthly Payment Date, an amount equal to the scheduled payment of interest payable by New Mezzanine Loan Borrower pursuant to the terms of the New Mezzanine Loan Documents.

“Monthly Operating Expense Budgeted Amount” shall mean the monthly amount set forth in the Approved Annual Budget for Operating Expenses for the calendar month in which such Monthly Payment Date occurs.

“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be April 6, 2013 (but due to the operation of Section 2.3.5(b), the interest payment due on such Monthly Payment Date shall be due on April 5, 2013).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain first priority Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Worldwide Plaza Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Mortgage Loan Pledge” shall mean that certain Mortgage Loan Pledge and Security Agreement, dated as of the date hereof, from Loan Pledgor to Lender as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“New Mezzanine Lender Payment Instruction” shall mean a notice, which notice may be in the form of the monthly payment invoice sent to New Mezzanine Loan Borrower, setting forth the Monthly New Mezzanine Debt Service Payment and with respect to the initial notice or if there is any change from the initial notice or any prior notice, (i) the current New Mezzanine Payment Account and (ii) wire instructions for such payment.

“New Mezzanine Loan Default” shall mean an “Event of Default” under the New Mezzanine Loan and as defined in the New Mezzanine Loan Documents and Lender may conclusively rely on any notice from New Mezzanine Loan Lender of such New Mezzanine Loan Default without any inquiry into the validity thereof.

“New Mezzanine Loan Default Revocation Notice” shall mean a notice from New Mezzanine Loan Lender, with respect to the New Mezzanine Loan (upon which Lender may conclusively rely without any inquiry into the validity thereof) that a New Mezzanine Loan Default under the New Mezzanine Loan of which Lender was previously notified has either been cured or waived.

“New Mezzanine Loan Documents” shall mean all documents evidencing or securing any New Mezzanine Loan.

“New Mezzanine Loan Lender” shall mean the holder of the New Mezzanine Loan Note.

“New Mezzanine Loan Note” shall mean the promissory note(s) evidencing the New Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“New Mezzanine Payment Account” shall mean an account into which Deposit Bank shall deposit from the Deposit Account the amounts required to be deposited pursuant to Section 6.11.1(ix) hereof.

“Nomura Lease” shall mean that certain Lease, dated June 29, 2011, between Worldwide Plaza Borrower and Nomura Holding America Inc., as amended by that certain First Amendment to Lease, dated December 28, 2011, as amended by that certain Second Amendment to Lease, dated September 12, 2012, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Notes” shall mean, collectively, the A-1 Note and the A-2 Note, and “Note” shall mean either of such Notes.

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“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

“Open Prepayment Date” shall mean December 6, 2022.

“Operating Expenses” shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower or any Borrower Party during such period in connection with the ownership, operation, management, maintenance, repair and use of the Property and the Worldwide Plaza Amenities, determined based on the Accounting Method, and, except to the extent otherwise provided in this definition, in accordance with the Accounting Method. Operating Expenses for any period specifically shall include (i) all expenses incurred in such period based on quarterly financial statements delivered to Lender in accordance with Section 4.9.2 hereof, (ii) property management fees in an amount equal to the greater of one percent (1%) of Operating Income for such period and the management fees actually paid under the Management Agreement for such period, (iii) such Borrower Party’s administrative, payroll, security and general expenses for the Property and the Worldwide Plaza Amenities for such period, (iv) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property and the Worldwide Plaza Amenities for such period, (v) a reasonable reserve for uncollectible accounts maintained for such period, (vi) costs and fees for such period of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (vii) cost for such period of attendance by Borrower Party’s employees, if any, at training and manpower development programs, (viii) association dues for such period, (ix) computer processing charges of any Borrower Party for such period, (x) operational equipment and other lease payments of any Borrower Party for such period, and (xi) Taxes and Other Charges with respect to any Borrower Party or the Property or the Worldwide Plaza Amenities, other than income taxes or Other Charges in the nature of income taxes, and insurance premiums with respect to the Property or the Worldwide Plaza Amenities, in any case incurred during such period. Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or Other Charges in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or the Worldwide Plaza Amenities or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Notes, (4) Capital Expenditures, (5) Debt Service, (6) contributions to reserves required by Lender hereunder unless otherwise included in (xi) above and (7) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

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“Operating Income” shall mean, for any period, without duplication, all income of Borrower and any Borrower Party during such period from the use, ownership or operation of the Property, the Pledged Mortgages and the Worldwide Plaza Amenities as follows:

(a)          all amounts payable to Borrower by any Person as Rent and other amounts under Leases, license agreements, parking agreements, occupancy agreements, concession agreements or other agreements relating to the Property or the Worldwide Plaza Amenities;

(b)          business interruption and rent loss insurance proceeds allocable to the applicable reporting period;

(c)          all debt service payments made under the Pledged Mortgages and any distributions made by Amenities Owner to any WWP Amenities Subsidiary; and

(d)          all other amounts which in accordance with the Accounting Method are included in Borrower’s annual financial statements as operating income attributable to any Asset.

Notwithstanding the foregoing, Operating Income shall not include (a) any Insurance Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property or the Worldwide Plaza Amenities, (c) any Rent attributable to a Lease during a period (i) which the Lease is in monetary default or material non-monetary default for more than thirty (30) days or (ii) prior to the date on which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower or Amenities Owner as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(7)” of the definition thereof, and (e) security deposits received from Tenants until forfeited or applied. Operating Income shall be calculated on the accrual basis of accounting, except to the extent otherwise provided in this definition.

“Operations Agreements” shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property or the Worldwide Plaza Amenities, now or hereafter levied or assessed or imposed against the Property or the Worldwide Plaza Amenities or any part thereof by any Governmental Authority, other than those required to be paid by a Tenant.

“Other Connection Taxes” means, with respect to any Lender, taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Notes or any other Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, easements, encumbrances and other matters disclosed in the Title Insurance Policy and/or Survey, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority not yet due or delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property or the Worldwide Plaza Amenities provided that any such Lien is bonded or discharged within forty-five (45) days after Borrower first receives written notice of such Lien or which is being contested in good faith in accordance with the requirements of Section 4.3, (v) Liens, easements and encumbrances expressly permitted hereunder or existing as of the date hereof with respect to the Worldwide Plaza Amenities including, without limitation, the Amenities Mortgages, (vi) the Mezzanine Loan Liens, and (vii) such other title and survey exceptions as Lender has approved in writing or may approve in writing in Lender’s reasonable discretion.

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally or internationally recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed equity capital of at least $225,000,000.00 and (iii) not subject to any bankruptcy, insolvency or reorganization proceeding.

“Permitted Indebtedness” shall mean any of the following: (i) the Notes and the other obligations, indebtedness and liabilities created under any Loan Document, (ii) partner loans among the direct and indirect equity holders in WWP Sponsor or Holdings, provided, that, in all cases such partner loans will not in any material way impair, negate, adversely change or qualify the opinions rendered in the Insolvency Opinion to Lender’s reasonable satisfaction, and further provided, that, in all cases, the proceeds of such loans are used for Capital Expenditures, Operating Expenses, tenant improvement allowances, or leasing commissions for the Property or the Worldwide Plaza Amenities, such partner loans are expressly subordinate to the Loan and all claims of Lender under the Guaranty and Environmental Indemnity and are subject to standstill provisions in each case pursuant to which the lender of such funds may not claim any default or enforce any rights of any manner due to nonpayment, in form and substance reasonably acceptable to Lender, and such partner loans in the aggregate do not exceed, at any time, a maximum aggregate amount in excess of 1.5% of the sum of the Outstanding Principal Balance and the outstanding principal balance of the Mezzanine Loan, (iii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property and/or the ownership of the Membership Interest so long as such unsecured trade payables (a) are not evidenced by a note, (b) do not exceed, at any time, a maximum aggregate amount in excess of two percent (2%) (less the amount by which any partner loans permitted above exceed one percent 1%) of the sum of the Outstanding Principal Balance and the outstanding principal balance of the Mezzanine Loan, and (c) are paid within sixty (60) days of the date incurred and (iv) with respect to Amenities Owner the debt secured by the Amenities Mortgages.

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“Permitted Mezzanine Transfer” shall mean (a) a pledge of direct or indirect equity interests in any Borrower or other applicable entity to secure the Mezzanine Loan, and (b) any foreclosure (or transfer in lieu thereof) in respect of the Mezzanine Loan to Mezzanine Loan Lender or its permitted assignee or successors so long as no default exists by any such Person under the Intercreditor Agreement, provided in each case such pledge (other than the pledge made on the Closing Date in favor of the Current Mezzanine Loan Lender or the initial pledge of collateral made in favor of a New Mezzanine Loan Lender), foreclosure or any other transfer shall be strictly in accordance with and as permitted under the Intercreditor Agreement or as the parties thereto may otherwise agree in writing in each such party’s sole discretion.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean that certain Property Conditions Report of Worldwide Plaza, 825 Eighth Avenue, New York,  prepared by EMG and dated as of February 12, 2013 (Project # 104111.12R - 001.042) and that certain Property Conditions Report of Worldwide Plaza, 350 West 50th Street, prepared by EMG and dated as of February 12, 2013 (Project # 104111.12R - 002.042).

“Pledged Loans” shall have the meaning set forth in the Mortgage Loan Pledge Agreement.

“Pledged Mortgages” shall have the meaning set forth in the Mortgage Loan Pledge Agreement.

“Pledged Notes” shall have the meaning set forth in the Mortgage Loan Pledge Agreement.

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“Preferred Equity Conditions” shall mean, with respect to any preferred equity interest, that such interest is an equity interest that (i) is not evidenced by a note, does not have any debt-like features, does not mature or have maturity-like features and is not subject to mandatory early redemption, (ii) may be paid a dividend to the extent of available funds, but the consequence of any non-payment of dividends is only the accrual of such dividends and not any default, (iii) does not consist of a pledge or similar encumbrance and (iv) at the time of the issuance of such interests, does not grant the holder thereof any Control over Borrower (although there may be consent rights for “major decisions”, such as the disposition, refinancing and development of the Property) (and, for the avoidance of doubt, any exercise or obtaining by such interest holder of any such Control rights shall be conditioned upon the satisfaction of the provisions of Section 7.1(c)).

“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) three percent (3%) of the unpaid principal balance of the Notes as of the Repayment Date.

“Prepayment Notice” shall mean a prior written notice to Lender (which notice may be rescinded on not less than three (3) Business Days’ notice prior to the scheduled prepayment date, provided that Borrower shall reimburse and indemnify Lender against any loss or expense which Lender may actually sustain or incur as a consequence of Borrower rescinding any Prepayment Notice) specifying the proposed Business Day on which a prepayment of the Debt is to be made pursuant to Section 2.4.3 or Section 2.4.4(b) hereof, which date shall be no earlier than fifteen (15) days after the date of such Prepayment Notice and no later than sixty (60) days after the date of such Prepayment Notice.

“Property” shall mean the parcel of real property described on Exhibit A attached hereto and made a part hereof, the Improvements now or hereafter erected or installed thereon and all personal property owned by Worldwide Plaza Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.

“Qualified Equityholder” shall mean RCG Longview Equity PA, RCG Longview Equity LP, George Comfort & Sons, DRA Fund, or a Qualified Transferee that is one or more of the following: (a) a real estate investment trust, real estate company, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, commingled pension trust fund, mutual fund, hedge fund, private equity fund, university endowment, government entity or plan (including a sovereign wealth fund) that satisfies the Eligibility Requirements (provided, however, that with respect to the initial issuance of preferred equity interests pursuant to Section 7.2(e), the sum of $225,000,000.00 shall be used in lieu of $250,000,000.00); (b) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, in each case, that satisfies the Eligibility Requirements; (c) an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements; (d) a wholly-owned subsidiary of any of the entities described in clause (a), (b) or (c) above or (e) below; or (e) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager (as hereinafter defined) or an entity that is otherwise a Qualified Equityholder under clauses (a), (b), (c) or (d) of this definition acts as the general partner, managing member or fund manager and at least fifty (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equityholder under clauses (a), (b), (c), or (d) of this definition.

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“Qualified Manager” shall mean any of (i) George Comfort & Sons, (ii) Jeffrey Management Corp. or (iii) an Unaffiliated Qualified Manager.

“Qualified Owner” shall mean a Qualified Transferee that is any one or more of the following (or up to four (4) Qualified Transferees that collectively satisfy any one or more of the following (such Persons, a “Qualified Group”)):

(a)          a pension fund, pension trust or pension account that (i) owns real estate assets in excess of $2,000,000,000.00 (exclusive of the Property) and (ii) is managed by a Person that controls (by ownership or management) real estate assets in excess of $2,000,000,000.00 (exclusive of the Property);

(b)          a pension fund advisor that (i) immediately prior to any transfer of the Property to such Person, controls (by ownership or management) real estate assets in excess of $2,000,000,000.00 (exclusive of the Property) and (ii) is acting on behalf of one or more pension funds that, in the aggregate, owns real estate assets in excess of $2,000,000,000.00 (exclusive of the Property);

(c)          an insurance company which is subject to the jurisdiction of an insurance commissioner (or similar official or agency) of any state in the United States or the District of Columbia that (i) has a capital/statutory surplus or shareholder’s equity, as of a date not more than six (6) months prior to the date of any transfer of the Property to such insurance company, of at least $750,000,000.00 and (ii) immediately prior to any such transfer of the Property, controls (by ownership or management) real estate assets in excess of $2,000,000,000.00 (exclusive of the Property);

(d)          a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) that (i) has a capital/statutory surplus or shareholder’s equity equal to at least $750,000,000.00 and (ii) immediately prior to a transfer of the Property to such corporation, controls (by ownership or management) real estate assets of at least $2,000,000,000.00 (exclusive of the Property); and/or

(e)          a Person that (i) has a long-term unsecured debt rating from the Rating Agencies that is investment grade or (ii) (A) has a capital/statutory surplus or shareholder’s equity, as of a date not more than six (6) months prior to the date of any transfer of the Property to such Person, of at least $750,000,000.00 and (B) immediately prior to a transfer of the Property to such Person, controls (by ownership or management) real estate assets of at least $2,000,000,000.00 (exclusive of the Property).

“Qualified Transferee” shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (x) evidence that the proposed transferee (1) has never been indicted or convicted of, or plead guilty or no contest to a felony, (2) has never been indicted or convicted of, or plead guilty or no contest to a Patriot Act Offense and is not on any Government List and (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (y) if the proposed transferee will obtain Control of or obtain a direct or indirect interest of 10% or more in Borrower as a result of such proposed transfer, a litigation search against such proposed transferee reveals to no material and adverse litigation history in Lender’s reasonable determination, and a credit check against such proposed transferee that is reasonably acceptable to Lender.

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“Ratable Share” means, as to each Lender, the ratio, expressed as a percentage of (a) the sum of the unpaid principal amount of the Note owing to such Lender as of such date to (b) the sum of the aggregate unpaid principal amount of the Loan as of such date.

“Rating Agencies” shall mean any nationally-recognized statistical rating organization (e.g. Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc., Fitch, Inc., DBRS, Inc. or any successor thereto) that has been or will be engaged by Lender or its designees in connection with, or in anticipation of, a Securitization, and following a Securitization the Rating Agencies that actually rated the securities in connection therewith.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“RCG Longview” shall mean RCG Longview Equity LP and RCG Longview Equity PA.

“RCG Longview Equity PA” shall mean RCG Longview Equity Fund PA PSERS, L.P, a Delaware limited partnership.

“RCG Longview Equity LP” shall mean RCG Longview Equity Fund, L.P, a Delaware limited partnership.

“Recapitalization Agreement” shall mean that certain Recapitalization Agreement, dated as of August 21, 1996, among Blackstone Real Estate Advisors L.P. (predecessor-in-interest to EOP-NYCCA, L.L.C.), BRE/Worldwide Inc. (predecessor-in-interest to EOP-NYCCA, L.L.C.), BRE/Worldwide L.L.C. (predecessor-in-interest to EOP-NYCCA, L.L.C.) and certain additional parties party thereto, as amended by Modification of Recapitalization Agreement, dated as of December 31, 2000, by and among EOP-Worldwide Plaza, L.L.C. (predecessor-in-interest to EOP-NYCCA, L.L.C.), New York Communications Center Associates, L.P. and certain additional parties party thereto.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Related Loan” shall mean a loan to an Affiliate of Borrower or any Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Property.

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“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Notes.

“Rents” shall mean all rents, rent equivalents, “additional rent” (i.e. pass-throughs for operating expenses, real estate tax escalations and/or real estate tax pass-throughs, payments by Tenants on account of electrical consumption, porters’ wage escalations, condenser water charges and tap-in fees, freight elevator and HVAC overtime charges, charges for excessive rubbish removal and other sundry charges), moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Amenities Owner, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property, the Worldwide Plaza Amenities and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property, the Worldwide Plaza Amenities or rendering of services by Borrower, Manager or any of their respective agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent such Insurance Proceeds are treated as business or rental interruption Insurance Proceeds pursuant to Section 5.4(h) hereof.

“Repayment Date” shall mean the date of a defeasance or prepayment (as applicable) of the Loan pursuant to the provisions of Section 2.4 hereof.

“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or Deposit Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Casualty and Condemnation Funds, the Rollover Funds, the Amenities Tax Funds and the Amenities Insurance Funds.

“Restoration” shall mean the repair and restoration of the Property or the Worldwide Plaza Amenities, as applicable, after a Casualty or Condemnation as nearly as possible to the extent practicable to the condition the Property or the Worldwide Plaza Amenities, as applicable, was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restoration DSCR” shall mean, as of any date of determination, the ratio of (a) the Underwritten Net Cash Flow, based on rents in place (annualized and including rental loss insurance proceeds) and expenses on a pro forma basis, to (b) an amount equal to the annual Debt Service.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

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“SPE Entity” shall mean Borrower and each WWP Amenities Subsidiary other than Amenities Owner; provided, however, that if EOP-NYCCA shall acquire the entire limited partnership interests in Amenities Owner, then concurrently therewith Amenities Owner shall be an SPE Entity (and Borrower shall cause Amenities Owner to amend its organizational documents to comply with the Rating Agency’s requirements to comply with “special purpose entity” requirements from and after the date of such transfer).

“Specified SPE Covenants” shall mean the following: (a) Worldwide Plaza Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into the Loan Documents with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property; (b) Amenities Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, owning, holding, selling, transferring and exchanging the Membership Interests, entering into the Loan Documents with the Lender, refinancing the Membership Interests in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Membership Interests, and (B) incidental personal property necessary for the ownership of the Membership Interests; (c) Worldwide Plaza Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Worldwide Plaza Borrower will conduct and operate its business as presently conducted and operated; (d) Amenities Borrower has not engaged and will not engage in any business other than the ownership of the Membership Interests and Amenities Borrower will conduct and operate its business as presently conducted and operated; (e) Borrower has not incurred and will not incur any Indebtedness other than the Debt and the Permitted Indebtedness, and no Indebtedness other than the Loan may be secured (senior, subordinate or pari passu) by the Property; and (f) Borrower has not and will not assume or guarantee or become obligated for the debts of any other person or entity and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other person or entity.

“State” shall mean the State of New York.

“Stated Maturity Date” shall mean March 6, 2023.

“Survey” shall mean the survey of the Property and the Worldwide Plaza Amenities prepared in connection with the closing of the Loan by a surveyor licensed in the State and satisfactory to Lender in its reasonable discretion and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property, the Worldwide Plaza Amenities or any part thereof, together with all interest and penalties thereon.

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“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property or the Worldwide Plaza Amenities.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Theater Lease” shall mean that certain Lease Agreement, dated April 19, 2002, between New York Communications Center Associates, L.P., as landlord, and Dodge Theatrical Holdings, Inc. and Stage Holding New York, Inc., jointly as tenant, as amended by the First Amendment, dated August 25, 2004, between New York Communications Center Associates, L.P. and Dodger Stage Holdings Theatricals, Inc. (successor-in-interest to Dodge Theatrical Holdings, Inc.) and Stage Holding New York, Inc. (Dodger Stage Holdings Theatricals, Inc. having assigned its interest to Stage Holding New York, Inc.).

“Threshold Amount” shall mean an amount equal to $23,500,000.00.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

“Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

“TRIPRA” shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2002 or any extension, renewal or replacement thereof.

“Trigger Period” shall commence upon the occurrence of (i) an Event of Default, (ii) the commencement of a Low Debt Service Period or (iii) the commencement of a Mezzanine Loan Default; and shall end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the Event of Default commencing the Trigger Period has been cured and such cure has been accepted by Lender or such Event of Default has been waived in writing by Lender (and no other Event of Default is then continuing), (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the terms hereof, or (C) with respect to a Trigger Period continuing due to clause (iii), until receipt of a Mezzanine Loan Default Revocation Notice.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State (with respect to fixtures), the State of New York or the state in which any of the Cash Management Accounts are located, as the case may be.

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“Unaffiliated Qualified Manager” shall mean a property manager of the Property and the Worldwide Plaza Amenities that (A) is a reputable nationally recognized management company having at least five (5) years’ experience in the management of similar type, size and quality properties as the Property, (B) at the time of its engagement as property manager is managing at least five (5) buildings that are comparable to the Property and manages properties with leasable square footage of the same type, size and quality as the Property at least equal to the lesser of 5,000,000 leasable square feet and five (5) times the leasable square feet of the Property and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

“Underwritten Net Cash Flow” shall mean, as of the end of any calendar quarter for which Underwritten Net Cash Flow is determined (or such other date for which Underwritten Net Cash Flow is determined) the excess of: (a) the sum of, without duplication: (i) annualized actual in place base rents and monthly recoveries received by Borrower and Amenities Owner under bona fide Leases at the Property and the Worldwide Plaza Amenities with Tenants in legal possession and paying full, unabated rent as of the date of such calculation (including monthly rent that is paid in advance of a Tenant taking legal possession, if applicable) and actual percentage rents received by Borrower and Amenities Owner under such Leases for the twelve (12) months preceding such calculation; plus (ii) for the twelve (12) month period preceding the month in which such Underwritten Net Cash Flow is calculated, actual net cash flow receipts received by Borrower from other sources at the Property and the Worldwide Plaza Amenities to the extent such receipts are recurring in nature and properly included as Operating Income for such twelve month calculation period, including payments made by or on behalf of the Amenities Owner on account of the Pledged Mortgages; over (b) for the twelve (12) month period preceding the month in which such Underwritten Net Cash Flow is calculated, Operating Expenses over such twelve months, in each case adjusted to reflect Lender’s reasonable determination of: (i) a vacancy factor equal to the greatest of (A) the market vacancy rate (as determined by Lender in its reasonable discretion) for similar properties in the commercial business district or market area in which the Property and the Worldwide Plaza Amenities are located and (B) the actual vacancy rate at the Property and the Worldwide Plaza Amenities; (ii) subtraction of (A) an imputed capital improvement requirement amount equal to $0.30 per rentable square foot at the Property and the Worldwide Plaza Amenities per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve), and (B) an imputed tenant improvement and leasing commission requirement amount equal to $1.70 per rentable square foot at the Property and the Worldwide Plaza Amenities per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve); and (iii) exclusion of (X) amounts representing non-recurring items and (Y) amounts received from Tenants not currently in legal possession and paying full, unabated rent, from Tenants affiliated with Borrower, Guarantors or Manager, from Tenants in monetary default, material non-monetary default for more than thirty (30) days or in bankruptcy. For the avoidance of doubt, deposits of funds into the Capital Expenditure Account, the Insurance Account, the Tax Account, the Rollover Account, the Amenities Tax Account and the Amenities Insurance Account shall be included as income in calculating Underwritten Net Cash Flow to the extent such funds would be included under clause (a) of the above definition (but without duplication of amount already included). Funds shall be Lender’s calculation of Underwritten Net Cash Flow shall be final absent manifest error.

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“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all Rating Agencies.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Worldwide Plaza Amenities” shall mean the real property and improvements thereon owned by the Amenities Owner.

“WWP Amenities Subsidiary” shall mean WWP Amenities MPH Lender, LLC and WWP Amenities MPH Partner, LLC, each a Delaware limited liability company, EOP-NYCCA, Loan Pledgor and Amenities Owner.

“WWP Sponsor” shall mean WWP Sponsor, LLC, a Delaware limited liability company.

“Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date.

Section 1.2          Index of Other Definitions. The following terms are defined in the sections or Loan Documents as indicated below:

“Accounts” - 6.1

“Act” - Schedule V

“Acceptable Blanket Policy” - 5.1.1(c)

“Additional Required Collateral Amount” - 6.13

“Agreement” - Introductory Paragraph

“Amenities Borrower” - Introductory Paragraph

“Amenities Insurance Account” – 6.15.2

“Amenities Insurance Funds” – 6.15.2

“Amenities Tax Account” – 6.15.1

“Amenities Tax Funds” – 6.15.1

“Approved Annual Budget” - 4.9.5

“Approved Extraordinary Operating Expense” - 4.9.6

“Available Cash” - 6.11.1

“BofA Lender” - Introductory Paragraph

“Borrower” - Introductory Paragraph

“Borrower’s Recourse Liabilities” - 10.1

“Capital Expenditure Account” - 6.5.1

“Capital Expenditure Funds” - 6.5.1

“Cash Collateral Account” - 6.10.1

“Cash Collateral Funds” - 6.10.1

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“Cash Management Accounts” - 6.12

“Cash Trap Event” - 6.13

“Casualty” - 5.2

“Casualty and Condemnation Account” - 6.9

“Casualty and Condemnation Funds” - 6.9

“Casualty Consultant” - 5.4(b)(iii)

“Casualty Retainage” - 5.4(b)(iv)

“Cause” - Schedule V

“Charity Mortgages” – Schedule VII

“Clearing Account” - 6.1

“Clearing Bank” - 6.1

“Committee” - Schedule V

“Condemnation Proceeds” - 5.4(b)

“Defeasance Collateral” - 2.4.2(a)(iii)

“Defeasance Lockout Expiration Date” - 2.4.2(a)

“Defeasance Release” - 2.4.2(a)

“Defeasance Security Agreement” - 2.4.2(a)(iii)

“Disclosed Document” – 4.33.8

“Disclosure Document” - 9.2(a)

“Easements” - 3.1.11

“Embargoed Person” - 4.32(c)

“Equipment” - Mortgage

“ERISA” - 4.31

“Event of Default” - 8.1

“Exchange Act” - 9.2(a)

“Exchange Act Filing” - 9.1(d)

“Extraordinary Operating Expense” - 4.9.6

“Free Rent Account” - 6.7.1

“Full Replacement Cost” - 5.1.1

“GACC Lender” - Introductory Paragraph

“Government Lists” - 4.32(b)

“Improvements” - Mortgage

“Indemnified Liabilities” - 4.30

“Independent Director” - Schedule V

“Independent Manager” - Schedule V

“Individual Borrower” - Introductory Paragraph

“Initial Interest Period” - 2.3.1

“Insurance Account” - 6.4.1

“Insurance Funds” - 6.4.1

“Insurance Premiums” - 5.1.1(b)

“Insurance Proceeds” - 5.4(b)

“Intellectual Property” - 3.1.33

“Interest Period” - 2.3.2(a)

“Lease Termination Payments” - 6.6.1(b)(i)

“Lender” - Introductory Paragraph

“Lender Group” - 9.2(b)

“Liabilities” - 9.2(b)

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“Licenses” - 3.1.9

“Liquidated Damages Amount” - 2.4.5(b)

“Monthly Interest Payment Amount” - 2.3.1

“Nationally Recognized Service Company” - Schedule V

“Net Proceeds” - 5.4(a)

“Net Proceeds Deficiency” - 5.4(b)(vi)

“New Mezzanine Loan” - 9.3.2

“New Mezzanine Loan Borrower” - 9.3.2

“Notice” - 10.6

“OFAC” - 4.32(b)

“Participant” – 10.24(c)

“Participant Register” – 10.24(c)

“Patriot Act Offense” - 4.32(b)

“Permitted Investments” - Cash Management Agreement

“Permitted Transfer” - 7.2

“Policies” - 5.1.1(b)

“Qualified Carrier” - 5.1.1(i)

“Register” – 10.24(b)

“Release Date” - 2.4.2(a)(i)

“Release Notice” - 2.4.2(a)(i)

“Required Collateral Amount” - 6.13

“Required Records” - 4.9.7

“Required Repairs” – 4.12.1

“Review Waiver” - 10.3(b)

“Revocation/Extension Deadline Date “ - 2.4.2(b)

“Revocation/Extension Notice “ - 2.4.2(b)

“Rollover Account” - 6.6.1(a)

“Rollover Funds” - 6.6.1(a)

“Secondary Market Transaction” - 9.1(a)

“Securities” - 9.1(a)

“Securities Act - 9.2(a)

“Securitization” - 9.1(a)

“Servicer” - 10.21

“Servicing Agreement” - 10.21

“Sole Member” - Schedule V

“Special Member” - Schedule V

“Special Purpose Bankruptcy Remote Entity” - Schedule V

“Springing Recourse Event” - 10.1

“Successor Borrower” - 2.4.2(c)

“Tax Account” - 6.3.1

“Tax Funds” - 6.3.1

“Transfer” - 4.2

“Transfer and Assumption” - 7.1

“Transferee Borrower” - 7.1

“Underwriter Group” - 9.2(b)

“Undisclosed Document” – 4.33.8

“Updated Information” - 9.1(b)(i)

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“U.S. Tax Compliance Certificate” - 10.30(e)

“Worldwide Plaza Borrower” - Introductory Paragraph

Section 1.3          Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision hereof or thereof. When used in this Agreement or any other Loan Document, the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

THE LOAN

Section 2.1          The Loan.

2.1.1      Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2      Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3      The Notes. The Loan shall be evidenced by the Notes executed by Borrower and payable to the order of Lender in evidence of the Loan and shall be repaid in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

2.1.4      Use of Proceeds. Borrower shall use proceeds of the Loan to: (i) to refinance any existing mortgage and mezzanine indebtedness secured directly or indirectly by the Property, (ii) to make initial deposits of the Reserve Funds as required by Lender, (iii) to pay costs and expenses incurred in connection with the closing of the Loan and the Current Mezzanine Loan, and (iv) for such other purposes as provided in the sources and uses delivered at Closing as approved by Lender.

Section 2.2          Interest Rate.

2.2.1      Interest Rate. Interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

2.2.2      Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent not prohibited by applicable law, all other portions of the Debt, shall accrue interest at the Default Rate, calculated from the date such Event of Default shall have occurred and for so long as such Event of Default shall be continuing. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect, to the extent not prohibited by applicable law.

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2.2.3      Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate expressed as an annual rate divided by 360) by (C) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date. Other than the initial payment of interest set forth in Section 2.3.1, interest shall be paid in arrears.

2.2.4      Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3          Loan Payments.

2.3.1      Payments. On March 6, 2013, Borrower shall pay interest on the unpaid Outstanding Principal Balance from the Closing Date through and including March 5, 2013 (the “Initial Interest Period”), allocated to the A-1 Note and A-2 Note pari passu and pro rata in accordance with the A-1 Interest Rate and the A-2 Interest Rate and their respective outstanding principal balances, respectively. On April 5, 2013 and each Monthly Payment Date thereafter through and including the Monthly Payment Date immediately preceding the Amortization Commencement Date, Borrower shall make a payment of interest on the Outstanding Principal Balance accrued at the Interest Rate during the Interest Period immediately preceding such Monthly Payment Date (the “Monthly Interest Payment Amount”), allocated to the A-1 Note and A-2 Note pari passu and pro rata in accordance with the A-1 Interest Rate and the A-2 Interest Rate and their respective outstanding principal balances, respectively. On the Amortization Commencement Date and each Monthly Payment Date thereafter during the Term, Borrower shall make a payment of principal and interest equal to the Monthly Debt Service Payment Amount. The Monthly Debt Service Payment Amount shall be applied first to accrued and unpaid interest and the balance to the Outstanding Principal Balance. Borrower shall also pay to Lender all amounts required in respect of Reserve Funds as set forth in Article 6 hereof.

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2.3.2      Payments Generally.

(a)          After the Initial Interest Period, each interest accrual period thereafter (each, an “Interest Period”) shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month. Lender shall have the right from time to time, in its sole discretion, upon not less than ten (10) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate, through and including the day immediately preceding such Maturity Date.

(b)          All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever and applied equally to the Notes on a pari passu and pro rata (based on their respective interest rate and outstanding principal balance) basis.

2.3.3      Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Notes, the Mortgage and the other Loan Documents.

2.3.4      Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance and any accrued and unpaid interest due and payable on the Maturity Date) is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by law.

2.3.5      Method and Place of Payment.

(a)          Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b)          Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c)          All payments required to be made by Borrower hereunder or under the Notes or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

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Section 2.4          Prepayments.

2.4.1      Prepayments Generally. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date.

2.4.2      Defeasance.

(a)          Conditions to Defeasance. Provided no Event of Default has occurred and is continuing, at any time after the date which is the earlier of: (A) two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of the final “real estate mortgage investment conduit,” established within the meaning of Section 860D of the Code, that holds any note that evidences all or any portion of the Loan or (B) three (3) years after the date hereof (the “Defeasance Lockout Expiration Date”), Borrower may cause the release of the Property (in whole but not in part) from the Lien of the Mortgage and the other Loan Documents (a “Defeasance Release”) upon the satisfaction of the following conditions (collectively, the “Release Conditions”):

(i)          Subject to the provisions of Section 2.4.2(b) below, not less than thirty (30) days prior written notice (the “Release Notice”) shall be given to Lender specifying a date (the “Release Date”) on which the Defeasance Collateral is to be delivered, such Release Date being on any Business Day;

(ii)         all accrued and unpaid interest and all other sums due under the Notes and under the other Loan Documents up to the Release Date if such Release Date is a Monthly Payment Date, or if such Release Date is not a Monthly Payment Date, all accrued and unpaid interest for the full Interest Period during which such Release Date occurs notwithstanding that such Interest Period extends beyond the Release Date, including, without limitation, all reasonable out-of-pocket costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the reasonable fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date; and

(iii)         Borrower shall deliver to Lender on or prior to the Release Date:

(A)          an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (1) on a Business Day prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date up until and including the Open Prepayment Date (and the Defeasance Security Agreement shall expressly require prepayment on the Open Prepayment Date), and (2) in amounts equal to or greater than the Monthly Debt Service Payment Amount or the Monthly Interest Payment Amount, as applicable, up until and including the Open Prepayment Date together with payment in full of the Outstanding Principal Balance as of the Open Prepayment Date (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;

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(B)          a pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any payments generated by the Defeasance Collateral shall be paid directly to Lender and applied by Lender in satisfaction of all amounts then due and payable hereunder and any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder or under the Notes shall be refunded to Borrower;

(C)          a certificate of Borrower certifying that all of the requirements set forth in this Section 2.4.2 have been satisfied;

(D)          an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance;

(E)          at Lender’s request, a Rating Agency Confirmation from each applicable Rating Agency or each such Rating Agency as is required by Lender;

(F)          a certificate from a firm of independent public accountants reasonably acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.4.2(a)(iii)(A) above;

(G)          such other certificates, documents or instruments as Lender may reasonably require;

(H)          in connection with the conditions set forth above in this Section 2.4.2(a)(iii), Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to Section 2.4.2(a)(iii)(A) above to purchase the Defeasance Collateral; and

(I)          if a Mezzanine Loan is outstanding at the time of such defeasance, the proposed defeasance shall not constitute or cause a default under such Mezzanine Loan or such Mezzanine Loan shall be repaid or defeased in full concurrently with such defeasance.

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(b)          Revocation of Release Notice. Borrower may revoke the Release Notice or extend the noticed Release Date at any time up to the date that is three (3) Business Days prior to the noticed Release Date (the “Revocation/Extension Deadline Date”) by delivery of written notice of such revocation or extension to Lender on or before such Revocation/Extension Deadline Date (a “Revocation/Extension Notice”); provided that Borrower shall reimburse Lender upon demand for any and all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with the previously noticed Defeasance Release, including, but not limited to reasonable attorney fees and disbursements;

(c)          Successor Borrower. Upon the defeasance of the Loan under this Section 2.4.2, Borrower may, or at the option of Lender shall, assign all of its Obligations, together with the pledged Defeasance Collateral, to a successor entity designated by Lender in its sole discretion or, at the option of Lender, designated by Borrower and reasonably approved by Lender (in each case, the “Successor Borrower”). Lender shall have the right to establish or designate the Successor Borrower and to purchase, or cause to be purchased, the Defeasance Collateral, which rights may be exercised in Lender’s sole discretion and shall be retained by the Lender named herein notwithstanding the transfer or Securitization of the Loan. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s Obligations and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (i) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that the Notes, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all reasonable out-of-pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Additionally, Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Successor Borrower, including reasonable attorneys’ fees and expenses, incurred in connection therewith. In connection with a transfer of the Defeasance Collateral to the Successor Borrower, Borrower shall, as a condition to such defeasance, deliver or cause to be delivered a non-consolidation opinion in form and substance reasonably satisfactory to Lender and satisfactory to the Rating Agencies. Upon such assumption, Borrower and Guarantors shall be relieved of their respective Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender’s rights and remedies hereunder.

(d)          Other Terms. Upon the defeasance of the Loan in accordance with clauses (a) and (c) of this Section 2.4.2, Borrower shall have no further right to prepay the Notes pursuant to the other provisions of this Section 2.4.2 or otherwise. Borrower shall pay any and all reasonable out-of-pocket expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Notes or otherwise required to accomplish the agreements of this Section 2.4.2.

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2.4.3      Open Prepayment. Notwithstanding anything to the contrary contained herein, and provided that Borrower shall deliver to Lender a Prepayment Notice, Borrower may prepay the entire principal balance of the Notes and any other amounts outstanding under the Notes, this Agreement, or any of the other Loan Documents, without payment of the Prepayment Fee or any other prepayment premium, penalty or fee, on any Business Day on or after the Open Prepayment Date. If such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the principal balance of the Notes to, but not including, the next Monthly Payment Date notwithstanding that such Monthly Payment Date extends beyond the Repayment Date.

2.4.4      Mandatory Prepayments.

(a)          If Lender is not obligated to make Net Proceeds available to Borrower for Restoration pursuant to this Agreement, on the next occurring Monthly Payment Date following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Debt, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds. Except during the continuance of an Event of Default, such Net Proceeds shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any reasonable costs and expenses of Lender in connection with such prepayment); Second; accrued and unpaid interest at the Interest Rate; and Third, to principal. Notwithstanding anything herein to the contrary, so long as no Event of Default is continuing, no Prepayment Fee or other prepayment premium, penalty or fee shall be due in connection with any prepayment made pursuant to this Section 2.4.4(a). Any partial principal prepayment under this Section 2.4.4(a) shall be applied to the last payments of principal due under the Loan.

(b)          Notwithstanding anything to the contrary contained herein, in the event that Lender has elected to prepay the Debt in accordance with Section 2.4.4(a) and the Net Proceeds to be applied to reduce the Debt are in excess of Four Hundred Five Million and No/100 Dollars ($405,000,000.00) but are not sufficient to pay the Obligations in full, and so long as no Event of Default has occurred and is continuing, Borrower may prepay the entire principal balance of the Notes and any other amounts outstanding under the Notes, this Agreement, or any of the other Loan Documents, without payment of the Prepayment Fee, Liquidated Damages Amount or any other prepayment premium, penalty or fee on any Business Day. As a condition of such right, Borrower must deliver to Lender a Prepayment Notice (which must state a prepayment date that is no later than thirty (30) days after the date of such Prepayment Notice) prior to Lender’s application of Net Proceeds in accordance with Section 2.4.4(a) so long as Lender provides Borrower with at least three (3) Business Days notice prior to such application, and otherwise within three (3) Business Days of Lender’s application of Net Proceeds in accordance with Section 2.4.4(a). If such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the principal balance of the Notes to, but not including, the next Monthly Payment Date notwithstanding that such Monthly Payment Date extends beyond the Repayment Date.

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2.4.5      Prepayments After Default.

(a)          If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower and accepted by Lender or is otherwise recovered by Lender (including through application of any Reserve Funds other than the Amenities Tax Funds or Amenities Insurance Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, as part of the Debt, all of: (i) all accrued interest at the Interest Rate and, if such tender and acceptance is not made on a Monthly Payment Date, interest that would have accrued on the Debt to, but not including, the next Monthly Payment Date, (ii) an amount equal to the Prepayment Fee and (iii) in the event the payment occurs on or prior to the Defeasance Lockout Expiration Date, the Liquidated Damages Amount.

(b)          If during the continuance of an Event of Default, all or any part of the Loan is repaid on or prior to the Defeasance Lockout Expiration Date but not in compliance with the defeasance conditions, then Borrower shall pay to Lender, as liquidated damages and not as a penalty, and in addition to any and all other sums and fees payable under this agreement and the other Loan Documents, an amount equal to two percent (2%) of the principal amount being repaid (the “Liquidated Damages Amount”).

2.4.6      Prepayment/Repayment Conditions.

(a)          On the date on which a prepayment, voluntary or mandatory, is made under the Notes or as required under this Agreement, which date must be a Business Day, Borrower shall pay to Lender all unpaid interest on the portion of the Outstanding Principal Balance prepaid plus, if the Repayment Date is not a Monthly Payment Date, all interest accruing for the full Interest Period in which the Repayment Date falls notwithstanding that such Interest Period extends beyond the Repayment Date.

(b)          On any Repayment Date prior to the Open Prepayment Date, Borrower shall pay to Lender the Prepayment Fee, if required pursuant to the terms of this Agreement, and all other sums, then due under the Notes, this Agreement, the Mortgage, and the other Loan Documents.

(c)          Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the repayment or prepayment (including without limitation, any reasonable costs and expenses associated with a release of the Lien of the Mortgage as set forth in Section 2.5 below and reasonable attorneys’ fees and expenses).

2.4.7      No Prepayment of Mezzanine Loan. Other than payments of the Monthly Current Mezzanine Debt Service Payment made pursuant to clause (x) of Section 6.11.1 and prepayment pursuant to and in accordance with Section 2.4.4(a) of the Current Mezzanine Loan Agreement, the Mezzanine Loan may not be prepaid, in whole or in part, and Borrower shall not cause, suffer or permit any such prepayment, unless the Debt has been paid in full.

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Section 2.5          Release of Collateral.

2.5.1      Release Upon Defeasance. If Borrower has elected to defease the Notes and the requirements of Section 2.4.2 have been satisfied, the Property and the other security for the Loan shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral pledged pursuant to the Defeasance Security Agreement shall constitute the only collateral which shall secure the Notes and all other Obligations. In connection with the release of the Lien, Borrower shall submit to Lender, not less than fifteen (15) days prior to the Release Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release or assignment, as applicable, in accordance with the terms of this Agreement. Borrower shall pay all reasonable costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees. Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations, including payment in full of the Outstanding Principal Balance as of the Open Prepayment Date.

2.5.2      Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, release the Lien of the Mortgage and the related Loan Documents. In connection with the release of the Lien, Borrower shall submit to Lender, not less than fifteen (15) days prior to the Repayment Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release or assignment, as applicable, in accordance with the terms of this Agreement. Borrower shall pay all reasonable costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees.

2.5.3      Assignment in lieu of Release. Notwithstanding Section 2.5.1 and 2.5.2, if Borrower advises Lender that it desires to effectuate a repayment or prepayment in a manner which will permit the assignment of the Notes and the Mortgage to a new lender providing the repayment or prepayment funds, then Lender shall (i) assign the Mortgage and all of the other Loan Documents to any Person designated by Borrower, which assignment documents shall be in recordable form (but without representation or warranty by, or recourse to, Lender, except as to the outstanding principal balance of the Loan and that Lender owns the Notes and Mortgage free of any liens and encumbrances and has the authority to effect the assignment), (ii) deliver to or as directed by Borrower the originally executed Notes and all originally executed other notes which may have been consolidated, amended and/or restated in connection with the execution of the Notes or, with respect to any note where the original has been lost, destroyed or mutilated, a lost note affidavit for the benefit of the assignee lender and the title insurance company insuring the Mortgage, as assigned, in form sufficient to permit such title insurance company to insure the lien of the Mortgage as assigned to and held by the assignee without exception for any matter relating to the lost, destroyed or mutilated note, (iii) execute and deliver an allonge with respect to the Notes and any other note(s) as described in the preceding clause (ii) above without recourse, covenant or warranty of any nature, express or implied (except as to the outstanding principal balance of the Loan and that Lender owns the Notes and Security Instrument free of any liens and encumbrances and has the authority to execute and deliver the allonge), (iv) deliver the original executed Mortgage or a certified copy of record, and (v) execute and deliver such other instruments of conveyance, assignment, termination, severance and release (including appropriate UCC-3 termination statements) in recordable form as may reasonably be requested by Borrower to evidence such assignment. Borrower shall pay all reasonable costs, taxes and expenses associated with the foregoing, including Lender’s reasonable attorneys’ fees.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1          Borrower Representations. Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule IV hereto with reference to a specific subsection of this Section 3.1:

3.1.1      Organization; Special Purpose. Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in the jurisdiction in which the Property is located and in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Each of the WWP Amenities Subsidiaries is validly existing and in good standing pursuant to the laws of the State of its formation. The sole business of (a) the Worldwide Plaza Borrower is the management and operation of the Property and (b) the Amenities Borrower is the ownership of the Membership Interests and the related management indirectly of the WWP Amenities Subsidiaries holding, indirectly, the Pledged Mortgages and acting as agent for, indirectly, the holders of the Charity Mortgages. Each SPE Entity is in compliance with the definition of Special Purpose Bankruptcy Remote Entity; provided that for the avoidance of doubt, and notwithstanding anything contained in this Agreement to the contrary, no representation or covenant is made with respect to the WWP Amenities Subsidiaries as to their compliance with the definition of Special Purpose Bankruptcy Remote Entity prior to July 22, 2009.

3.1.2      Proceedings; Enforceability. This Agreement and the other Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantors including the defense of usury and none of Borrower or Guarantors have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

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3.1.3      No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4      Litigation. There is no action, suit, proceeding or investigation pending or, to the best of Borrower’s knowledge, threatened against Borrower, Guarantors, the Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, could reasonably be expected to materially and adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out the transactions contemplated by this Agreement), Guarantors, Manager or the condition or ownership of the Property.

3.1.5      Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would materially adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

3.1.6     Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7      Property; Title.

(a)          Worldwide Plaza Borrower has good and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Worldwide Plaza Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases (other than the Amenities Leases) but excluding any personalty owned or leased by Tenants), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, (A) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, (B) materially and adversely affect the value of the Property, (C) materially impair the use or operations of the Property (as currently used), or (D)  impair in any material respect Borrower’s ability to pay its Obligations in a timely manner.

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(b)          All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Worldwide Plaza Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

(c)          The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

(d)          No Condemnation has been commenced or, to Borrower’s Knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

(e)          There are no pending or, to Borrower’s Knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that are reasonably likely to result in such special or other assessments.

3.1.8      ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) Borrower and the Commonly Controlled Entities do not sponsor, are not obligated to contribute to, and are not themselves an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

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3.1.9      Compliance. Borrower and the Property (including, but not limited to the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements in effect on the date hereof, including parking, building and zoning and land use laws, ordinances, regulations and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower. To Borrower’s Knowledge, Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. The Property is used exclusively for office and retail purposes and other appurtenant and related uses. Provided that there is no change, modification or amendment to zoning or other applicable ordinance, which would create a new, or increase the degree of any existing, non-compliance or non-conformance, if any, or otherwise affect reconstruction of the Improvements, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition that exists as of the date hereof, and thereafter exist for the uses that exist as of the date hereof without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property and with all other restrictions, covenants and conditions affecting the Property.

3.1.10    Financial Information. All financial data, including the statements of cash flow and income and operating expense, if any, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii)  to the extent prepared or audited by an Independent Accountant have been prepared in accordance with the Accounting Method or GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11    Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and, to Borrower’s Knowledge, are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid irrevocable easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

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3.1.12    Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases (other than the Amenities Leases), subject only to a license granted to Worldwide Plaza Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases at the Property, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases at the Property or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.13    Insurance. Borrower has obtained and has delivered to Lender certificates of insurance for the Policies, and upon request will deliver certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies which are reasonably likely to have a material adverse effect on the Property or Borrower, and, to Borrower’s Knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.14    Flood Zone. None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) hereof is in full force and effect with respect to the Property.

3.1.15    Physical Condition. Except as may be expressly set forth in the Physical Conditions Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received written notice or, to Borrower’s Knowledge, any other notice, from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.

3.1.16    Boundaries. To Borrower’s Knowledge, in reliance on the Survey, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the real property portion of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to adversely affect the value or marketability of the Property.

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3.1.17    Leases. The rent roll attached hereto as Schedule I is true, complete and correct in all material respects and neither the Property nor the Worldwide Plaza Amenities is subject to any Leases other than the Leases described in Schedule I. Worldwide Plaza Borrower is the owner and lessor of landlord’s interest in the Leases at the Property and Amenities Owner is the owner and lessor of landlord’s interest in the Leases at the Worldwide Plaza Amenities. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The Leases identified on Schedule I are in full force and effect and, to Borrower’s Knowledge, there are no defaults thereunder by either party beyond any applicable notice or cure period, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete in all material respects, and there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Worldwide Plaza Borrower or Amenities Owner, as applicable, under each Lease has been performed as required and has been accepted by the applicable Tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Worldwide Plaza Borrower or Amenities Owner, as applicable, to any Tenant has already been received by such Tenant. The Tenants under the Leases have accepted legal possession of and are in occupancy of all of their respective demised premises, are open for business and have commenced the payment of full, unabated rent under the Leases. Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants which have not been applied (including accrued interest thereon), all of which are held by Worldwide Plaza Borrower or Amenities Owner, as applicable, in accordance with the terms of the applicable Lease and applicable Legal Requirements. To Borrower’s Knowledge, each Tenant under a Major Lease is free from bankruptcy or reorganization proceedings. No Tenant under any Lease (or any sublease) is an Affiliate of Borrower. There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property or the Worldwide Plaza Amenities as of the date hereof, and no such fees or commissions will become due and payable in the future in connection with the Leases in existence as of the date hereof under existing brokerage and leasing agreements, including by reason of any extension of term or exercise of expansion rights set forth in such Lease. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect other than by virtue of the Amenities Mortgages. To Borrower’s Knowledge, (i) no Tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby, (ii) no such Tenant holds its leased premises under assignment or sublease, and (iii) no one except such Tenant and its employees occupies such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No Tenant under any Lease has any right or option for additional space in the Improvements.

3.1.18    Tax Filings. To the extent required by applicable law, Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower. Borrower’s tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

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3.1.19    No Fraudulent Transfer. Each Borrower (i) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its Obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed such Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower’s assets is, and immediately following the making of the Loan, will be, greater than such Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower intends to, or believes that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of the obligations of such Borrower). No petition in bankruptcy has been filed against Borrower or any named Person on Schedule III (excluding any “Investors”), and neither Borrower nor any such Person has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any named Person on Schedule III (excluding any “Investors”), nor to Borrower’s Knowledge any WWP Amenities Subsidiary, are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such named Person on Schedule III (excluding any “Investors”) or any WWP Amenities Subsidiary.

3.1.20    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.21    Organizational Chart. The organizational chart attached as Schedule III, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule III have any ownership interest in, or right of control, directly or indirectly, in Borrower.

3.1.22    Organizational Status. Worldwide Plaza Borrower’s exact legal name is: WWP Office, LLC. Worldwide Plaza Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Worldwide Plaza Borrower is organized is: Delaware. Worldwide Plaza Borrower’s Tax I.D. number is 27-0288579 and Worldwide Plaza Borrower’s Delaware Organizational I.D. number is 4690421. Amenities Borrower’s exact legal name is: WWP Amenities Holdings, LLC. Amenities Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Amenities Borrower is organized is: Delaware. Amenities Borrower’s Tax I.D. number is 27-0288520 and Amenities Borrower’s Delaware Organizational I.D. number is 4690243.

3.1.23    Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

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3.1.24    No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

3.1.25    Purchase Options. Except as disclosed pursuant to Section 3.1.17 above, neither the Property nor any part thereof are subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

3.1.26    FIRPTA. Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

3.1.27    Investment Company Act. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.28    Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.29    Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

3.1.30    Contracts.

(a)          Borrower has not entered into, and is not bound by, any Major Contract which continues in existence, except as set forth on Schedule IV attached hereto.

(b)          Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower thereunder and, to Borrower’s Knowledge, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

(c)          Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.

(d)          Except for the Manager under the Management Agreement, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

3.1.31    Full and Accurate Disclosure. To Borrower’s Knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Guarantors which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, is reasonably likely to materially adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

3.1.32    Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, are reasonably likely to have a material adverse effect on Borrower, the Property and/or Borrower’s ability to pay the Debt.

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3.1.33    Intellectual Property/Websites. Other than as set forth on Schedule VI, neither Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, “Intellectual Property”) with respect to the Property or the use or operations thereof or (ii) is the registered holder of any website with respect to the Property (other than Tenant websites).

3.1.34    Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower nor, to Borrower’s Knowledge, any other party to any Operations Agreement, is in default thereunder, and to Borrower’s Knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

3.1.35    Amenities Loan Documents.

(a)          To the best of Borrower’s knowledge, Schedule IX describes all documents, certifications, agreements and instruments relating to the loan secured by the Amenities Mortgages.

(b)          To the best of Borrower’s knowledge, each of the Amenities Loan Documents is in full force and effect, there are no monetary or other material defaults by Amenities Owner, Loan Pledgor or any other Person thereunder that have not been cured or waived. None of Amenities Owner, Loan Pledgor, Manager or any other Person has given or received any notice of default under any of the Amenities Loan Documents that remains uncured or in dispute, or has not been waived.

(c)          To the best of Borrower’s knowledge, Borrower has delivered true and complete copies of all Amenities Loan Documents to Lender.

(d)          The lien of the $275,000,000 Guaranty Mortgage and Security Agreement, dated as of June 11, 1997, by and between Amenities Owner, as mortgagor, and Lehman Brothers Holdings Inc. (d/b/a Lehman Capital), as mortgagee, and recorded on April 27, 1998 in the Office of the City Register of the City of New York as Reel 2566 page 1845 encumbering the Worldwide Plaza Amenities has been satisfied and, to the best of Borrower’s knowledge, released of record.

(e)          All facts certified in the Amenities Estoppel Certificate are true, correct and complete, it being agreed that any facts qualified to “knowledge” or the like thereunder are similarly qualified under this clause (e).

3.1.36    Amenities Owner Documents. To the best of Borrower’s knowledge, (a) Borrower has delivered true and complete copies of all documents, certifications, agreements and instruments to which Amenities Owner is a party or is bound including, without limitation its organizational documents, (b) each of the such documents, certifications, agreements and instruments is in full force and effect and (c) there are no monetary or other material defaults by Amenities Owner or any other Person thereunder that have not been cured or waived. Neither the Amenities Owner nor EOP-NYCCA has given or received any notice of default under any of the documents, certifications, agreements and instruments referred to in the previous sentence that remains uncured or in dispute, or has not been waived.

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3.1.37    Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

Section 3.2          Survival of Representations. The representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents shall (i) survive until the Obligations have been paid and performed in full and (ii) be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 4

BORROWER COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

Section 4.1          Payment and Performance of Obligations. Borrower shall pay and otherwise perform, and/or shall cause the payment and performance of, the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

Section 4.2          Due on Sale and Encumbrance; Transfers of Interests. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners and members, as applicable, and principals of Borrower in owning and operating properties such as the Property and the Worldwide Plaza Amenities in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property and indirect ownership of the Pledged Mortgages and indirect ownership of the general partnership interest in the Amenities Owner as a means of maintaining the value of the Property and the Membership Interests as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property, the Worldwide Plaza Amenities, the Membership Interests and the Pledged Mortgages so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property, its interest in the Amenities Mortgages and/or its indirect interest in the Worldwide Plaza Amenities. Therefore, without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 7, neither Borrower, any WWP Amenities Subsidiary, nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or WWP Amenities Subsidiary shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign, transfer or release, in whole or in part, the Property, the Worldwide Plaza Amenities, any interest, direct or indirect, in Borrower or a WWP Amenities Subsidiary, whether voluntarily or involuntarily, or the Pledged Mortgages or any documents related thereto or any amendment, supplement or other modification to such documents (a “Transfer”). A Transfer within the meaning of this Section 4.2 shall be deemed to include (i) an installment sales agreement wherein Worldwide Plaza Borrower agrees to sell the Property (or Amenities Owner agrees to sell the Worldwide Plaza Amenities) or any part thereof for a price to be paid in installments; (ii) an agreement by Worldwide Plaza Borrower or Amenities Owner for the leasing of all or a substantial part of the Property or Worldwide Plaza Amenities, as applicable, for any purpose other than the actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in (other than the existing security interest evidenced by the Amenities Mortgages), Worldwide Plaza Borrower’s or Amenities Owner’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower, any Guarantor, any WWP Amenities Subsidiary, or any general partner, managing member or controlling shareholder of Borrower, any Guarantor or any WWP Amenities Subsidiary is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) if Borrower, any Guarantor, any WWP Amenities Subsidiary or any general partner, managing member or controlling shareholder of Borrower, any Guarantor or any WWP Amenities Subsidiary is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or any WWP Amenities Subsidiary; and (vi) EOP-NYCCA causing the delivery of a transfer notice under clause (ii) of Section 10.1 of the Recapitalization Agreement; provided, that a Transfer shall not include a sale, assignment or other transfer of limited partnership interests in Amenities Owner made in accordance with Section 7.2(g).

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Section 4.3          Liens. Borrower shall not, and shall not permit any WWP Amenities Subsidiary to, create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or any portion of the Property or the Worldwide Plaza Amenities, except for the Permitted Encumbrances. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Liens or any contractual obligation listed as item (vii) in the definition of “Indebtedness”, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Property, Worldwide Plaza Amenities, or any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Liens or contractual obligations, together with all costs, interest and penalties which may be payable in connection therewith; (v) to insure the payment of such Liens or contractual obligations (but, with respect to contractual obligations only, only if the contested amount is in excess of $1,000,000.00), Borrower shall deliver to Lender either (A) cash, or other security as may be reasonably approved by Lender, in an amount equal to one hundred ten percent (110%) of the contested amount or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion, (vi) failure to pay such Liens or contractual obligations will not subject Lender to any civil or criminal liability, (vii) such contest shall not materially adversely affect the ownership, use or occupancy of the Property or Worldwide Plaza Amenities, and (viii) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (vii) of this Section 4.3. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien or contractual obligation.

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Section 4.4          Special Purpose. Without in any way limiting the provisions of this Article 4, Borrower and each other SPE Entity shall at all times comply with the definition of Special Purpose Bankruptcy Remote Entity. Neither Borrower nor any other SPE Entity shall directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action, which in either case could result in such Person not being a Special Purpose Bankruptcy Remote Entity. Borrower shall cause Amenities Owner to comply with the covenants contained within Part B of the definition of Special Purpose Bankruptcy Remote Entity, if required pursuant to said Part B.

Section 4.5          Existence; Compliance with Legal Requirements. Borrower shall, and shall cause each WWP Amenities Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of the Property and the Worldwide Plaza Amenities, as applicable, and comply in all material respects with all Legal Requirements applicable to it, the Property and the Worldwide Plaza Amenities, as applicable.

Section 4.6          Taxes and Other Charges. Borrower shall, and shall cause each WWP Amenities Subsidiary to, pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges payable by such Person prior to the date the same shall become delinquent (provided, however, that Borrower need not pay Taxes directly nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3). Borrower shall, and shall cause WWP Amenities Subsidiaries to, not permit or suffer, and shall promptly discharge, any Lien or charge against the Property and the Worldwide Plaza Amenities, as applicable, with respect to Taxes and Other Charges, and shall promptly pay for all utility services provided to the Property and the Worldwide Plaza Amenities, as applicable. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, canceled or lost; (iv)  Borrower shall promptly upon final determination thereof pay or cause to be paid the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges; (vi) Borrower shall deposit with Lender cash, or other security as may be reasonably approved by Lender, in an amount equal to one hundred ten percent (110%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, (vii) failure to pay such Taxes or Other Charges will not subject Lender to any civil or criminal liability, (viii) such contest shall not affect the ownership, use or occupancy of the Property, and (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 4.6. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

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Section 4.7          Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or, to the extent Borrower has received written notice thereof, threatened against the Property, any Asset, Borrower, Manager, any Guarantor or any other Borrower Party which is reasonably likely to materially adversely affect the Property or any Asset, or such Person’s condition (financial or otherwise) or business (including Borrower’s ability to perform its Obligations hereunder or under the other Loan Documents).

Section 4.8          Title to the Property. Worldwide Plaza Borrower shall, and Amenities Borrower shall cause each applicable WWP Amenities Subsidiary to, as applicable, warrant and defend (a) its title to the Property and the Worldwide Plaza Amenities and every part thereof, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Mortgage, the Assignment of Leases and this Agreement on the Property, and the Liens of the Pledged Mortgages, in each case, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any reasonable out-of-pocket losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property or any other Asset, other than as permitted hereunder, is claimed by another Person.

Section 4.9          Financial Reporting.

4.9.1      Generally. Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the Accounting Method, and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, reflecting the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given verbally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall reasonably require. During the continuance of an Event of Default, Borrower shall pay any reasonable out-of-pocket costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

4.9.2      Quarterly Reports. Not later than sixty (60) days following the end of each fiscal quarter, Borrower shall deliver to Lender:

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(i)          unaudited financial statements of Borrower, internally prepared on a cash basis including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, a statement of Operating Income and Operating Expenses for such quarter, and a comparison of the year to date results with (x) the results for the same period of the previous year, (y) the results that had been projected by Borrower for such period and (z) the Annual Budget for such period and the Fiscal Year. Such statements for each quarter shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Notes or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $1,000,000.00 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions taken or being taken in relation thereto and (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

(ii)          a true, correct and complete rent roll for the Property and the Worldwide Plaza Amenities, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property and the Worldwide Plaza Amenities, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property and the Worldwide Plaza Amenities, the expiration date of each Lease, whether to Borrower’s knowledge any portion of the Property or the Worldwide Plaza Amenities has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer’s Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Worldwide Plaza Borrower or Amenities Owner, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

4.9.3       Annual Reports. Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower’s operations, or such earlier date as specified below, Borrower shall deliver to Lender:

(i)           audited financial statements certified by an Independent Accountant in accordance with the Accounting Method and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, covering the Property, including a balance sheet as of the end of such year, a statement of Operating Income and Operating Expenses for the year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property, and copies of all federal income tax returns to be filed; provided, however, that if such audited financial statements are not provided within ninety (90) days after the end of each Fiscal Year of Borrower’s operations, Borrower shall provide unaudited financial statements otherwise satisfying this clause (i), within ninety (90) days after the end of each Fiscal Year of Borrower’s operations, with audited financial statements to follow within the above-mentioned one hundred twenty (120) day period. Such annual audited financial statements shall be accompanied by an Officer’s Certificate in the form required pursuant to Section 4.9.2(i) above; and

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(ii)          an annual summary of any and all Capital Expenditures made at the Property and the Worldwide Plaza Amenities during the prior twelve (12) month period.

4.9.4      Other Reports.

(i)          Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all financial statements, business plans, capital expenditures plans, and all other reports and estimates prepared by Manager pursuant to the Management Agreement, including, without limitation, the Annual Budget and any inspection reports.

(ii)          Borrower shall, within ten (10) Business Days after request by Lender or, if all or part of the Loan is being or has been included in a Securitization, by the Rating Agencies, furnish or cause to be furnished to Lender and, if applicable, the Rating Agencies, in such manner and in such detail as may be reasonably requested by Lender or the Rating Agencies, such reasonable additional information as may be reasonably requested with respect to the Property.

(iii)         Borrower shall submit to Lender the financial data and financial statements required, and within the time periods required, under clauses (f) and (g) of Section 9.1, if and when available.

4.9.5      Annual Budget. Borrower shall submit to Lender by November 1 of each year the Annual Budget for the succeeding Fiscal Year. During the continuance of a Trigger Period, Lender may require, on a quarterly basis, an updated Annual Budget. Lender shall have the right to approve each Annual Budget delivered (which approval shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default is continuing). Annual Budgets approved (or deemed approved) by Lender shall hereinafter be referred to as an “Approved Annual Budget”. Until such time that any Annual Budget has been approved (or deemed approved) by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender to reflect actual increases in Taxes, Insurance Premiums and utilities expenses). Neither Borrower nor Manager shall change or modify the Annual Budget that has been approved (or deemed approved) by Lender without the prior written consent of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Provided no Event of Default is continuing, whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.9.5, Lender’s consent shall be deemed given only if:

(i)          the first correspondence from Borrower to Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A. TO WWP OFFICE, LLC AND WWP AMENITIES HOLDINGS, LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TWENTY (20) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required above, and any other information reasonably requested by Lender in writing prior to the expiration of such twenty (20) Business Day period in order to adequately review the same has been delivered; and

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(ii)          if Lender fails to respond or to deny such request for approval in writing within the first ten (10) Business Days of such twenty (20) Business Day period, a second notice requesting approval is delivered to Lender from Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A. TO WWP OFFICE, LLC AND WWP AMENITIES HOLDINGS, LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to provide a substantive response to such request for approval within such second ten (10) Business Day period.

4.9.6      Extraordinary Operating Expenses: In the event that Borrower incurs an extraordinary operating expense not set forth in the Approved Annual Budget (each an “Extraordinary Operating Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Operating Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed (other than to the extent an Event of Default has occurred and is continuing, in which case Lender’s approval shall be in its sole discretion); provided however in the event such Extraordinary Operating Expenses are required due to an event of an emergency concerning a risk of harm to persons or material damage to the Improvements, no prior notice, or Lender approval shall be required, but Borrower shall give notice of incurring such Extraordinary Operating Expenses promptly after incurring same. Any Extraordinary Operating Expense approved by Lender is referred to herein as an “Approved Extraordinary Operating Expense”. Any Funds distributed to Borrower for the payment of Approved Extraordinary Operating Expenses pursuant to Section 6.11.1 shall be used by Borrower only to pay for such Approved Extraordinary Operating Expenses or reimburse Borrower for such Approved Extraordinary Operating Expenses, as applicable. Provided no Event of Default is continuing, whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.9.6, Lender’s consent shall be deemed given only if:

(i)           the first correspondence from Borrower to Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A. TO WWP OFFICE, LLC AND WWP AMENITIES HOLDINGS, LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TWENTY (20) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required above, and any other information reasonably requested by Lender in writing prior to the expiration of such twenty (20) Business Day period in order to adequately review the same has been delivered; and

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(ii)          if Lender fails to respond or to deny such request for approval in writing within the first ten (10) Business Days of such twenty (20) Business Day period, a second notice requesting approval is delivered to Lender from Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A. TO WWP OFFICE, LLC AND WWP AMENITIES HOLDINGS, LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to provide a substantive response to such request for approval within such second ten (10) Business Day period.

Section 4.10        Access to Property. Subject to the rights of Tenants, Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof during normal business hours at reasonable hours upon reasonable advance notice (which may be given verbally) and at all times accompanied by a representative of Borrower. Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of Tenants under Leases and applicable law.

Section 4.11        Leases.

4.11.1    Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall be entered into in accordance with the applicable provisions of this Section 4.11. Within ten (10) days after the execution of a Lease or any renewals, amendments or modification of a Lease, Borrower shall deliver to Lender a copy thereof, together with Borrower’s certification that such Lease (or such renewal, amendment or modification) was entered into in accordance with the terms of this Agreement.

4.11.2    Approvals.

(a)          Any Lease and any renewals, amendments or modification of a Lease (provided such Lease or Lease renewal, amendment or modification is not a Major Lease) that meets the following requirements may be entered into by Borrower without Lender’s prior consent: (i) provides for economic terms, including rental rates, comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms, (ii) has a term (exclusive of extension and renewal options, so long as all extension and renewal options are at then-prevailing market rate percentages of prevailing market rates, and otherwise including all extension and renewal options) of not less than three (3) years or more than ten (10) years, (iii) if such Lease is with respect to the Property, unless a subordination, non-disturbance and attornment agreement is delivered pursuant to this Section 4.11.2, provides that such Lease is subordinate to the Mortgage and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (iv) is with Tenants that are creditworthy, (v) is written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (vi) is not with an Affiliate of Borrower or any Guarantor, and (vii) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except if such termination right is triggered by the destruction or condemnation of substantially all of the Property or the Worldwide Plaza Amenities, as applicable) or any other terms which would materially adversely affect Lender’s rights under the Loan Documents. All other Leases (including Major Leases) and all renewals (if not pursuant to the terms thereof), amendments and modifications thereof (unless such amendment is to document a unilateral right exercised by a Tenant thereunder not requiring the consent of the landlord thereunder) executed after the date hereof shall be subject to Lender’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed, except which shall be in Lender’s sole and absolute discretion if an Event of Default is continuing).

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(b)          Borrower shall not permit or consent to any assignment or sublease of any Major Lease that released the original Tenant from its obligations under such Major Lease without Lender’s prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of the landlord thereunder). Lender, at Borrower’s sole but reasonable cost and expense (including any reasonable processing fee of Servicer), shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Lender upon request, with such commercially reasonable changes as may be requested by such Tenants and which are reasonably acceptable to Lender.

(c)          Borrower shall have the right, without the consent or approval of Lender, to terminate or accept a surrender of any Lease that is not a Major Lease so long as such termination or surrender is (i) by reason of a tenant default and (ii) in a commercially reasonable manner to preserve and protect the Property.

(d)          Notwithstanding anything to the contrary contained in this Section 4.11.2, provided no Event of Default is continuing, whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.11.2, Lender’s consent shall be deemed given if:

(i)           the first correspondence from Borrower to Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A. TO WWP OFFICE, LLC AND WWP AMENITIES HOLDINGS, LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TWELVE (12) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required above, and any other information reasonably requested by Lender in writing prior to the expiration of such twelve (12) Business Day period in order to adequately review the same has been delivered; and

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(ii)          if Lender fails to respond or to deny such request for approval in writing within the first seven (7) Business Days of such twelve (12) Business Day period, a second notice requesting approval is delivered to Lender from Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF AMERICA, N.A. TO WWP OFFICE, LLC AND WWP AMENITIES HOLDINGS, LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to provide a substantive response to such request for approval within such five (5) Business Day period.

4.11.3    Covenants. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents or by virtue of the Amenities Mortgages); and (v) shall not enter into, alter, modify or change any Lease without Lender’s consent except as otherwise permitted under Section 4.11.2(a). Upon request, Borrower shall furnish Lender with executed copies of all Leases. Borrower shall promptly send copies to Lender of all written notices of material default which Borrower shall receive under the Leases.

4.11.4    Security Deposits. All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all Legal Requirements and shall not be commingled with any other funds of Borrower. During the continuance of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Deposit Account (which shall then be held by Deposit Bank in a separate Account), which shall be held by Deposit Bank subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.

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Section 4.12        Repairs; Maintenance and Compliance; Alterations.

4.12.1    Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair, subject to ordinary wear and tear and damage and destruction caused by a Casualty or a Condemnation and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 4.12.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall perform the repairs and other work at the Property as set forth on Schedule II (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule II. Borrower shall promptly comply in all material respects with all Legal Requirements and promptly cure any violation of a Legal Requirement. Borrower shall notify Lender in writing within three (3) Business Days after Borrower first receives notice of any such non-compliance with a Legal Requirement. Subject to the Borrower’s receipt of funds under Section 5.4 to the extent Lender is obligated to make such funds available and Section 5.4 is applicable, Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

4.12.2    Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment and the Worldwide Plaza Amenities which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or net operating income of the Property or the Worldwide Plaza Amenities and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration without Lender’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Lender may, as a condition to giving its consent to a Material Alteration, the cost of which exceeds the Threshold Amount, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration and as additional security for Borrower’s Obligations under the Loan Documents, which security may be any of the following: (a) cash, (b) a Letter of Credit, (c) U.S. Obligations, (d) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (e) a completion bond. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Threshold Amount. If Borrower shall request that Lender apply any such security that is not cash to pay for such alterations, Lender may but shall not be obligated to do so; provided that Lender shall disburse any such cash to Borrower from time to time (but not more frequently than once in any month), but only for so long as no Event of Default shall have occurred and be continuing, as the Material Alteration progresses upon receipt by Lender of (x) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, (i) requesting such payment or reimbursement and describing the Material Alteration performed that is the subject of such request and the actual cost thereof, (ii) certifying that the applicable portion of the alterations to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (iii) certifying that such Material Alteration and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (iv) identifying each contractor that supplied materials or labor in connection with the applicable portion of the alterations to be funded by the requested disbursement (v) certifying that each such contractor has been paid in full upon such disbursement and (vi) attaching copies of all applicable lien waivers, and (y) any other evidence of payment reasonably required by Lender to confirm that all materials installed and work and labor previously performed in connection with such Material Alteration have been paid for in full or evidence that such amounts will be paid for in full by such disbursement. Upon substantial completion of any Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (A) the Material Alteration was constructed in a good and workmanlike manner and in accordance with applicable Legal Requirements, (B) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (C) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. At any time after substantial completion of any Material Alteration in respect of which security is deposited pursuant hereto, the whole balance of any cash security so deposited by Borrower with Lender and then remaining on deposit (together with earnings thereon), as well as all retainages, shall be paid by Lender to Borrower, and any other security so deposited or delivered, except to the extent the same was applied by Lender to fund such Material Alterations in accordance with this Section 4.12.2, shall be released to Borrower (together with a written authorization from Lender to cancel any Letter of Credit), within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer’s Certificate, and signed also (as to the following clause (1)) by an independent architect, setting forth in substance as follows: (1) that the Material Alteration in respect of which such security was deposited has been substantially completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, that all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration have been issued and/or received with respect to such Material Alteration by the relevant Governmental Authority(ies), and whether a temporary certificate of occupancy is required in connection with such Material Alteration; (2) all amounts which Borrower is or may become liable to pay in respect of such Material Alteration through the date of the certification have been paid in full and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations; and (3) attaching copies of all lien waivers (to the extent not previously delivered), material licenses and permits including, if applicable, a temporary certificate of occupancy.

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Section 4.13        Approval of Major Contracts. Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting the Property or the Worldwide Plaza Amenities, which approval may be granted or withheld in Lender’s reasonable discretion (other than to the extent an Event of Default has occurred and is continuing, in which case Lender’s approval shall be in its sole discretion).

Section 4.14        Property Management.

4.14.1    Management Agreement. Borrower shall (i) cause Manager to manage the Property and the Worldwide Plaza Amenities in accordance with the Management Agreement, (ii) diligently perform and observe in all material respects all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (iii) promptly notify Lender of any default under the Management Agreement of which it is aware and (iv) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement in a commercially reasonable manner. If Borrower shall default (after the expiration of all notice and cure periods) in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

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4.14.2    Prohibition Against Termination or Modification. Borrower shall not (i) surrender, terminate, cancel, modify in any material respect, renew (except in accordance with its terms) or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of the Property or the Worldwide Plaza Amenities with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under the Management Agreement, or (iv) waive or release any of its material rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, with respect to a new property manager such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation from each applicable Rating Agency as to such new property manager and management agreement. Notwithstanding the foregoing, however, provided no Event of Default is continuing, the approval of Lender and the Rating Agencies shall not be required with respect to the termination of the Management Agreement (or an assignment by the Manager of its interest under the Management Agreement) so long as a Qualified Manager is appointed. If at any time Lender consents to the appointment of a new property manager, or if at any time a Qualified Manager is appointed, such new property manager (including a Qualified Manager) and Borrower shall, as a condition of Lender’s consent or of such appointment, as applicable, execute (i) a management agreement in form and substance reasonably acceptable to Lender, and (ii) a subordination of management agreement in a form reasonably acceptable to Lender.

4.14.3    Replacement of Manager. Lender shall have the right to require Borrower to replace the Manager with (x) an Unaffiliated Qualified Manager selected by Borrower or (y) another property manager chosen by Borrower and approved by Lender (provided, that such approval may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time during the continuance of an Event of Default, (ii) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iii) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the Manager has engaged in any causable conduct including, but not limited to, gross negligence, fraud, willful misconduct or misappropriation of funds.

Section 4.15        Performance by Borrower; Compliance with Agreements.

(a)          Borrower shall, and shall cause each WWP Amenities Subsidiary to, in a timely manner observe, perform and fulfill in all material respects each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower or such WWP Amenities Subsidiary, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, such Person without the prior consent of Lender.

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(b)          Borrower shall at all times comply in all material respects with all Operations Agreements. Borrower agrees that without the prior written consent of Lender, Borrower will not amend, modify or terminate any of the Operations Agreements if such amendment, modification or termination would have a material adverse effect on Borrower or the Property.

Section 4.16         Licenses; Intellectual Property; Website.

4.16.1    Licenses. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as an office and retail property. Borrower shall not transfer any Licenses required for the operation of the Property.

4.16.2    Intellectual Property. Borrower shall keep and maintain, or cause to be kept and maintained, all Intellectual Property relating to the use or operation of the Property and, except as set forth on Schedule VI, all Intellectual Property shall be held by and (if applicable) registered in the name of Borrower. Borrower shall not Transfer or let lapse any Intellectual Property without Lender’s prior consent.

4.16.3    Website. Any website with respect to the Property (other than Tenant websites) shall be maintained by or on behalf of Borrower and, except as set forth on Schedule VI, any such website shall be registered in the name of Borrower. Borrower shall not Transfer any such website without Lender’s prior consent, except any Transfer to Worldwide Plaza Owner or Amenities Owner.

Section 4.17        Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a)          furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)          cure any defects in the execution and delivery of the Loan Documents and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and

(c)          do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time.

Section 4.18         Estoppel Statements and other Statements.

(a)          After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Notes, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

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(b)          Borrower shall use commercially reasonable efforts deliver to Lender, and shall diligently pursue obtaining, upon request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender or in such other form as the applicable Tenant may be required to deliver under the terms of its Lease; provided, that Borrower shall not be required to deliver such certificates more than once per calendar year (or twice during any calendar year in which a Securitization occurs).

(c)          Borrower shall use commercially reasonable efforts deliver to Lender, and shall diligently pursue obtaining, upon request, estoppel certificates from all Persons other than Tenants who delivered estoppel certificates in connection with, and in form and substance substantially similar to those delivered in connection with, the closing of the Loan; provided, that Borrower shall not be required to deliver such certificates more than once per calendar year (or twice during any calendar year in which a Securitization occurs).

(d)          Borrower shall use commercially reasonable efforts deliver to Lender, and shall diligently pursue obtaining, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrower shall not be required to deliver such certificates more than once per calendar year (or twice during any calendar year in which a Securitization occurs).

(e)          After request by Borrower in connection with a Transfer permitted under Section 7.1 or 7.2(e), Lender (or its servicer) shall within fifteen (15) Business Days provide Borrower with a statement regarding the Loan in form and substance as is customarily given to other similar borrowers, which shall at a minimum state the Outstanding Principal Balance, the amount of accrued interest and the date of last payment.

Section 4.19        Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Event of Default of which any Borrower Party has actual knowledge.

Section 4.20        Cooperate in Legal Proceedings. Borrower shall, and shall cause each WWP Amenities Subsidiary to, cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.21      Indebtedness. No Borrower Party shall, directly or indirectly create, incur or assume any Indebtedness other than Permitted Indebtedness and, with respect to Amenities Owner, unsecured trade payables which are set forth in the Approved Annual Budget and the debt secured by the Amenities Mortgages.

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Section 4.22       Business and Operations. Borrower shall, and shall cause each WWP Amenities Subsidiary to, continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property, the Worldwide Plaza Amenities or the Pledged Loans, as applicable. Borrower and each WWP Amenities Subsidiary, as applicable, shall qualify to do business and shall remain in good standing under the laws of the State as and to the extent required for the ownership, maintenance, management and operation of the Property, the Worldwide Plaza Amenities and/or the Pledged Loans.

Section 4.23        Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or the ownership of the Membership Interests, as applicable, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any other SPE Entity to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such SPE Entity would be dissolved, wound up or liquidated in whole or in part, or (B) amend in any material respect, modify in any material respect, waive or terminate the certificate of incorporation, bylaws, certificate of formation or operating agreement of such SPE Entity, in each case without obtaining the prior consent of Lender, which consent shall not be unreasonably be withheld, conditioned or delayed other than to the extent an Event of Default has occurred and is continuing, in which case Lender’s approval shall be in its sole discretion). For the avoidance of doubt, the provisions in this Section 4.23 shall not limit the provisions in Section 4.4 in any way.

Section 4.24        Debt Cancellation. Borrower shall not, and shall cause each WWP Amenities Subsidiary not to, cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to such Person by any other Person, except for adequate consideration and in the ordinary course of Borrower’s or such WWP Amenity Subsidiary’s business.

Section 4.25        Affiliate Transactions. Borrower shall not, and shall cause each WWP Amenities Subsidiary not to, enter into, or be a party to, any transaction with an Affiliate of such Person or any of the partners, members or shareholders, as applicable, of such Person except in the ordinary course of business and on terms which are substantially similar to those that would be obtained in a comparable arm’s-length transaction with an unrelated third party.

Section 4.26       No Joint Assessment. Worldwide Plaza Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 4.27        Principal Place of Business. No Borrower Party shall change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

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Section 4.28       Change of Name, Identity or Structure. No Borrower Party shall change its name, identity (including its trade name or names) or convert from its existing organizational structure to any other form of organizational structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender. Borrower shall deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 4.29         Costs and Expenses.

(a)          Except as otherwise expressed herein or in any of the other Loan Documents, Borrower shall pay or, if Borrower fails to pay, reimburse Lender within three (3) Business Days after receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements (except to the extent expressly set forth in Section 10.21(a) hereof); (ii)  Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except to the extent expressly set forth in Section 10.21(a) hereof); (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals as required in connection with the Loan or Loan Documents; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, reasonable due diligence expenses, reasonable travel expenses, reasonable accounting firm fees, costs of appraisals, environmental reports, surveys and engineering reports, and reasonable costs of Lender’s consultant); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii)  fees charged by Servicer (except to the extent expressly set forth in Section 10.21) or, if a Securitization has occurred, the Rating Agencies in connection with any request by or on behalf of Borrower under the Loan or any modification thereof; and (ix) enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b)          In addition, in connection with any Rating Agency Confirmation, Review Waiver or other Rating Agency consent, approval or review requested by or on behalf of Borrower or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the reasonable out-of-pocket costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

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(c)          Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with written notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 4.29 shall (i) become part of the Obligations, (ii) be secured by the Loan Documents and (iii) survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

Section 4.30        Indemnity. Borrower shall indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, actual damages (excluding special, consequential or punitive damages except to the extent same are imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person (that is not an Affiliate of Lender) against Lender), penalties, actions, judgments, suits, claims, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that are actually imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower (excluding the Physical Conditions Report or any appraisals, environmental reports, engineering reports or other reports prepared by a Person who is not an Affiliate of Borrower or any Guarantor, except to the extent caused by any information provided by or on behalf of Borrower to such Person); (iv) ownership of the Mortgage, the Property, the Membership Interests, the Worldwide Plaza Amenities or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or the Worldwide Plaza Amenities or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or the Worldwide Plaza Amenities or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or the Worldwide Plaza Amenities; (viii) any failure of the Property or the Worldwide Plaza Amenities to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons (other than Persons retained by Lender) claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or the Worldwide Plaza Amenities or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of the Property or the Worldwide Plaza Amenities or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender; provided, further, that Borrower shall not have any obligation to Lender under clauses (iv), (v), (vi), (vii), (viii) or (x) of this Section 4.30 with respect to acts or circumstances which first occur after the earlier to occur of: (a) the date a Mezzanine Loan Lender takes possession and control of the Borrower following the completion of a Permitted Mezzanine Transfer and (b) (1) with respect to the Property only, the completion of transfer of title to the Property to Lender, a designee or nominee of Lender, or any successful bona fide third-party bidder that is not an Affiliate of Borrower or any Guarantor, following the exercise by Lender of its remedies pursuant to the Loan Documents (or otherwise) in connection with a foreclosure sale or a conveyance in lieu of foreclosure or (2) with respect to the Worldwide Plaza Amenities only, the date Lender or its designee or nominee, or any successful bona fide third-party bidder that is not an Affiliate of Borrower or any Guarantor, takes possession and control of WWP Amenities MPH Lender, LLC and WWP Amenities MPH Partner, LLC following the exercise by Lender of its remedies pursuant to the Loan Documents (or otherwise) in connection with a foreclosure sale or a deed in lieu of foreclosure of the Membership Interests; provided, further, that following the appointment of a receiver for Borrower or any Borrower Party, Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the acts or omissions of such receiver or its agents or representatives or any parties appointed by such receiver. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

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Section 4.31        ERISA.

(a)          Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b)          Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any plan or any welfare plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(c)          Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R §2510.3-101;

Section 4.32        Patriot Act Compliance.

(a)          Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

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(b)          Neither Borrower nor any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

(c)          At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Guarantors shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Guarantors, as applicable, with the result that the investment in Borrower or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower or Guarantors, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantors, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

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Section 4.33         Amenities Loan.

4.33.1    Compliance With Amenities Loan Documents. Borrower shall cause Amenities Owner to: (a) pay all principal, interest and other sums required to be paid by Amenities Owner under, pursuant and subject to the provisions of the Amenities Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Amenities Loan Documents on the part of Amenities Owner to be performed and observed, unless such performance or observance shall be waived in writing by the applicable lenders under the Amenities Loan Documents; (c) promptly notify Lender of the giving of any notice by the lenders under the Amenities Loan Documents to Amenities Owner of any default by Amenities Owner in the performance or observance of any of the terms, covenants or conditions of the Amenities Loan Documents on the part of Amenities Owner to be performed or observed and deliver to Lender a true copy of each such notice; (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Amenities Owner to or from the lenders under the Amenities Loan Documents or their agents; and (e) not enter into or be bound by any Amenities Loan Documents that are not approved by Lender.

4.33.2    Amenities Loan Defaults.

(a)          Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any default under the Amenities Loan Documents (after the expiration of all notice and cure periods), Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation: (x) to pay all or any part of the loan secured by the Amenities Mortgages and any other sums that are then due and payable, and to perform any act or take any action on behalf of Amenities Owner as may be appropriate, to cause all of the terms, covenants and conditions of the Amenities Loan Documents on the part of Amenities Owner to be performed or observed thereunder to be promptly performed or observed; and (y) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the collateral granted under the Loan Documents. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section 4.33.2 (including reasonable attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Principal, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the Mortgage.

(b)          Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which are actually imposed on, incurred by or asserted against Lender as a result of the foregoing actions (excluding special, consequential or punitive damages except to the extent same are imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person (that is not an Affiliate of Lender) against Lender). Lender shall have no obligation to Borrower or Amenities Owner or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Amenities Owner to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default (after notice and the expiration of all cure periods set forth in the Amenities Loan Documents) under the loans secured by the Amenities Mortgages.

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(c)          If Lender shall receive a copy of any notice of default under the Amenities Loan Documents sent by the lenders under the Amenities Loan Documents to Amenities Owner, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon that is not restricted under this Section 4.33.2. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 4.33.2, except for Lender’s gross negligence or willful misconduct. In the event that Lender makes any payment in respect of the loans secured by the Amenities Mortgages, Lender shall be subrogated to all of the rights of the lenders under the Amenities Loan Documents against the Worldwide Plaza Amenities, in addition to all other rights it may have under the Loan Documents.

4.33.3    No Amendment to Amenities Loan Documents. Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Amenities Owner to (i) enter into any amendment or modification of any of the Amenities Loan Documents, (ii) grant to the lenders under the Amenities Loan Documents any consent or waiver or (iii) exercise any remedy available to Amenities Owner under the Amenities Loan Documents or any right or election under the Amenities Loan Documents. Borrower shall cause Amenities Owner to provide Lender with a copy of any amendment or modification to the Amenities Loan Documents within five days after the execution thereof.

4.33.4    Acquisition of the Amenities Loans. Neither Borrower nor Amenities Owner or any Affiliate of any of them shall acquire or agree to acquire the loans secured by the Charity Mortgages (the “Non-Pledged Loans”), or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Non-Pledged Loans, via purchase, transfer, exchange or otherwise, and any breach of this provision shall constitute an Event of Default hereunder. If, solely by operation of applicable subrogation law, Borrower or Amenities Owner or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower: (i) shall immediately notify Lender of such failure and (ii) shall cause any and all such prohibited parties acquiring any interest in the Amenities Loan Documents: (A) not to enforce the Amenities Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) cancel the promissory notes evidencing the Non-Pledged Loans, (2) reconvey and release the lien securing the Non-Pledged Loans and any other collateral under the Amenities Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Amenities Loan Documents.

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4.33.5    Deed in Lieu of Foreclosure. Without the express prior written consent of Lender, Borrower shall not cause, suffer or permit Amenities Owner to enter into any deed-in-lieu or consensual foreclosure with or for the benefit of the lenders under the Amenities Loan Documents or any of their affiliates. Without the express prior written consent of Lender, Borrower shall not cause, suffer or permit Amenities Owner to enter into any consensual sale or other transaction in connection with the loans secured by the Amenities Mortgages which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender or Borrower, the collateral granted under the Loan Documents or any portion thereof or any interest therein or of Amenities Owner in the Worldwide Plaza Amenities or portion thereof or any interest therein.

4.33.6    Refinancing or Prepayment of the Amenities Loan. Borrower shall not cause or permit Amenities Owner to make any partial or full prepayments of amounts owing under the loans secured by the Amenities Mortgages, except as required pursuant to the terms of the Amenities Loan Documents, or refinance the loans secured by the Amenities Mortgages without the prior written consent of Lender, unless such prepayment or refinancing results in the concurrent payment in full of the Debt.

4.33.7    Pledged Mortgages. Without the prior written consent of Lender, Borrower shall not permit Loan Pledgor to (i) accelerate the Pledged Loans or commence any foreclosure upon the Pledged Mortgages, (ii) waive any obligations under the Amenities Loan Documents, (iii) release any collateral for the Pledged Mortgages or (iv) modify the terms of the Amenities Loan Documents; provided, that notwithstanding the foregoing Borrower shall cause Loan Pledgor to only recognize and enforce the terms and provisions of any document, certificate, agreement or instrument related to the loans secured by the Amenities Mortgages that has not been delivered to Lender prior to the Closing Date, including, without limitation, those documents listed on Schedule IX attached hereto that have not been delivered to Lender prior to the Closing Date (each, an “Undisclosed Document”), to the extent that the terms and conditions of such Undisclosed Document are consistent with all, and do not contradict any, of the terms and conditions of the Amenities Loan Documents delivered to Lenders prior to the Closing Date (each, a “Disclosed Document”), and any terms and conditions of any Undisclosed Document that are not consistent with, or contradict, any terms and conditions of any Disclosed Document shall be deemed waived by the Loan Pledgor.

ARTICLE 5

INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1           Insurance.

5.1.1      Insurance Policies.

(a)          Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Property and the Worldwide Plaza Amenities providing at least the following coverages:

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(i)          Property insurance against loss or damage by fire, lightning and such other perils as are included in a standard “special form of loss” policy (formerly known as an “all-risk” endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by the acts of “Terrorists” (as defined by TRIPRA) (or, subject to Section 5.1.1(i) below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the improvements and personal property at the Property and the Worldwide Plaza Amenities waiving all co-insurance provisions; and (C) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of the Property or the Worldwide Plaza Amenities shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender (provided that Lender shall not require earthquake insurance unless the Property or the Worldwide Plaza Amenities is located in an area with a high degree of seismic activity and a Probable Maximum Loss of greater than 20%), provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii)         commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property and the Worldwide Plaza Amenities, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) Property and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) contractual liability for all insurable contracts as defined in the standard Insurance Service Office (ISO) to the extent the same is commercially available;

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(iii)        rental loss and/or business income interruption insurance (A) with dual party endorsement; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and Section 5.1.1(h) below; (C) covering a period of restoration of twenty-four (24) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property and the Worldwide Plaza Amenities is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property and the Worldwide Plaza Amenities for a period of twenty-four (24) months from the date that the Property and the Worldwide Plaza Amenities is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue from the Property and the Worldwide Plaza Amenities for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Notes; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Notes and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income or commercial rents insurance;

(iv)        at all times during which structural construction, repairs or alterations are being made with respect to the improvements, and only if the Property and the Worldwide Plaza Amenities coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and the Worldwide Plaza Amenities , and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)         workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property and the Worldwide Plaza Amenities, or in connection with the Property and the Worldwide Plaza Amenities or their operation (if applicable);

(vi)        comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)       umbrella liability insurance in addition to primary coverage in an amount not less than $150,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and subsection (viii) below;

(viii)      motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender;

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(ix)         windstorm insurance in an amount equal to the Outstanding Principal Balance or such lesser amount as agreed to by Lender in writing;

(x)          insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and the Worldwide Plaza Amenities and with a deductible not greater than Twenty Five Thousand and No/100 Dollars ($25,000.00); and

(xi)         upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property and the Worldwide Plaza Amenities located in or around the region in which the Property is located.

(b)          All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the reasonable approval of Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies (and, upon the written request of Lender, copies of such Policies) accompanied by evidence reasonably satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c)          Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property and the Worldwide Plaza Amenities in compliance with the provisions of Section 5.1.1(a) (any such blanket policy, an “Acceptable Blanket Policy”); provided, that to the extent that insurance is maintained pursuant to a blanket policy, if such blanket policy covers any other property within a one thousand (1,000) foot radius of the Property (the “Radius”), the limits of any such policy shall be adequate to maintain the coverage set forth in Section 5.1.1(a) for each property within the Radius that is covered by such blanket policy calculated on a total insured value basis, to the extent such coverage is commercially available.

(d)          All Policies of insurance provided for or contemplated by Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as mortgagee and loss payee, as its interests may appear, and in the case of property damage, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender unless below the threshold for Borrower to handle such claim without Lender intervention as provided in Section 5.2 below. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

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(e)          All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii), shall contain clauses or endorsements to the effect that:

(i)          no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)         the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten days prior notice, or the shortest time allowed by applicable Legal Requirement (whichever is longer), will be required) and shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;

(iii)        Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv)        the issuers thereof shall give notice to Lender if the Policies have not been renewed ten (10) days prior to its expiration; and

(f)          If at any time Borrower has not provided written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property and the Worldwide Plaza Amenities, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g)          In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and the Worldwide Plaza Amenities and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h)          The property insurance, public liability insurance and rental loss and/or business interruption insurance required under Sections 5.1.1(a)(i), (ii) and (iii) above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Borrower shall maintain property insurance, public liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 5.1.1(a)(i), (ii), and (iii) above (or at least not specifically excluding same) at all times during the term of the Loan.

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(i)          Notwithstanding anything in subsection (a)(i) or (h) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Property and the Worldwide Plaza Amenities; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a)(i) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property and the Worldwide Plaza Amenities plus the rental loss and/or business interruption coverage under subsection (a)(iii) above; provided that such coverage is available. Borrower shall obtain the coverage required under this clause (i) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

5.1.2      Insurance Company. All Policies required pursuant to Section 5.1.1: (i) shall be issued by companies permitted to do business in the state where the Property is located, with a financial strength and claims paying ability rating of “A” or better by S&P (and the equivalent by all other Rating Agencies) (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by all other Rating Agencies), with no carrier below “BBB” (and the equivalent by all other Rating Agencies) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by all other Rating Agencies), with no carrier below “BBB” (and the equivalent by all other Rating Agencies), and a rating of A:X or better in the current Best’s Insurance Reports; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as the Lender and Mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing (A) that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies, (B) that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation, and (C) for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender; and (vii) shall be reasonably satisfactory in form and substance to Lender and shall be reasonably approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. No insurance policy required hereunder shall include any so called “terrorist exclusion” or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals; provided that, for so long TRIPRA is in effect, Lender shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In addition to the insurance coverages described in Section 5.1.1 above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests provided that Lender is then requiring similar coverage for mortgage loans held by Lender covering property comparable to and in the general vicinity of the Property, but taking into account any unique features of the Property and the Worldwide Plaza Amenities. Certified copies of the Policies shall be delivered to Lender at the address below (or to such other address or Person as Lender shall designate from time to time by notice to Borrower) on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies:

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GERMAN AMERICAN CAPITAL CORPORATION

60 Wall Street, 10th Floor

New York, NY 10005

Attn: Mary Brundage

Bank of America Merrill Lynch Global Markets
Commercial Real Estate Servicing Group

900 West Trade Street NC1-026-06-01

Charlotte, NC 28255
Attn: Roberta R. Elliott, Commercial Real Estate Servicing Group

Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices provided that Lender is then requiring similar coverage for mortgage loans held by Lender covering property comparable to and in the general vicinity of the Property, but taking into account any unique features of the Property and the Worldwide Plaza Amenities.

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Section 5.2           Casualty. If the Property or the Worldwide Plaza Amenities shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the restoration of which is estimated by Borrower in good faith to cost in excess of $3,000,000.00, Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, but subject to Lender making available to Borrower any insurance proceeds that are available if Lender is required to do so pursuant to this Agreement, shall promptly proceed to restore, repair, replace or rebuild the Property and the Worldwide Plaza Amenities in accordance with Legal Requirements to be of at least equal value and of substantially the same character as immediately prior to such damage or destruction. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (i) if an Event of Default is continuing or (ii) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than $12,250,000.00, and shall approve any final settlement, if the costs of completing the Restoration related thereto are equal to or greater than $12,250,000.00, such approval not to be unreasonably withheld, conditioned or delayed unless an Event of Default in continuing, and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Except as set forth in the foregoing sentence, any Insurance Proceeds in connection with any Casualty (whether or not Lender elects to settle and adjust the claim (provided Lender has a right to so settle and adjust the claim pursuant to this Agreement) or Borrower settles such claim) shall be due and payable solely to Lender and held and disbursed by Lender in accordance with the terms of this Agreement. In the event Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower shall promptly endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty with respect to which Lender has the right to settle and adjust pursuant to this Section 5.2.

Section 5.3           Condemnation. Borrower shall promptly give Lender notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of all or any portion of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.4, whether or not an Award is available to pay the costs of such Restoration. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

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Section 5.4           Restoration. The following provisions shall apply in connection with the Restoration:

(a)          If the Net Proceeds shall be less than Three Million and No/100 Dollars ($3,000,000.00) and provided no Event of Default is continuing, the Net Proceeds will be disbursed by Lender to Borrower upon receipt. “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 5.1.1(a)(i), (iv), and (vi) and Section 5.1.1(h) as a result of such damage or destruction, and the amount of all insurance proceeds in respect of a Casualty to all or any part of the Worldwide Plaza Amenities which Loan Pledgor is not required to make available to the Amenities Owner for restoration pursuant to the Amenities Loan Agreement, in each case after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same, (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(b)          If the Net Proceeds are equal to or greater than Three Million and No/100 Dollars ($3,000,000.00) but less than Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration upon the determination of Lender, in its reasonable discretion, that the following conditions are met:

(A)         no Event of Default shall have occurred and be continuing;

(B)         Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; Borrower shall be deemed to have commenced Restoration when it engages architects, engineers and/or consultants to pursue evaluation, planning and permitting for the Restoration;

(C)         Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date three (3) months prior to the Stated Maturity Date, (2) the earliest date required for such completion under the terms of any Major Lease, (3) such time as may be required under applicable Legal Requirements or (4) three (3) months prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

(D)         the Property or the Worldwide Plaza Amenities, as applicable, and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(E)         the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(F)         such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Worldwide Plaza Amenities, as applicable, or the related improvements (other than temporary loss of access during Restoration which access shall be restored upon or prior to the completion of the Restoration);

(G)         Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

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(H)         the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

(c)          If the Net Proceeds are equal to or greater than Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration and Lender shall make the Net Proceeds available for the Restoration upon the determination of Lender, in its reasonable discretion, that the following conditions are met:

(A)         no Event of Default shall have occurred and be continuing;

(B)         (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the improvements on the Property and the Worldwide Plaza Amenities, has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property and the Worldwide Plaza Amenities is taken, and such land is located along the perimeter or periphery of the Property and the Worldwide Plaza Amenities, and no portion of the Improvements is located on such land;

(C)         Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the Property and the Worldwide Plaza Amenities which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Tenants thereunder will make all necessary repairs and restorations thereto that are not being made by Borrower as part of the Restoration at their sole cost and expense;

(D)         Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; Borrower shall be deemed to have commenced Restoration when it engages architects, engineers and/or consultants to pursue evaluation, planning and permitting for the Restoration;

(E)         Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to the Property and the Worldwide Plaza Amenities as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1.1(a)(iii), if applicable, or (3) by other funds of Borrower;

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(F)         Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Stated Maturity Date, (2) the earliest date required for such completion under the terms of any Major Lease, (3) such time as may be required under applicable Legal Requirements or (4) three (3) months prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

(G)         the Property and the Worldwide Plaza Amenities and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)         the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I)          such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Worldwide Plaza Amenities, or the related improvements (other than temporary loss of access during Restoration which access shall be restored upon or prior to the completion of the Restoration);

(J)         the Restoration DSCR, after giving effect to the Restoration, shall be equal to or greater than 1.10:1.00;

(K)         the Loan to Value Ratio after giving effect to the Restoration, shall be equal to or less than 57.5%;

(L)         Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

(M)        the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

(d)          With respect to any Restoration under Section 5.2(b) or (c):

(i)          The Net Proceeds shall be held by Lender in the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of Section 5.4(b) or (c), shall constitute additional security for the Debt and other obligations under the Loan Documents. All interest earned shall become part of the Net Proceeds. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property or the Worldwide Plaza Amenities which have not either been fully bonded to the reasonable satisfaction of Lender or discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

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(ii)         All plans and specifications required in connection with the Restoration shall be subject to the review and reasonable acceptance in all material respects by Lender and an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $12,250,000.00 under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(iii)        In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of evidence reasonably satisfactory to Lender that fifty percent (50%) of the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.4(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(d) and that all approvals necessary for the re-occupancy and use of the Property or the Worldwide Plaza Amenities have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (A) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (B) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (C) Lender receives a search of title with respect to the Property or the Worldwide Plaza Amenities, as applicable, which shows no mechanics or other Liens since the date of the Mortgage that remain undischarged (other than Permitted Encumbrances). If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

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(iv)        Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(v)         If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender, in the form of cash or a Letter of Credit, before any further disbursement of the Net Proceeds shall be made. If cash, the Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account. If Borrower shall request the Lender apply any Letter of Credit so deposited to the costs of Restoration, Lender may but shall not be obligated to do so; provided any Net Proceeds Deficiency deposited in cash shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4 shall constitute additional security for the Obligations.

(vi)        The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4, and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(e)          Notwithstanding anything to the contrary set forth in this Agreement, including the provisions of this Section 5.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than 125% (such value to be determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the Outstanding Principal Balance must be paid down by an amount equal to the lesser of the following amounts: (i) the net Award (after payment of Lender’s reasonable out-of-pocket costs and expenses and any other reasonable fees and expenses that have been approved by Lender) or the net Insurance Proceeds (after payment of Lender’s reasonable out-of-pocket costs and expenses and any other reasonable fees and expenses that have been approved by Lender), as the case may be, or (ii) any other “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award or net Insurance Proceeds (as applicable), if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 5.4. Any prepayment made pursuant to this Section 5.4(e) shall be made without any Prepayment Fee, Liquidated Damages Amount or other prepayment premium.

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(f)           All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.4(d)(vi) may be retained and applied by Lender in accordance with Section 2.4.4 hereof toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. Additionally, throughout the term of the Loan if an Event of Default is continuing, then Borrower shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 5.4(f), an additional amount equal to the Prepayment Fee and, if same occurs on or prior to the Defeasance Lockout Expiration Date, the Liquidated Damages Amount; provided, however, that if an Event of Default is not continuing, then no Prepayment Fee or Liquidated Damages Amount shall be payable.

(g)          [Intentionally Omitted].

(h)          Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s reasonable satisfaction that the remaining Net Proceeds that have been received from the property insurance companies together with any Net Proceeds Deficiency deposited by Borrower are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full.

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ARTICLE 6

CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1          Cash Management Arrangements. Borrower shall cause (a) all Rents to be transmitted directly by non-residential Tenants of the Property, (b) all payments made with respect to the Pledged Loans including, without limitation, Cash Flow (as defined in the Amenities Loan Agreement), Capital Event Proceeds (as defined in the Amenities Loan Agreement) and any prepayments of principal thereon and (c) all payments, dividends, distributions, proceeds received by EOP-NYCCA on account of its ownership interest in Amenities Owner including, without limitation, proceeds received by EOP-NYCCA in connection with any Amenities Owner limited partner acquiring EOP-NYCCA’s general partner interest in Amenities Owner, into a trust account (the “Clearing Account”) established and maintained by Borrower at a local bank selected by Borrower and reasonably approved by Lender (the “Clearing Bank”) as more fully described in the applicable Clearing Account Agreement. Lender approves JPMorgan Chase Bank, N.A., as the Clearing Bank so long as it remains an Eligible Institution and confirms that as of the date of this Agreement JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. are Eligible Institutions. On the Closing Date, Borrower shall cause to be delivered (i) a letter from EOP-NYCCA to the Amenities Owner directing the Amenities Owner to deposit any payments, distributions or other funds payable to EOP-NYCCA directly into the applicable Clearing Account and (ii) a letter from Loan Pledgor to Manager directing Manager to deposit any Cash Flow (as defined in the Amenities Loan Agreement), Capital Event Proceeds (as defined in the Amenities Loan Agreement) and all other amounts payable by or on behalf of the Amenities Owner to the Loan Pledgor directly into the applicable Clearing Account, each in form and substance reasonably acceptable to Lender. Without in any way limiting the foregoing, if Borrower or Manager receive any Gross Revenue, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into the Deposit Account and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Accounts”). Borrower shall, and shall cause Loan Pledgor to, apply any Cash Flow (as defined in the Amenities Loan Agreement) and Capital Event Proceeds (as defined in the Amenities Loan Agreement) in accordance with Section 2.8 of the Amenities Loan Agreement. The Deposit Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the Accounts.

Section 6.2           [Intentionally Omitted].

Section 6.3           Tax Funds.

6.3.1      Deposits of Tax Funds. Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $5,022,502.64 and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (initially, $1,856,340.00 ) with respect to the Property, in order to accumulate sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, which amounts shall be transferred into an Account (the “Tax Account”). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the “Tax Funds”. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes with respect to the Property, Lender shall notify Borrower of such determination, accompanied by reasonable evidence thereof, and the monthly deposits for such Taxes shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for such Taxes; provided, that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender such amount within two (2) Business Days after its receipt of such notice.

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6.3.2      Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, and subject to Borrower’s right to contest same pursuant to Section 4.6, Lender shall direct Servicer to apply Tax Funds in the Tax Account to payments of Taxes for the Property. In making any payment relating to such Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to such Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes for the Property, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower. If Lender or its servicer pays for Taxes pursuant to the terms and provisions of this Section 6.3, then, Lender shall use commercially reasonable efforts to provide, or cause to be provided, receipts for the payment of such Taxes prior to the date the same shall become delinquent, but the failure of Lender to provide such receipts to Borrower shall not result in any Lender liability or provide Borrower with a defense to, or extension of, the terms and conditions of the Loan Documents.

Section 6.4           Insurance Funds.

6.4.1      Deposits of Insurance Funds. Borrower shall deposit with or on behalf of Lender (i) on the Closing Date, an amount equal to $297,713.03 and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums for the Property that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof (initially $80,285.93), in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the “Insurance Account”). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the “Insurance Funds”. If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums for the Property, Lender shall notify Borrower of such determination, accompanied by reasonable evidence thereof, and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

6.4.2      Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply Insurance Funds in the Insurance Account to the timely payment of Insurance Premiums for the Property, provided Borrower shall furnish Lender with all bills, invoices and statements for the Insurance Premiums for which such funds are required at least thirty (30) days prior to the date on which such charges first become payable. In making any payment relating to Insurance Premiums for the Property, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums for the Property, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.

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6.4.3      Acceptable Blanket Policy. Notwithstanding anything to the contrary contained in Section 6.4.1, in the event that an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 5.1, deposits into the Insurance Account required for Insurance Premiums pursuant to Section 6.4.1 above shall be suspended to the extent that Insurance Premiums relate to such Acceptable Blanket Policy.  As of the date hereof, an Acceptable Blanket Policy is in effect with respect to the Policies in Section 5.1.1(a)(ii), (v), (vii) and (viii) required as of the Closing Date.

Section 6.5           Capital Expenditure Funds.

6.5.1      Deposits of Capital Expenditure Funds. Borrower shall deposit with or on behalf of Lender on each Monthly Payment Date, the amount of $48,090.33, for annual Capital Expenditures, which amounts shall be transferred into an Account (the “Capital Expenditure Account”). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this Section 6.5.1 are referred to herein as the “Capital Expenditure Funds”.

6.5.2      Release of Capital Expenditure Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Capital Expenditure Funds to Borrower out of the Capital Expenditure Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000.00 (or a lesser amount if the total amount in the Capital Expenditure Account is less than $10,000.00, in which case only one disbursement of the amount remaining in the account shall be made) provided that: (i) such disbursement is for an Approved Capital Expenditure; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (2) stating that all Approved Capital Expenditures to be funded by the requested disbursement have been completed (or completed to the extent of the requested disbursement) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) stating that the Approved Capital Expenditures (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, (4) stating that all previous disbursements of Capital Expenditure Funds have been used to pay the previously identified Approved Capital Expenditures, and (5) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (B) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Approved Capital Expenditures and not previously delivered to Lender, (C) copies of appropriate lien waivers, conditional lien waivers, or other evidence of payment reasonably satisfactory to Lender, (D) at Lender’s option, up to twice in any twelve (12) month period or if a requested disbursement is in excess of $500,000.00, a title search for the Property or the Worldwide Plaza Amenities, as applicable, indicating that the Property or the Worldwide Plaza Amenities, as applicable, is free from all Liens, claims and other encumbrances not previously approved by Lender (other than Permitted Encumbrances), and (E) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower (or the portion thereof as to which such request for disbursement has been submitted has been completed and is paid for (other than any retention amount which is not a part of such disbursement request) or will be paid upon such disbursement to Borrower) and (iii) if such disbursement request is for $100,000.00 or more, Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s reasonable expense) performance of the work associated with such Approved Capital Expenditure.

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Section 6.6           Rollover Funds.

6.6.1      Deposits of Rollover Funds.

(a)          Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to transfer funds into the Rollover Account on each applicable Monthly Payment Date pursuant to clause (i) of Section 6.7.2. In addition, Borrower shall deposit with or on behalf of Lender on each Monthly Payment Date, (i) the Going Dark Amount for the previous calendar month, if any, and (ii) commencing on the Monthly Payment Date occurring in March, 2020, and on each Monthly Payment Date thereafter, the amount of $1,000,000.00, for tenant improvements and leasing commissions that may be incurred following the date hereof, which amounts shall be transferred into an Account (the “Rollover Account”). No deposit shall be required into the Rollover Account on the Closing Date. Amounts deposited from time to time into the Rollover Account pursuant to this Section 6.6.1 are referred to herein as the “Rollover Funds”.

(b)          In addition to the required monthly deposits set forth in subsection (a) above, the following items shall be deposited into the Rollover Account and held as Rollover Funds and shall be disbursed and released as set forth in Section 6.6.2 below, and Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Account pursuant to the Cash Management Agreement:

(i)          All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with Borrower or Amenities Owner taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of Borrower or Amenities Owner against third parties in connection with any Lease, (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively, “Lease Termination Payments”), and (D) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent). Borrower agrees that any Lease Termination Payment on account of the Worldwide Plaza Amenities shall be deemed to constitute Cash Flow (as defined in the Amenities Loan Agreement).

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6.6.2      Release of Rollover Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Rollover Funds to Borrower out of the Rollover Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000.00 provided that: (i) such disbursement is for an Approved Leasing Expense; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (2) stating that any tenant improvements at the Property or the Worldwide Plaza Amenities, as applicable, to be funded by the requested disbursement (or the relevant portion thereof as to which such request for funds relates) have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) stating that the Approved Leasing Expenses (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, (4) stating that all previous disbursements of Rollover Funds have been used to pay the previously identified Approved Leasing Expenses, and (5) stating that all outstanding trade payables (other than those to be paid from such requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (B) a copy of any license, permit or other approval by any Governmental Authority required in connection with any tenant improvements that are the subject of the disbursement and not previously delivered to Lender, (C) if a disbursement is related to tenant improvements, copies of appropriate lien waivers, conditional lien waivers or other evidence of payment reasonably satisfactory to Lender, (D) if a disbursement is related to tenant improvements, at Lender’s option, up to twice in any twelve (12) month period or if a requested disbursement is in excess of $500,000.00, a title search for the Property or the Worldwide Plaza Amenities, as applicable, indicating that the Property or the Worldwide Plaza Amenities, as applicable, is free from all Liens, claims and other encumbrances not previously approved by Lender, (E) if requested by Lender, with respect to disbursements from the Rollover Account for the final draw tenant improvement costs with respect to any Lease, a current Tenant estoppel certificate in form and substance reasonably acceptable to Lender certifying that such tenant improvements have been completed in compliance in all material respects with all requirements under the applicable Lease, and (F) if a disbursement is related to tenant improvements, such other evidence as Lender shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower (or the portion thereof as to which such request for disbursement has been submitted has been completed and is paid for (other than any retention amount which is not a part of such disbursement request) or will be paid upon such disbursement to Borrower). Notwithstanding the foregoing, with respect to any Major Lease approved by Lender in accordance with this Agreement, to the extent the conditions for disbursement of tenant improvement funds under such Major Lease conflict with the conditions set forth in this Section 6.6.2, the provisions of such Major Lease related to disbursement shall control.

Section 6.7           Free Rent Funds.

6.7.1      Deposits of Free Rent Funds. Borrower shall deposit with or on behalf of Lender the amount of $18,053,730 on the Closing Date, for free and/or abated Rents under the Nomura Lease, which amounts shall be transferred into an Account (the “Free Rent Account”).

6.7.2      Release of Free Rent Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to (i) first, allocate funds in the Free Rent Account to the Rollover Account in accordance with the amounts shown on Schedule VIII, to be applied on the next occurring Monthly Payment Date until the amount allocated from the Free Rent Account to the Rollover Account equals $4,584,107.55 less the amount of tenant improvement funds Worldwide Plaza Borrower certifies to Lender it expended between the Closing Date and March 31, 2013, together with documentation reasonably acceptable to Lender to evidence such payments, and (ii) second, allocate remaining funds in the Free Rent Account to the Deposit Account in accordance with the amounts shown on Schedule VIII, to be applied on the next occurring Monthly Payment Date in accordance with the order of priority set forth in Section 6.11.1.

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Section 6.8           [Intentionally Omitted].

Section 6.9          Casualty and Condemnation Account. Borrower shall pay, or cause to be paid, to Lender all Insurance Proceeds or Condemnation Proceeds due to any Casualty or Condemnation in accordance with the provisions of Sections 5.2 and 5.3, which amounts shall be transferred into an Account (the “Casualty and Condemnation Account”). Amounts deposited from time to time into the Casualty and Condemnation Account pursuant to this Section 6.9 are referred to herein as the “Casualty and Condemnation Funds”. All Casualty and Condemnation Funds shall be held, disbursed and/or applied in accordance with the provisions of Section 5.4 hereof.

Section 6.10        Cash Collateral Funds. Subject to Section 6.13 hereof, if a Trigger Period shall be continuing, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into an Account (the “Cash Collateral Account”) to be held by Lender as cash collateral for the Debt. In addition, if any repayments and prepayments of principal and/or accrued interest on the Pledged Loans result in the remaining balance of the sum of unpaid principal and accrued interest on the Pledged Loans being less than $90,000,000.00, Borrower shall cause to be deposited into the Cash Collateral Account the difference between the then remaining balance of the sum of unpaid principal and accrued interest on the Pledged Loans and $90,000,000.00 (the “Amenities-Related Cash Collateral Funds”), which funds shall not be applied pursuant to the priority of payments set forth in Section 6.11.1. Amounts on deposit from time to time in the Cash Collateral Account pursuant to this Section 6.10 are referred to as the “Cash Collateral Funds”. Any Cash Collateral Funds, other than the Amenities-Related Cash Collateral Funds, on deposit in the Cash Collateral Account not previously disbursed or applied shall, subject to the rights of the Mezzanine Loan Lender, be disbursed to Borrower upon the termination of such Trigger Period. So long as no Event of Default is continuing and no Mezzanine Loan Default is continuing (unless consented to by the Mezzanine Loan Lender), funds on deposit in the Cash Collateral Account other than the Amenities-Related Cash Collateral Funds, in Lender’s reasonable discretion, may be allocated to the Rollover Account to be applied in accordance with the terms and conditions of Section 6.6. Amenities-Related Cash Collateral Funds shall not be applied pursuant to Section 6.10 or otherwise distributed to Borrower and shall remain in the Cash Collateral Account during the term of the Loan as cash collateral for the Loan. Notwithstanding the foregoing, Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply any and all Cash Collateral Funds and Amenities-Related Cash Collateral Funds then on deposit in the Cash Collateral Account to the Debt or Obligations, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of principal (together with the applicable Prepayment Fee and/or Liquidated Damages Amount, if any, applicable thereto) or any other amounts due hereunder.

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Section 6.11         Property Cash Flow Allocation.

6.11.1    Order of Priority of Funds in Deposit Account. On each Monthly Payment Date during the Term, except during the continuance of an Event of Default, all funds deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on such Monthly Payment Date in the following order of priority:

(i)          First, to the Tax Account, to make the required payments of Tax Funds as required under Section 6.3;

(ii)         Second, to the Insurance Account, to make any required payments of Insurance Funds as required under Section 6.4;

(iii)        Third, to Lender, funds sufficient to pay the Monthly Interest Payment Amount or Monthly Debt Service Payment Amount (as applicable), applied first to the payment of interest computed at the Interest Rate with the remainder (from and after the Amortization Commencement Date) applied to the reduction of the Outstanding Principal Balance;

(iv)        Fourth, to the Capital Expenditure Account, to make the required payments of Capital Expenditure Funds as required under Section 6.5;

(v)         Fifth, to the Rollover Account, to make the required payments of Rollover Funds as required under Section 6.6; and

(vi)        Sixth, to Lender, of any other amounts then due and payable under the Loan Documents;

(vii)       Seventh, subject to the terms of the Cash Management Agreement, to Borrower, funds in an amount equal to the Monthly Operating Expense Budgeted Amount;

(viii)      Eighth, to Borrower, payments for Approved Extraordinary Operating Expenses, if any;

(ix)         Ninth, if a New Mezzanine Loan (or any portion thereof) is outstanding, to the New Mezzanine Payment Account funds in an amount equal to the Monthly New Mezzanine Debt Service Payment due and owing on such Monthly Payment Date in accordance with the New Mezzanine Loan Lender Payment Instruction with respect to such Monthly Payment Date;

(x)          Tenth, to the Current Mezzanine Payment Account funds in an amount equal to the Monthly Current Mezzanine Debt Service Payment due and owing on such Monthly Payment Date in accordance with the Current Mezzanine Loan Lender Payment Instruction with respect to such Monthly Payment Date, including, if applicable and included in such Current Mezzanine Loan Lender Payment Instruction, default interest, late charges, reimbursement of Current Mezzanine Loan Lender’s expenses and protective advances payable under the Current Mezzanine Loan Document (and permitted under the Intercreditor Agreement); and

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(xi)         Lastly all amounts remaining after payment of the amounts set forth in clauses (i) through (x) above (the “Available Cash”):

(A)         during a Trigger Period and if Borrower has not elected to deposit funds or a Letter of Credit in accordance with Section 6.13, to the Cash Collateral Account to be held or disbursed in accordance with Section 6.10; or

(B)         provided no Trigger Period is continuing, disbursed to Borrower.

6.11.2    Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (i) through (vi) of Section 6.11.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, and no Event of Default shall then exist, the failure by the Deposit Bank to allocate such funds into the appropriate Accounts or make payments required to be made by Lender hereunder shall not constitute an Event of Default.

6.11.3    Application After Event of Default. Notwithstanding anything to the contrary contained in this Article 6, during the continuance of an Event of Default, Lender, at its option, may apply any Gross Revenue then in the possession of Lender, Servicer or Deposit Bank (including any Reserve Funds on deposit in any Cash Management Account other than the Amenities Tax Funds and Amenities Insurance Funds) to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

6.11.4    Distributions. Any transfer of Borrower's funds from the Cash Collateral Account or other sources to or for the benefit of any Mezzanine Borrower or Mezzanine Loan Lender pursuant to the terms of this Agreement is intended by the parties to constitute, and shall be deemed to constitute, direct or indirect distributions from the Borrower to such Mezzanine Borrower or Mezzanine Loan Lender and shall be treated as such on the books and records of each party. All such distributions must comply with the requirements of Section 18-607 of the Delaware Limited Liability Company Act. No provision of the Loan Documents is intended to nor shall create a debtor-creditor relationship between Borrower and any Mezzanine Borrower or Mezzanine Loan Lender.

Section 6.12        Security Interest in Reserve Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Gross Revenue and in and to all payments to or monies held in the Clearing Account, the Deposit Account and Accounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all of Borrower’s right, title and interest in all Rents in its possession prior to the (i) payment of such Gross Revenue to Lender or (ii) deposit of such Gross Revenue into the Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC financing statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account (other than the Amenities Tax Funds or Amenities Insurance Funds) in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All Accounts shall be interest-bearing accounts. Provided no Event of Default exists, all interest which accrues on the funds in any Account shall accrue for the benefit of Borrower (other than the Amenities Tax Funds or Amenities Insurance Funds). All interest which accrues on the Amenities Tax Funds and Amenities Insurance Funds shall accrue for the benefit of Borrower. All interest which accrues for the benefit of Borrower shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Accounts, if any, shall be promptly disbursed to Borrower.

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Section 6.13        Low Debt Service Period Provisions. In the event a Low Debt Service Period exists and all Available Cash on a Monthly Payment Date would otherwise be allocated to the Cash Collateral Account pursuant to subsection (xi)(A) of Section 6.11.1 (a “Cash Trap Event”), and provided no Event of Default or Mezzanine Loan Default is continuing, Borrower shall have the right, in lieu of such allocation, to either deposit cash or a Letter of Credit in the amount of all funds Lender estimates would be deposited pursuant to subsection (xi)(A) of Section 6.11.1 during the succeeding eighteen (18) months assuming such Low Debt Service Period would continue to exist (the “Required Collateral Amount”). Borrower shall deliver such funds or Letter of Credit at least two (2) Business Days prior to the Monthly Payment Date on which such Cash Trap Event would occur. To the extent that the Low Debt Service Trigger continues for a period in excess of eighteen (18) months, and provided no Event of Default is continuing, Borrower may post additional cash or Letters of Credit in the amount of all funds Lender estimates would be deposited pursuant to subsection (xi)(A) of Section 6.11.1 during the succeeding eighteen (18) months assuming such Low Debt Service Period would continue to exist (the “Additional Required Collateral Amount”). Lender shall have the right to revise the Required Collateral Amount and, if applicable, the Additional Required Collateral Amount, from time to time in its reasonable discretion based on updated estimates and Borrower shall, within five (5) Business Days of notice of such revision, post additional cash or Letters of Credit to reflect any increase in the Required Collateral Amount and Additional Required Collateral Amount, as applicable. Any Required Collateral Amount or Additional Required Collateral Amount (as increased) posted in cash shall be held in the Cash Collateral Account and shall be additional security for the payment of the Obligations. So long as Borrower has deposited the Required Collateral Amount and the Additional Required Collateral Amount (as such amounts may be increased) in accordance with the provisions of this Section 6.13, available funds will not be allocated pursuant to subsection (xi)(A) of Section 6.11.1, and the provisions of subsection (xi)(B) of Section 6.11.1 shall apply. Borrower may substitute a Letter of Credit for any cash deposited pursuant to this Section 6.13, and upon delivery of such Letter of Credit to Lender cash equal to the amount of such Letter of Credit shall be promptly returned to Borrower. On the repayment in full of the Loan, or the end of a Low Debt Service Period, Lender will release the Letter of Credit Collateral to Borrower (together with a written authorization from Lender to cancel any Letter of Credit).

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Section 6.14        Letter of Credit Provisions.

6.14.1    All Letters of Credit delivered pursuant to this Agreement shall be additional security for the payment of the Obligations. During the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the Obligations in such order, proportion or priority as Lender may determine. Any such application to the Debt during the continuance of an Event of Default shall be subject to the Prepayment Fee and/or Liquidated Damages Amount, if any, applicable thereto. On the Maturity Date, if the Debt has not otherwise been paid in full, any such Letter of Credit Collateral may be applied to reduce the Debt.

6.14.2    In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit delivered (and deposit such proceeds in the Cash Collateral Account): (a) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to its expiration date; (b) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if a substitute Letter of Credit is provided); or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution (unless an alternative Eligible Institution issues an equivalent Letter of Credit within fifteen (15) Business Days of Borrower’s receipt of notice of same). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in clauses (a), (b) or (c) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn upon the Letter of Credit. With respect to any Letter of Credit delivered to Lender in connection with this Loan, such Letter of Credit must be accompanied by an instrument reasonably acceptable to Lender whereby the applicant/obligor under such Letter of Credit shall have waived all rights of subrogation against Borrower thereunder until the Debt has been paid in full. Borrower shall also pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Neither Borrower nor the applicant/obligor under the Letter of Credit shall be entitled to draw upon the Letter of Credit.

6.14.3    Notwithstanding anything to the contrary in this Agreement, the aggregate amounts of (i) all Letters of Credit delivered pursuant to this Agreement or any other Loan Document plus (ii) all partner loans outstanding among the direct and indirect equity holders in WWP Sponsor or Holdings (whether or not complying with the provisions of clause (ii) of the definition of Permitted Indebtedness), may not exceed ten percent (10%) of the Outstanding Principal Balance unless Borrower delivers to Lender a new bankruptcy non-consolidation opinion, or a modification of the Insolvency Opinion, reasonably satisfactory to Lender to the effect that such Letters of Credit cannot reasonably be expected to impair, negate, adversely change or qualify the opinions rendered in the Insolvency Opinion.

6.14.4    Upon the repayment of the entire principal balance of the Notes and any other amounts outstanding under the Notes, this Agreement, or any of the other Loan Documents in accordance with the terms of this Agreement, Lender will deliver to Borrower all outstanding Letters of Credit together with written authorization from Lender to cancel same.

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Section 6.15        Additional Worldwide Plaza Amenities Deposit Requirements.

6.15.1    Worldwide Plaza Amenities Taxes.

(a)          Borrower shall cause Manager to deposit with Lender (i) on the Closing Date, an amount equal to $393,741.13 and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months (initially, $145,528.52) with respect to the Worldwide Plaza Amenities, in order to accumulate sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, which amounts shall be transferred into an Account at the Deposit Bank (the “Amenities Tax Account”). Amounts deposited from time to time into the Amenities Tax Account pursuant to this Section 6.15.1 are referred to herein as the “Amenities Tax Funds”. If at any time Lender reasonably determines that the Amenities Tax Funds will not be sufficient to pay the Taxes with respect to the Worldwide Plaza Amenities, Lender shall notify Borrower of such determination, accompanied by reasonable evidence thereof, and the monthly deposits for such Taxes shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for such Taxes; provided, that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender such amount within two (2) Business Days after its receipt of such notice. Notwithstanding anything to the contrary in this Agreement, Lender shall not be permitted to use the Amenities Tax Funds other than to pay the Taxes with respect to the Worldwide Plaza Amenities.

(b)          Subject to Borrower’s right to contest same pursuant to Section 4.6, and regardless of whether an Event of Default exists, Lender shall direct Servicer to apply Amenities Tax Funds in the Amenities Tax Account to payments of Taxes for the Worldwide Plaza Amenities. In making any payment relating to such Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to such Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes for the Worldwide Plaza Amenities, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made from the Amenities Tax Funds. Any Amenities Tax Funds remaining in the Worldwide Plaza Account after the Obligations have been paid in full shall be returned to Borrower. If Lender or its servicer pays for Taxes pursuant to the terms and provisions of this Section 6.15.1, then, Lender shall use commercially reasonable efforts to provide, or cause to be provided, receipts for the payment of such Taxes prior to the date the same shall become delinquent, but the failure of Lender to provide such receipts to Borrower shall result in no Lender liability or provide Borrower with a defense to, or extension of, the terms and conditions of the Loan Documents.

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6.15.2    Worldwide Plaza Amenities Insurance.

(a)          Borrower shall cause Manager to deposit with or on behalf of Lender (i) on the Closing Date, an amount equal to $47,954.09 and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the insurance policies required to be maintained with respect to the Worldwide Plaza Amenities upon the expiration thereof (initially $12,932.05), in order to accumulate sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of such policies, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the “Amenities Insurance Account”). Amounts deposited from time to time into the Amenities Insurance Account pursuant to this Section 6.15.2 are referred to herein as the “Amenities Insurance Funds”. If at any time Lender reasonably determines that the Amenities Insurance Funds will not be sufficient to pay the Insurance Premiums for the Worldwide Plaza Amenities, Lender shall notify Borrower of such determination, accompanied by reasonable evidence thereof, and the monthly deposits for Insurance Premiums for the Worldwide Plaza Amenities shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of such policies. Notwithstanding anything to the contrary in this Agreement, Lender shall not be permitted to use the Amenities Insurance Funds other than to pay the Insurance Premiums with respect to the Worldwide Plaza Amenities..

(b)          Regardless of whether an Event of Default exists, Lender shall direct Servicer to apply funds in the Amenities Insurance Account to the timely payment of Insurance Premiums for the Worldwide Plaza Amenities, provided Borrower shall cause to be furnished to Lender all bills, invoices and statements for such Insurance Premiums for which such funds are required at least thirty (30) days prior to the date on which such charges first become payable. In making any payment relating to Insurance Premiums for the Worldwide Plaza Amenities, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Amenities Insurance Funds shall exceed the amounts due for Insurance Premiums for the Worldwide Plaza Amenities, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made from the Amenities Insurance Funds. Any Amenities Insurance Funds remaining in the Amenities Insurance Account after the Obligations have been paid in full shall be returned to Borrower. Notwithstanding anything to the contrary contained in Section 6.15.2, in the event that an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 6.15.2, deposits into the Amenities Insurance Account required for Insurance Premiums for the Worldwide Plaza Amenities pursuant to Section 6.15.2(a) above shall be suspended to the extent that such Insurance Premiums relate to such Acceptable Blanket Policy.  As of the date hereof, an Acceptable Blanket Policy is in effect with respect to the Policies in Section 5.1.1(a)(ii), (v), (vii) and (viii) required as of the Closing Date

ARTICLE 7

PERMITTED TRANSFERS

Section 7.1           Permitted Transfer of the Entire Property/Change of Control.

(a)          Notwithstanding the provisions of Section 4.2, Worldwide Plaza Borrower shall have the right to convey the entire Property, and Amenities Borrower shall have the right to assign the Membership Interests, to one or more new borrowers (collectively, the “Transferee Borrower”), following the earlier of (i) twelve months after the Closing Date and (ii) the Securitization of the Loan, and have Transferee Borrower assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors replace the guarantors and indemnitors with respect to all of the obligations of the indemnitors and guarantors of the Loan Documents with respect to acts or omissions first occurring from and after the date of such transfer (collectively, a “Transfer and Assumption”), subject to the terms and full satisfaction of all of the conditions precedent set forth in Section 7.1(b).

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(b)          A Transfer and Assumption and a Transfer pursuant to Section 7.1(c) shall be subject to the following conditions, each of which must be satisfied as of the effective date of such Transfer and Assumption or Transfer pursuant to Section 7.1(c):

(i)           Borrower has provided Lender with not less than forty (40) days prior written notice, which notice shall contain sufficient detail to enable Lender to determine that the Transferee Borrower complies with the requirements set forth herein;

(ii)          no Event of Default has occurred and is continuing;

(iii)         Transferee Borrower (or Borrower in the case of a Transfer pursuant to Section 7.1(c)) shall comply with the Special Purpose Bankruptcy Remote Entity requirements applicable to Borrower set forth in Section 4.4 and Schedule V;

(iv)        Transferee Borrower (or Borrower in the case of a Transfer pursuant to Section 7.1(c)) shall be Controlled by a Person who (x) is a Qualified Owner or a Qualified Group with a minimum ownership interest (direct or indirect) of 51% in the Transferee Borrower or Borrower in case of a Transfer pursuant to Section 7.1(c) (or a minimum ownership interest (direct or indirect) of 49.9% in Borrower in the case of a Permitted Preferred Equity Investor acquiring Control of Borrower) or (y) is experienced in the business of owning at least three (3) buildings that are comparable to the Property and with leasable square footage of the same type, size and quality as the Property and at least equal to the lesser of 3,000,000 leasable square feet and three (3) times the leasable square feet of the Property, and whose identity, ownership interest, financial condition and creditworthiness, including net worth and liquidity, is reasonably acceptable to Lender;

(v)         the Property shall be managed by an Unaffiliated Qualified Manager or by a property manager reasonably acceptable to Lender;

(vi)        Transferee Borrower shall have executed and delivered to Lender an assumption agreement in form and substance reasonably acceptable to Lender;

(vii)       each replacement guarantor and indemnitor is an Approved Replacement Guarantor;

(viii)      each Approved Replacement Guarantor shall deliver to Lender a guaranty of recourse obligations (in the same form as the guaranty of recourse obligations delivered to Lender by Guarantors on the date hereof) and an environmental indemnity agreement (in the same form as the environmental indemnity agreement delivered to Lender by Guarantors on the date hereof), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement with respect to acts or omissions first occurring from and after the date of such Permitted Transfer (whereupon the previous guarantor shall be released from any further liability under the Guaranty and Environmental Indemnity with respect to acts or omissions first occurring from and after the date of such Permitted Transfer and such Approved Replacement Guarantor(s) shall be a “Guarantor” for all purposes set forth in this Agreement);

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(ix)         Transferee Borrower (or Borrower in the case of a Transfer pursuant to Section 7.1(c)) shall submit to Lender true, correct and complete copies of all documents reasonably requested by Lender concerning the organization and existence of Transferee Borrower (if applicable) and each Approved Replacement Guarantor;

(x)          satisfactory Patriot Act, OFAC and similar searches shall have been received by Lender with respect to (A) each Approved Replacement Guarantor, (B) Transferee Borrower (if applicable), (C) any Person that Controls Transferee Borrower (or Borrower in the case of a Transfer pursuant to Section 7.1(c)) or owns an equity interest in Transferee Borrower (or Borrower in the case of a Transfer pursuant to Section 7.1(c)) which equals or exceeds ten percent (10%) and (D) any other Person reasonably required by Lender in order for Lender to fulfill its then-current Patriot Act compliance guidelines;

(xi)         if a Securitization shall have occurred, Lender shall have received a Rating Agency Confirmation from each of the applicable Rating Agencies (if required pursuant to a pooling and servicing agreement or trust and servicing agreement entered into in connection with the Securitization of the Loan);

(xii)        counsel to Transferee Borrower (if applicable) and each Approved Replacement Guarantor(s) shall deliver to Lender opinions in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require and are then customarily required by Lender in similar loan assumption transactions, which may include opinions as to substantially the same matters that were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion);

(xiii)       Transferee Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policy in form and substance acceptable to Lender, in Lender’s reasonable discretion;

(xiv)      Transferee Borrower and/or Borrower, as the case may be, shall deliver to Lender, (i) upon the first such conveyance, a transfer fee equal to 0.25% of the Outstanding Principal Balance and (ii) upon each subsequent conveyance, a transfer fee equal to 0.50% of the Outstanding Principal Balance;

(xv)       if any Mezzanine Loan is outstanding at the time of the Transfer and Assumption, the proposed Transfer and Assumption or Transfer pursuant to Section 7.1(c) shall not constitute or cause a default under the applicable Mezzanine Loan or such Mezzanine Loan shall be repaid in full concurrently with such Transfer and Assumption or Transfer pursuant to Section 7.1(c);

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(xvi)       Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with the Transfer and Assumption or Transfer pursuant to Section 7.1(c), including, but not limited to, any Rating Agency Fees. Lender may, as a condition to evaluating any requested consent to a transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender’s reasonably anticipated costs and expenses in evaluating any such request for consent; and

(xvii)      Borrower shall have otherwise received Lender’s written consent to such Transfer and Assumption or Transfer pursuant to Section 7.1(c), including receipt of a Rating Agency Confirmation from each of the applicable Rating Agencies (if required pursuant to a pooling and servicing agreement or trust and servicing agreement entered into in connection with the Securitization of the Loan), unless all of the other conditions set forth in this Section 7.1(b) are satisfied, in which case no additional Lender consent shall be required.

(c)          Notwithstanding the provisions of Section 4.2, following the earlier of (i) twelve months after the Closing Date and (ii) the Securitization of the Loan, Borrower shall be permitted to allow either (A) a Transfer (in the aggregate with all prior Transfers) of more than forty-nine and 90/100 percent (49.9%) of the direct or indirect ownership interests in Borrower, (B) a Transfer which would result in no Guarantor Controlling Borrower or (C) a Transfer of any portion of the “common” equity interest in Borrower to a holder of preferred equity interests (such holder, a “Permitted Preferred Equity Investor”) (following such interests being issued in accordance with Section 7.2(e)), in each case subject to the terms and full satisfaction of all of the conditions precedent set forth in Section 7.1(b) (other than clauses (vi) and (xiii) thereof).

Section 7.2         Permitted Transfers. Notwithstanding anything to the contrary contained in Section 4.2, the following Transfers (herein, the “Permitted Transfers”) shall be permitted hereunder:

(a)          a Lease entered into in accordance with the Loan Documents;

(b)          a Transfer and Assumption in accordance with Section 7.1 (or a Transfer in accordance with Section 7.1(c));

(c)          a Permitted Encumbrance;

(d)          the transfer of publicly traded shares in any indirect equity owner of Borrower;

(e)          provided that no Event of Default shall then exist, a Transfer of up to forty-nine and 90/100 percent (49.9%) (in the aggregate with all prior Transfers) of the indirect non-Controlling ownership interests in Borrower, including by the issuance of preferred equity interests that satisfy the Preferred Equity Conditions (provided that such preferred equity issuance may not occur until at least forty-two (42) days following the Closing Date), and further Transfers of such interests, shall be permitted without Lender’s consent provided that in each case:

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(i)           Borrower shall provide to Lender thirty (30) days prior written notice thereof;

(ii)          the transferee shall be a Qualified Equityholder;

(iii)         Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity;

(iv)        after giving effect to such Transfer, one or more Guarantors (giving effect to any Transfers permitted under clause (f), below) shall continue to Control the day to day operations of Borrower and the Property (provided that transferees that otherwise satisfy the requirements of this clause (e) may have consent rights over customary “major decisions”, such as the disposition, refinancing and development of the Property) and shall continue to own (directly or indirectly) at least fifty and 10/100 percent (50.1%) of all equity interests of Borrower;

(v)         satisfactory Patriot Act, OFAC and similar searches shall have been received by Lender with respect to (A) such transferee, (B) any Person that Controls such transferee or owns an equity interest in such transferee which equals or exceeds ten percent (10%) and (D) any other Person reasonably required by Lender in order for Lender to fulfill its then-current Patriot Act compliance guidelines;

(vi)        if such Transfer shall cause the transferee together with its Affiliates to acquire or to increase its direct or indirect interest in Borrower to an amount which equals or exceeds forty-nine and No/100 percent (49.0%), to the extent that Lender reasonably determines that the pairings in the most recently delivered non-consolidation opinion with respect to the Loan no longer apply, Borrower shall deliver to Lender a non-consolidation opinion in form and substance reasonably satisfactory to Lender and satisfactory to the applicable Rating Agencies; and

(vii)       the Property shall continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to Lender and acceptable to the applicable Rating Agencies.

(f)           provided that no Event of Default shall then exist, any other Transfer of a direct or indirect interest in WWP Sponsor by any of Duncan, RCG Longview or DRA to or among themselves provided that:

(i)           Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity;

(ii)          Borrower shall give Lender notice of such Transfer not less than five (5) days prior to the date of such Transfer;

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(iii)         the Property shall continue to be managed by a Qualified Manager or by a property manager reasonably acceptable to Lender and acceptable to the applicable Rating Agencies;

(iv)        Duncan, RCG Longview, or DRA, shall continue to Control WWP Sponsor; and

(v)         WWP Sponsor shall continue to Control the Borrower and the Property.

(g)          the acquisition by EOP-NYCCA or a wholly-owned Affiliate of EOP-NYCCA of any of the limited partnership interests in Amenities Owner; provided that if EOP-NYCCA shall acquire the entire limited partnership interests in Amenities Owner, then concurrently therewith Amenities Owner shall be an SPE Entity (and Borrower shall cause Amenities Owner to amend its organizational documents to comply with the Rating Agency’s requirements to comply with “special purpose entity” requirements from and after the date of such transfer);

(h)          any Transfer of a limited partnership interest or other non-Controlling passive interests in RCG Longview, DRA or in a Permitted Preferred Equity Investor to other holders of limited partnership or other non-Controlling passive interests holders of such Person, or to other Persons who thereafter will only hold limited partnership interests or other non-Controlling passive interests in RCG Longview, DRA or a Permitted Preferred Equity Investor;

(i)           a Permitted Mezzanine Transfer;

(j)           a Transfer or disposal of Equipment or building equipment for the Worldwide Plaza Amenities, which is being replaced or which is no longer necessary in connection with the operation of the Property or the Worldwide Plaza Amenities free from the Lien of the Mortgage provided that such Transfer or disposal will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease and any replacement Equipment or building equipment shall be subject to the Lien of the Mortgage. Lender shall, from time to time and at Borrower’s expense (including Lender’s reasonable attorneys’ fees), upon receipt of an Officer’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender and Borrower to confirm that such Equipment or building equipment which is to be, or has been, sold or disposed of is free from the Lien of the Mortgage; and/or

(k)          the granting of easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, cable, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance shall materially impair the utility and operation of the Property or the Worldwide Plaza Amenities or have a material adverse effect on the value of the Property and the Worldwide Plaza Amenities taken as a whole. In connection with any Transfer permitted pursuant to this Section 7.2(k), Lender shall execute and deliver any instrument reasonably necessary or appropriate, to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

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(i)          Not less than fifteen (15) days prior written notice thereof;

(ii)         a copy of the instrument or instruments of Transfer in form and substance reasonably acceptable to Lender;

(iii)        an Officer’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property or have a material adverse effect on the value of the Property and the Worldwide Plaza Amenities taken as a whole; and

(iv)        reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such Transfer.

Section 7.3          Cost and Expenses; Searches; Copies.

(a)          Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all fees and expenses of Lender’s counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues and any Rating Agency fees.

(b)          Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer.

(c)          In connection with any Permitted Transfer, to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in Borrower immediately following such transfer (provided such transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower as of the Closing Date), Borrower shall deliver (and Borrower shall be responsible for any reasonable out of pocket costs and expenses in connection therewith), customary searches reasonably requested by Lender in writing (including credit, judgment, lien, litigation, bankruptcy, criminal and watch list) reasonably acceptable to Lender with respect to such transferee.

ARTICLE 8

DEFAULTS

Section 8.1          Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)          if (A) the Obligations are not paid in full on the Maturity Date, (B) subject to the terms of Section 6.11.2, any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Notes is not paid in full on the applicable Monthly Payment Date, (C) any prepayment of principal due under this Agreement or the Notes is not paid when due, (D)  the Prepayment Fee is not paid when due, (E) the Liquidated Damages Amount is not paid when due, (F) any deposit to the Reserve Funds is not made within three (3) days following the required deposit date therefor or (G) there is a breach of Section 2.4.7;

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(ii)         subject to the terms of Section 6.11.2, if any other amount payable pursuant to this Agreement, the Notes or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(iii)        subject to the terms of Section 6.11.2 and Borrower’s right to contest set forth in Section 4.6 of this Agreement, if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Servicer fails to make such payment in violation of this Agreement);

(iv)        if the Policies are not (A) delivered to Lender within five (5) days of Lender’s written request (or within sixty (60) days of Lender’s written request if Lender is in receipt of all certificates of insurance for the Policies) and (B) kept in full force and effect, each in accordance with the terms and conditions hereof;

(v)         a Transfer other than a Permitted Transfer occurs;

(vi)        if any certification, representation or warranty made by Borrower or Guarantors herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material adverse respect as of the date such representation or warranty was made;

(vii)       if any Borrower Party or any Guarantor shall make an assignment for the benefit of creditors; provided, however that if Amenities Owner shall make an assignment for the benefit of creditors, which is solely as a result of the actions of one or more of Amenities Owner's limited partners, and neither Borrower, any Guarantor, any WWP Amenities Subsidiary (other than Amenities Owner) or their respective Affiliates were collusive in connection with such assignment, no Event of Default shall occur if such assignment is withdrawn, discharged and/or dismissed within six (6) months from the date of such assignment, in the case of a dismissal or discharge either by: (i) entry of a final non-appealable order or judgment dismissing or discharging such assignment, or (ii) entry of a non-final, appealable order or judgment dismissing or discharging such assignment, which order or judgment is not stayed as to its effectiveness at the conclusion of such six month period (i.e., such assignment for the benefit of creditors shall not be effective at the conclusion of such six month period);

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(viii)      if a receiver, liquidator or trustee shall be appointed for any Borrower Party or any Guarantor or if any Borrower Party or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower Party or any Guarantor, or if any proceeding for the dissolution or liquidation of any Borrower Party or any Guarantor shall be instituted, or if any Borrower Party is substantively consolidated with any other Person, or if any Borrower Party files or solicits the filing of an involuntary bankruptcy petition against any other Borrower Party or Manager without obtaining the prior consent of each of the Independent Directors or Independent Managers of such entity, if any; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by such Borrower Party or any Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days following its filing; provided, however that if (a) a receiver, liquidator or trustee shall be appointed for Amenities Owner, or (b) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed against Amenities Owner (the events in (a) and (b), collectively, an “Amenities Owner Insolvency Event”), which is solely as a result of the actions of one or more of Amenities Owner’s limited partners, and neither Borrower, any Guarantor, any WWP Amenities Subsidiary (other than Amenities Owner) or their respective Affiliates were collusive in connection with such Amenities Owner Insolvency Event, no Event of Default shall occur if such Amenities Owner Insolvency Event is withdrawn, discharged and/or dismissed within six (6) months from the date of such Amenities Owner Insolvency Event, in the case of a dismissal or discharge either by: (i) entry of a final non-appealable order or judgment dismissing or discharging such Amenities Owner Insolvency Event, or (ii) entry of a non-final, appealable order or judgment dismissing or discharging such Amenities Owner Insolvency Event, which order or judgment is not stayed as to its effectiveness at the conclusion of such six month period (i.e., no receiver, liquidator or trustee shall then be appointed, and Amenities Owner shall no longer be a debtor in any bankruptcy proceeding, at the conclusion of such six month period)

(ix)         if any Borrower Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x)          if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xi)         a breach of the covenants set forth in Sections 4.4 or 4.23(iv)(B) (provided that any such breach shall not constitute an Event of Default if (A) such breach is curable, inadvertent, non-recurring and not material, (B) Borrower shall promptly cure the same within thirty (30) days after Borrower first becomes aware of such violation or failure and (C) within ten (10) Business Days after Borrower is first aware of such violation or failure, Borrower delivers to Lender a bankruptcy non-consolidation opinion (or, if applicable, an update to the Insolvency Opinion, reasonably satisfactory to Lender to the effect that such violation or failure shall not in any material way impair, negate, adversely change or qualify the opinions rendered in the Insolvency Opinion)), 4.23 (except to the extent set forth above in this clause (xi)) or 4.31 hereof;

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(xii)        if Borrower shall be in default (after notice and the expiration of any applicable grace and cure periods, if any) under any mortgage or security agreement covering any part of the Property whether it be superior, pari passu or junior in Lien to the Mortgage;

(xiii)       subject to Borrower’s right to contest set forth in Section 4.3 of this Agreement, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Permitted Encumbrance or a Lien for Taxes not then due and payable;

(xiv)       the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender, other than in accordance with this Agreement and the Leases at the Property entered into in accordance with the Loan Documents;

(xv)        if, without Lender’s prior written consent, (i) the Management Agreement is terminated or the ownership, management or control of Manager is transferred, unless a Qualified Manager or other property manager is appointed pursuant to Section 4.14.2, (ii)  there is a material change in the Management Agreement for which Lender’s consent is required under this Agreement, or (iii) if there shall be a material default by Borrower under the Management Agreement beyond any applicable notice or grace period;

(xvi)       if Borrower or any Person owning a direct or indirect ownership interest in Borrower shall be convicted of a Patriot Act Offense by a court of competent jurisdiction;

(xvii)      a breach of any representation, warranty or covenant contained in Section 3.1.18 hereof;

(xviii)     if Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information required by Section 4.9 within ten (10) days after Lender delivers written notice of such failure to Borrower;

(xix)       [Intentionally Omitted];

(xx)        if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;

(xxi)       Guarantors breach any of the Guarantor Financial Covenants and said breach is not cured in accordance with the provisions of the Guaranty, if any;

(xxii)      at Lender’s election, if any event shall occur or condition shall exist, the effect of which is to accelerate the maturity of any portion of the debt secured by the Amenities Mortgages, or the commencement of any foreclosure proceeding under any of the Amenities Loan Documents.

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(xxiii)     if there shall continue to be a Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in clauses (i) to (xxii) above, and such Default shall continue for ten (10) days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

provided, that any breach of a Guarantor or Guarantors under clauses (vii), (viii) and (xxi) of this Section 8.1 shall not constitute an Event of Default if (A) in the case of clauses (vii) and (viii) of this Section 8.1, the non-breaching Guarantors continue to satisfy the Guarantor Financial Covenants (and in such case Lender shall release such breaching Guarantor from further liability under the Loan Documents) and (B) in the case of clause (xxi) of this Section 8.1 (including a breach of clause (vii) or (viii) of Section 8.1 which causes a breach of such clause (xxi), if (I) no other Event of Default is continuing and (II) within thirty (30) days after the expiration of the cure period for such breach, Borrower (i) causes an Approved Replacement Guarantor, acceptable to Lender in its sole discretion, to deliver to Lender a guaranty of recourse obligations (in the same form as the guaranty of recourse obligations delivered to Lender by Guarantors on the date hereof) and an environmental indemnity agreement (in the same form as the environmental indemnity agreement delivered to Lender by Guarantors on the date hereof), pursuant to which, in each case, the Approved Replacement Guarantor agrees to be liable under each such guaranty of recourse obligations and environmental indemnity agreement to the same extent as Guarantors, (ii) delivers to Lender true, correct and complete copies of all documents requested by Lender concerning the organization and existence of such Approved Replacement Guarantor, (iii) Lender receives satisfactory Patriot Act, OFAC and similar searches with respect to such Approved Replacement Guarantor, and (iv) counsel to Approved Replacement Guarantor(s) shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require.

Section 8.2           Remedies.

8.2.1      Acceleration. Upon the occurrence and during the continuance of an Event of Default and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, other than with respect to an Event of Default described in subsection (vii) or (viii) of Section 8.1 above, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in subsection (vii) or (viii) of Section 8.1 above, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable in full, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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8.2.2      Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law or contract or as set forth herein or in the other Loan Documents or by equity. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

8.2.3      Severance.

(a)          During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

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(b)          During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.

(c)          During the continuance of an Event of Default, any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

8.2.4      Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, if an Event of Default is then continuing Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE 9

SALE AND SECURITIZATION OF MORTGAGE

Section 9.1           Sale of Mortgage and Securitization.

(a)          Lender shall have the right (i) to sell, syndicate or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Secondary Market Transaction are hereinafter referred to as “Securities”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.

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(b)          If requested by Lender, Borrower shall use reasonable efforts to assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by prospective investors, the Rating Agencies, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:

(i)          (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager, including, without limitation, the information set forth on Exhibit B attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and the Rating Agencies;

(ii)         provide opinions of counsel, which may be relied upon by Lender, trustee in any Securitization, underwriters, NRSROs and their respective counsel, agents and representatives, as to non-consolidation or any other opinion customarily provided by borrowers in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, the Loan Documents, and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(iii)        provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv)        execute such amendments to the Loan Documents as may be reasonably requested by Lender or the Rating Agencies in an effort to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Monthly Payment Date to a date other than as originally set forth in such Notes, and restructuring the collateral package with respect to the Worldwide Plaza Amenities, the pledge of the Membership Interests, and the Pledged Loans), provided, that, without limiting Borrower’s, Guarantors’ and their Affiliates’ obligations under this Article IX, nothing contained in this Section 9.1(b)(iv) shall increase (other than to a de minimis extent) Borrower’s or Guarantors’ obligations, or decrease (other than to a de minimis extent) Borrower’s or Guarantors’ rights, under the Loan Documents.

(c)          If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any Guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request the following financial information:

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(i)           if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or

(ii)          if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(d)          Further, if requested by Lender, Borrower shall, to the extent such information is available to Borrower without unreasonable effort or expense and Borrower is not restricted from disclosing such information pursuant to the terms of a confidentiality agreement or similar arrangement with an applicable Tenant, promptly upon Lender’s request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any Tenant of the Property if, in connection with a Securitization, Lender in good faith expects there to be, as of the cutoff date for such Securitization, a concentration with respect to such Tenant or group of Affiliated Tenants within all of the mortgage loans included or expected to be included in the Securitization such that such Tenant or group of Affiliated Tenants would constitute a Significant Obligor. Borrower shall, to the extent such information is available to Borrower without unreasonable effort or expense and Borrower is not restricted from disclosing such information pursuant to the terms of a confidentiality agreement or similar arrangement with an applicable Tenant, furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

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(e)          If Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor in Lender’s proposed Securitization, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f)           Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:

(i)           with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and

(ii)          with respect to ongoing information required under Section 9.1(d) and (e) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (2) not later than seventy-five (75) days after the end of each Fiscal Year of Borrower.

(g)          If requested by Lender, Borrower shall provide Lender, promptly, and in any event within three (3) Business Days following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by the Lender.

(h)          If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrower shall provide Lender, promptly upon request, but not more frequently than once per calendar year, a list of Tenants (including all affiliates of such Tenants) that in the aggregate (1) occupy 10% or more (but less than 20%) of the total floor area of the improvements or represent 10% or more (but less than 20%) of aggregate base rent, and (2) occupy 20% or more of the total floor area of the improvements or represent 20% or more of aggregate base.

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(i)           All financial statements provided by Borrower pursuant to Section 9.1(c), (d) or (e) shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by Independent Accountants in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the Independent Accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the Independent Accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Independent Accountants and the reference to such Independent Accountants as “experts” in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements prepared by Borrower shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph. Notwithstanding anything contained herein to the contrary, it is understood and agreed that Lender may only disclose the name, experience, names and titles of principals of, assets managed, financial covenants under the Loan Documents and other information regarding Guarantors that are customarily provided in a Disclosure Document; provided that in no event shall any Disclosure Document include financial data, social security numbers or driver’s license information of any principals of any Guarantor.

Section 9.2           Securitization Indemnification.

(a)          Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with any Secondary Market Transaction, including a Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to any Secondary Market Transaction, including a Securitization. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by the Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.

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(b)          Borrower hereby agrees to indemnify Lender (and for purposes of this Section 9.2, Lender shall include the initial lender, its successors and assigns, and their respective officers and directors) and each Person who controls the Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (excluding special, consequential or punitive damages except to the extent same are imposed on, incurred by or asserted against Lender, the Lender Group, the Issuer or the Underwriter Group in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person (that is not an Affiliate of Lender, the Lender Group, the Issuer or the Underwriter Group) against Lender, the Lender Group, the Issuer or the Underwriter Group) (collectively, the “Liabilities”) actually incurred by Lender, the Lender Group, the Issuer or the Underwriter Group insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of any material fact contained in any Disclosure Document solely as it relates to Borrower, any Affiliate of Borrower, the Property, Manager (if an Affiliate of Borrower) or any Guarantor (the “Provided Information”), (B) the omission or alleged omission to state in the Provided Information a material fact required to be stated in such Provided Information or necessary in order to make the statements in such Provided Information, in light of the circumstances under which they were made, not misleading, or (C) a breach of the representations and warranties made by Borrower in Section 3.1.31 of this Agreement (Full and Accurate Disclosure). Borrower also agrees to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any reasonable out-of-pocket legal or other expenses actually incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities. Borrower’s liability under this paragraph will be limited to Liability that arises out of, or is based upon, an untrue statement or omission made in reliance upon, and in conformity with, the Provided Information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnification provision will be in addition to any liability which Borrower may otherwise have. Notwithstanding anything to the contrary contained herein, (i) Borrower shall not be responsible for (x) any Securitization Indemnification Liabilities relating to untrue statements or omissions about which Borrower provided notice to Lender in writing prior to Securitization, or (y) any Securitization Indemnification Liabilities relating to any Disclosure Documents (or the applicable provisions thereof) that Borrower is not provided a reasonable opportunity to review; provided, that Borrower agrees it shall complete its review of any initial draft of a Disclosure Document not more than three (3) Business Days after delivery to Borrower thereof, and in the case of any changes to any Disclosure Document forwarded after an initial draft of such Disclosure Document has been delivered to Borrower, promptly upon, but in no event later than one (1) Business Day after, delivery to Borrower of such changes; and (ii) Borrower shall not be liable for any misstatements or omissions resulting from Lender’s failure to accurately transcribe written information delivered by or on behalf of Borrower to Lender unless Borrower was provided a reasonable opportunity to review such Disclosure Documents (or the applicable portions thereof) and failed to notify Lender of such misstatements or omissions.

(c)          In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, solely as it relates to Provided Information, Borrower agrees to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an alleged untrue statement or alleged omission or an untrue statement or omission made in reliance upon, and in conformity with, the Provided Information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property, and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any reasonable out-of-pocket legal or other expenses actually incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.

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(d)          Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party pursuant to the immediately preceding sentence of this Section 9.2(d), such indemnifying party shall pay for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party. The indemnified party shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursement for which such indemnified party is seeking or intends to seek reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are related to the defense of a claim for which Borrower is required hereunder to indemnify such indemnified party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings. If the defendants in any such action include both the indemnified party and the indemnifying party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), no indemnified party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnified party shall have obtained an unconditional release of each indemnifying party hereunder from all liability arising out of such claim, action, suit or proceedings.

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(e)          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)          The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3           Severance.

9.3.1           Severance Documentation. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to, after or contemporaneously with any sale, syndication, participation or Securitization of all or any portion of the Loan), to require Borrower to execute and deliver “component” notes and/or modify the Loan in order to create one or more senior and subordinate notes (e.g., an A/B or A/B/C structure) and/or interest only notes and/or one or more additional components of the note or notes (including the implementation of one or more New Mezzanine Loans (in accordance with Section 9.3.2 below)), reduce the number of components of the note or notes, revise the interest rate for each component, reallocate the interest and/or principal balances of the notes and/or the components, increase or decrease the monthly debt service payments for each component, reallocate the interest and/or principal balance of the Loan and Mezzanine Loan, increase or decrease the monthly debt service payments between the Loan and the Mezzanine Loan, or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), in which case Lender may adjust Schedule X to reflect such modification(s), provided that (i) the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and (ii) the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original notes immediately prior to such modification, it being acknowledged that partial prepayments of principal may cause the weighted average interest rate to change over time due to the non pro rata allocation of such prepayments between any such separate notes, loans, participations or components. At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the note and/or notes and any components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective.

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9.3.2           New Mezzanine Loan Option. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any Secondary Market Transaction), to create one or more mezzanine loans senior in priority to the Current Mezzanine Loan (each, a “New Mezzanine Loan”), to establish different interest rates and to reallocate the Outstanding Principal Balance and Monthly Debt Service Payment of the Loan to the Loan and such New Mezzanine Loan(s) and to require the payment of the Loan and any New Mezzanine Loan(s) in such order of priority as may be designated by Lender; provided, that (a) the outstanding principal balance of the Loan and such New Mezzanine Loan(s) immediately after the effective date of the creation of such New Mezzanine Loan(s) equals the Outstanding Principal Balance immediately prior to such modification, (b) the weighted average of the interest rates for the Loan and such New Mezzanine Loan(s) immediately after the effective date of the creation of such New Mezzanine Loan(s) equals the interest rate of the original Notes immediately prior to such modification, it being acknowledged that partial prepayments of principal may cause the weighted average interest rate to change over time due to the non pro rata allocation of such prepayments between any such loans, (c) the original outstanding principal balance of the New Mezzanine Loan and the Current Mezzanine Loan shall not exceed $250,000,000.00 and (d) Lender shall cooperate, at no cost to Lender, in good faith with Borrower’s request to maintain the benefits of any mortgage recording tax previously paid. In connection with any New Mezzanine Loan, Borrower shall be responsible for the costs of obtaining a mezzanine title endorsement in the amount of the New Mezzanine Loan. Borrower shall cause the formation of one or more special purpose, bankruptcy remote entities as required by Lender in order to serve as the borrower under any New Mezzanine Loan (each, a “New Mezzanine Loan Borrower”) and the applicable organizational documents of Borrower shall be amended and modified as necessary or required in the formation of any New Mezzanine Loan Borrower.

9.3.3           Cooperation; Execution; Delivery. Borrower shall, and shall cause each Guarantor to, reasonably cooperate with all reasonable requests of Lender in connection with this Section 9.3; provided, that any such cooperation shall not increase (other than to a de minimis extent) Borrower’s or Guarantors’ obligations, or decrease (other than to a de minimis extent) Borrower’s or Guarantors’ rights, under the Loan Documents, other than such increase of obligations or decrease as set forth in this Section 9.3. Subject to the immediately preceding sentence, if requested by Lender, Borrower shall promptly execute and deliver such documents as shall be reasonably required by Lender and any Rating Agency in connection with any modification or New Mezzanine Loan pursuant to this Section 9.3, all in form and substance reasonably satisfactory to Lender and satisfactory to any applicable Rating Agency, including, the severance of security documents if requested and/or, in connection with the creation of any New Mezzanine Loan: (i) execution and delivery of a promissory note and loan documents necessary to evidence such New Mezzanine Loan, (ii) execution and delivery of such amendments to the Loan Documents as are necessary in connection with the creation of such New Mezzanine Loan, (iii) delivery of opinions of legal counsel with respect to due execution, authority and enforceability of any modification documents or documents evidencing or securing any New Mezzanine Loan, as applicable and (iv) with respect to any New Mezzanine Loan, delivery of an additional Insolvency Opinion for the Loan and a substantive non-consolidation opinion; each as reasonably acceptable to Lender, prospective investors and/or the Rating Agencies. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Notes, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.3 after expiration of fifteen (15) Business Days after notice thereof.

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Section 9.4           Costs and Expenses. Borrower shall (i) be responsible for its own costs or expenses in the performance of its obligations under Sections 9.1(a) or (b) or Section 9.3 above and (ii) reimburse Lender for its reasonable out of pocket costs and expenses in connection with any of the transactions contemplated under Sections 9.1(a) or (b) or Section 9.3, subject to a maximum reimbursement amount of $41,040.00 (less the fees incurred by Borrower in connection with delivering an additional Insolvency Opinion under Section 9.3.3) with respect to Lender’s costs and expenses with respect to any of the foregoing transactions that close after the Closing Date; provided, however, that in connection with a Securitization, Borrower shall only be responsible for fees and expenses payable to their legal counsel and advisors, and the costs and expenses incurred in providing the Updated Information.

ARTICLE 10

MISCELLANEOUS

Section 10.1         Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Notes, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or Affiliate of Borrower (other than a Guarantor pursuant to the Guaranty and the Environmental Indemnity), or any legal representatives, successors or assigns of any of the foregoing (collectively, “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance (other than an action which requires the payment of money) or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Notes, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any Exculpated Party (except, with respect to Guarantors, pursuant to the Guaranty or Environmental Indemnity) in any such action or proceeding under or by reason of or under or in connection with the Notes, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 10.1 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Worldwide Plaza Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) impair the enforcement of the Environmental Indemnity; (g) constitute a prohibition against Lender to seek a deficiency judgment against Worldwide Plaza Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage (excluding special, consequential or punitive damages except to the extent same are imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened by any other Person (that is not an Affiliate of Lender) against Lender), cost, expense, liability, claim or other obligation actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

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(i)          fraud, willful misconduct, intentional misrepresentation or failure to disclose a material fact by or on behalf of Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor in each case in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(ii)         the breach (after notice and the expiration of any applicable cure and grace period, if any) of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

(iii)        wrongful removal or destruction of any portion of the Property or the Worldwide Plaza Amenities or damage to the Property or the Worldwide Plaza Amenities caused by willful misconduct or gross negligence by or on behalf of Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor;

(iv)        any intentional physical waste of the Property or the Worldwide Plaza Amenities by or on behalf of Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor;

(v)         the forfeiture by Borrower of the Property or by Amenities Owner of the Worldwide Plaza Amenities, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor;

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(vi)        the misappropriation or conversion by or on behalf of Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property or the Worldwide Plaza Amenities, in violation of the Loan Documents, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property or the Worldwide Plaza Amenities, in violation of the Loan Documents, or (C) any Gross Revenues (including Rents, Insurance Proceeds, security deposits, advance deposits or any other deposits and Lease Termination Payments), in violation of the Loan Documents or (D) any other funds due to Lender under the Loan Documents, including, in connection with any of the foregoing, by reason of failure to comply with Section 6.1 hereof or breach of the Clearing Account Agreement or the Cash Management Agreement, in each case after notice and the expiration of any applicable grace or cure periods, if any (it being understood that distributions of Available Cash pursuant to level (xi)(B) of Section 6.11.1 that Borrower is entitled to, and which is thereafter distributed to its equityholders when no Trigger Period is then continuing, shall not give rise to liability under this clause (vi));

(vii)       failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property or the Worldwide Plaza Amenities by or on behalf of Borrower or any Affiliate of Borrower (excluding charges that are addressed in clause (x), below) unless (a) funds to pay such charges were, at the applicable time, in an Account established to pay such charges and Lender failed to pay (or make funds available to pay) such charges in violation of the Loan Documents or (b) Rents received during the applicable time were insufficient to pay all of Borrower’s or Amenities Owner’s outstanding liabilities (including such charges) with respect to the Property or the Worldwide Plaza Amenities and such charges were incurred by Borrower or Amenities Owner either (1) in connection with Capital Expenditures in the ordinary course of Borrower’s or Amenities Owner’s business and not in violation of the Loan Documents or (2) in accordance with the Approved Budget;

(viii)      [intentionally omitted];

(ix)         the failure by or on behalf of Borrower or any Affiliate of Borrower to pay Taxes unless (a) funds to pay such amounts were, at the applicable time, in an Account established to pay such amounts and Lender failed to pay (or make funds available to pay) such amounts in violation of the Loan Documents or (b) Rents received during the applicable time were insufficient to pay such amounts;

(x)          failure by or on behalf of Borrower or any Affiliate of Borrower to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 hereof unless (a) funds to pay such amounts were, at the applicable time, in an Account established to pay such amounts and Lender failed to pay (or make funds available to pay) such amounts in violation of the Loan Documents or (b) Rents received during the applicable time were insufficient to pay such amounts;

(xi)         Borrower’s indemnification of Lender set forth in Section 9.2(b) hereof,

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(xii)        any material breach of the representations set forth in Section 3.1.1 or the covenants set forth in Section 4.4 that does not result in the substantive consolidation of the assets and liabilities of Borrower with any other Person, unless, in any such case, (A) such breach is curable, inadvertent, non-recurring and not material, (B) Borrower shall promptly cure the same within thirty (30) days after Borrower is first aware of such violation or failure and (C) within ten (10) Business Days after Borrower is first aware of such violation or failure, Borrower delivers to Lender a non-consolidation opinion (or, if applicable, an update to the Insolvency Opinion) to the effect that such violation or failure shall not, to Lender’s reasonable satisfaction, in any material way impair, negate, adversely change or qualify the opinions rendered in the Insolvency Opinion; and/or

(xiii)       Any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or under any other Loan Document unless Borrower and its Affiliates are fully cooperating with such enforcement and not contesting such enforcement in any manner (other than raising defenses to such enforcement in good faith).

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur (each, a “Springing Recourse Event”):

(i) a breach of the last two sentences of Section 3.1.1, or of Section 4.4 hereof that results in an order of substantive consolidation of Borrower with any other Person other than another Borrower (except a breach of clauses (f), (j), (w) or (x) in Part A of Schedule V relating to Borrower’s insolvency or lack of adequate capital) (provided that Lender shall not seek collection until such order becomes a final order), or a breach of any of the Specified SPE Covenants;

(ii) Borrower fails to obtain Lender’s prior consent to any Indebtedness, other than Permitted Indebtedness, whether or not secured by the Property or the Worldwide Plaza Amenities, or any other voluntary Lien encumbering the Property or the Worldwide Plaza Amenities, other than Permitted Encumbrances, in violation of the Loan Documents;

(iii) Borrower fails to obtain Lender’s prior consent to any Transfer of the Property or the Worldwide Plaza Amenities or any interest therein, loans secured by the Amenities Mortgages or any Transfer of any direct or indirect interest in Borrower or any WWP Amenities Subsidiary, in either case in violation of the Loan Documents;

(iv) Borrower or any WWP Amenities Subsidiary becomes a debtor in a bankruptcy or insolvency proceeding, if (I) voluntary, (II) with the consent or acquiescence of Borrower, any WWP Amenities Subsidiary, any Guarantor, or any of their Affiliates (provided, that, Borrower, any WWP Amenities Subsidiary, any Guarantor and their Affiliates shall not be deemed to have acquiesced to any filing provided it takes commercially reasonable steps to have such filing dismissed), or (III) Borrower, any WWP Amenities Subsidiary (other than Amenities Owner), any Guarantor, or any of their Affiliates colludes in the filing of an involuntary proceeding, it being agreed that no liability shall arise with respect to an involuntary bankruptcy filing (or a voluntary filing by Amenities Owner which is solely as a result of the actions of one or more of Amenities Owner’s limited partners) if (x) Borrower, any WWP Amenities Subsidiary (other than Amenities Owner), any Guarantor, and their respective Affiliates were not collusive in connection with such action or proceeding; and (y) Borrower any WWP Amenities Subsidiary, and Guarantors are actively, diligently, seeking, and using commercially reasonable efforts, to have such action or proceeding dismissed, or such proceeding is dismissed;

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(v) Borrower or any WWP Amenities Subsidiary makes an assignment for the benefit of creditors, excluding an assignment for the benefit of creditors by Amenities Owner which is solely as a result of the actions of one or more of Amenities Owner's limited partners, and neither Borrower, any WWP Amenities Subsidiary (other than Amenities Owner), any Guarantor ortheir respective Affiliates were collusive in connection therewith; or

(vi) if any Guarantor (or any Person comprising any Guarantor), Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Notes, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, except to the extent Borrower is contesting such enforcement, right or remedy and has raised defenses with respect thereto in good faith.

Section 10.2        Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.3         Lender’s Discretion; Rating Agency Review Waiver.

(a)          Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor.

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(b)          Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Agency Confirmation is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Agency Confirmation will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Agency Confirmation requirement shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Agency Confirmation is required.

Section 10.4         Governing Law.

(a)          THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS UPON BORROWER AT THE ADDRESS FOR BORROWER SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR BORROWER SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF BORROWER CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK.

Section 10.5         Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 10.6         Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by email (or facsimile if no email address is set forth below) (provided that such Notice is delivered pursuant to another method of service permitted under this Section 10.6 within one Business Day thereafter) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by email (or facsimile if no email address is set forth below) (provided that such Notice is delivered pursuant to another method of service permitted under this Section 10.6 within one Business Day thereafter), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

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If to Lender:	German American Capital Corporation
60 Wall Street, 10th Floor
New York, NY 10005
Attention: Robert W. Pettinato, Jr.
Email: robert.pettinato@db.com

and to:	German American Capital Corporation
60 Wall Street, 10th Floor
New York, NY 10005
Attention: General Counsel
Facsimile: (646) 736-5721

and to:	Bank of America, N.A.
One Bryant Park
New York, New York 10036
Attention: Steven L. Wasser
Email: steve.l.wasser@baml.com

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Harvey R. Uris, Esq.
Email: harvey.uris@skadden.com

with a copy to:	Wells Fargo Commercial Mortgage Services
Asset Management
Duke Energy Center
550 South Tryon Street, 12th Floor,
Charlotte, NC 28202
Attention: Samara Gummel, Vice President
Email: samara.gummel@wellsfargo.com

If to Borrower:	WWP Office, LLC
c/o George Comfort & Sons, Inc.
200 Madison Avenue
New York, New York 10016
Attn: Mr. Peter S. Duncan
Email: pduncan@gcomfort.com

and to:	WWP Amenities Holdings, LLC
c/o George Comfort & Sons, Inc.
200 Madison Avenue
New York, New York 10016
Attn: Mr. Peter S. Duncan
Email: pduncan@gcomfort.com

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with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038-4982
Attention: Karen Scanna, Esq.
Email: kscanna@strook.com

with a copy to:	Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Martin Luskin, Esq.
Email: mluskin@blankrome.com

with a copy to:	Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, Pennsylvania 19103-6998
Attn: Pelayo Coll, Esq.
Email: coll@blankrome.com

with a copy to:	c/o RCG Longview
7 Penn Plaza, Suite 618
New York, New York 10001
Attention: Mr. Jay Anderson
Email: janderson@rcglongview.com

with a copy to:	c/o Ramius LLC
599 Lexington Avenue
20th Floor
New York, New York 10029
Attention: Mr. Michael Boxer
Email: mboxer@ramius.com

with a copy to:	c/o DRA G&I Fund VI Real Estate
Investment Trust
220 East 42nd Street
27th Floor
New York, New York 10017
Attention: David Luski (with concurrent copies to Daniel Goldman and Jean Marie Apruzzese)
Email: dluski@draadvisors.com
jappruzzese@draadvisors.com
dgoldman@draadvisors.com

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Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 10.7         Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8         Headings, Schedules and Exhibits. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.9        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10       Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder to the extent necessary to conform the applicability of such payments to that required under this Agreement. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11      Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

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Section 10.12      Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13      Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.14       No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)          Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)          The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

Section 10.15      Publicity. Prior to Securitization, no news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Borrower, Guarantors or any of their Affiliates or principals, Lender, the Affiliate of Lender that acts as the issuer with respect to a Securitization or any of their other Affiliates (collectively, “Publicity”) shall be permitted. Thereafter, all Publicity shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower’s approval and Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, including in connection with a Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein in the Loan.

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Section 10.16      Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 10.17     Certain Waivers. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

Section 10.18     Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.19      Brokers and Financial Advisors. Borrower hereby represents that, except for Broker, it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender (except to the extent that Lender engaged such Person) in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

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Section 10.20      Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto and their respective affiliates in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, including any confidentiality agreements or any similar agreements between or among any such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.21       Servicer.

(a)          At the option of Lender, the Loan may be serviced by a servicer or special servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall not be responsible for payment of the annual master servicing fee due to the Servicer under the Servicing Agreement.

(b)          Other than as provided in Section 10.21(a) above, Borrower shall pay all of the fees and expenses of the Servicer and any reasonable third-party fees and expenses in connection with the Loan, including any prepayments, releases of the Property, approvals under the Loan Documents requested by Borrower, other requests under the Loan, defeasance, assumption of Borrower’s obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, reasonable attorneys fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan.

(c)          Borrower shall only be required to interface with, and pay any servicing costs or expenses that Borrower is required to pay hereunder to, one Servicer with respect to the Loan and the Mezzanine Loan (unless an Event of Default has occurred or the Loan is being specially serviced) with respect to routine, day-to-day matters including approvals of Leases and budgets in accordance with the terms hereof and notices required from, or to be delivered to Lender pursuant to the Loan Documents (it being understood that such Servicer may need to consult with other Persons that hold a portion of Lender’s rights and obligations under the Loan (or their servicers) or, to the extent provided for in this Agreement, with the Rating Agencies rating the Securities in connection with any such consent, approval or notice).

Section 10.22       Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 10.23      Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Notes, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Notes, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

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Section 10.24       Assignments and Participations.

(a)          In addition to any other rights of Lender hereunder, the Loan, the Notes, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

(b)          Lender or its custodial agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of any assignment and assumption agreement (with respect to the Loan or any Loan Document) delivered to it and a register for the recordation of the names and addresses of each Lender and principal amounts (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Lender’s failure to comply with the foregoing shall not give rise to any defense, claim or right of offset of Borrower with respect to any Obligations of Borrower arising under any of the Loan Documents.

(c)          In the event that a Lender sells a participation to any Person (such Person, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement, such Participant shall be entitled to the benefits of Section 10.30 (subject to the requirements and limitations therein, including the requirements under Section 10.30(e) (it being understood that the documentation required under Section 10.30(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Section 10.30, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Loan or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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Section 10.25      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.26      Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.27       Co-Lenders.

10.27.1         Borrower hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the entire Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, each of Borrower and the other Loan Parties shall be required to obtain the consent and approval of each Co-Lender and all copies of documents, reports, requests and other delivery obligations of Borrower and other relevant Persons shall be delivered by Borrower and such Persons to each Co-Lender. In addition, (i) the liabilities of Lender shall be several and not joint, (ii) no Co-Lender shall be responsible for the obligations of any other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower only for its respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

10.27.2         Each Co-Lender agrees that it has, independently and without reliance on any other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, Guarantors and their respective Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon any other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

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Section 10.28       [Intentionally Omitted]

Section 10.29       Intercreditor Agreement. Borrower acknowledges that Lender and Current Mezzanine Loan Lender are parties to the Intercreditor Agreement, which memorializes their relative rights and obligations with respect to the Loan, the Current Mezzanine Loan, Borrower, Current Mezzanine Borrower, the Property and the Collateral (as defined in the Current Mezzanine Loan Agreement). Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Current Mezzanine Loan Lender and (ii) neither Borrower nor Current Mezzanine Borrower are intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Current Mezzanine Loan Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

Section 10.30       Taxes.

(a)          Notwithstanding anything in this Agreement to the contrary, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any tax from any such payment by a Loan Party, then the Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.30) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c)          The Loan Parties shall indemnify the Lender and its Affiliates, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of taxes by any Loan Party to a Governmental Authority pursuant to this Section 10.30, such Loan Party shall deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.

(e)          Tax Forms.

(i)          Any Lender that is a U.S. Person shall deliver to the Borrower, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), duly executed originals of IRS Form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is exempt from U.S. federal backup withholding tax.

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(ii)         Any Lender that is a Foreign Lender and that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the Borrower, on or prior to the date such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. Without limiting the generality of the foregoing, each Lender that is a Foreign Lender shall, to the extent it is legally entitled to do so, on or prior to the date such Lender becomes a Lender under this Agreement and from time to time upon the reasonable request by the Borrower, deliver to the Borrower (in such number of copies as shall be reasonably requested by the Borrower), whichever of the following is applicable:

(A)         if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W-8BEN, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)         duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;

(C)         if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN, or any successor form thereto, together with a certificate (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, or the obligation of the Borrower hereunder is not, with respect to such Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that Section, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Lender; or

132

(D)         if such Lender is not the beneficial owner of the applicable Loan, duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable.

(iii)        Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(iv)        If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)         Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f)          If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 10.30 (including by the payment of additional amounts pursuant to this Section 10.30), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION

By:	/s/ David Goodman
	Name:	David Goodman
	Title:	Director

By:	/s/ Robert W. Pettinato
	Name:	Robert W. Pettinato
	Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Steven Wasser
	Name:	Steven Wasser
	Title:	Managing Director

[signatures continue on following page]

BORROWER:

WWP OFFICE, LLC

By:	/s/ Peter S. Duncan
Name:
Title:

WWP AMENITIES HOLDINGS, LLC

By:	/s/ Peter S. Duncan
Name:
Title:

SCHEDULE I

RENT ROLL

(Exhibit Omitted)

SCHEDULE II

REQUIRED REPAIRS

(Exhibit Omitted)

SCHEDULE III

ORGANIZATIONAL CHART

(Exhibit Omitted)

SCHEDULE IV

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

(Exhibit Omitted)

SCHEDULE V

DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY

Part A:

With respect to each Borrower from and after the date of their respective formation and (ii) with respect to WWP Amenities MPH Lender, LLC, WWP Amenities MPH Partner, LLC, Loan Pledgor and EOP-NYCCA, from and after July 22, 2009 and for all such Persons at all times from such applicable date until such time as the Obligations shall be paid and performed in full:

(a)          (1) Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property or the Worldwide Plaza Amenities, as applicable, entering into this Agreement with the Lender, refinancing the Property or the Worldwide Plaza Amenities, as applicable, in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property or Worldwide Plaza Amenities, as applicable, and (B) incidental personal property necessary for the ownership or operation of the Property or the Worldwide Plaza Amenities, as applicable; (2) WWP Amenities MPH Lender, LLC (i) has been, is, and will be organized solely for the purpose of owning the membership interests in Loan Pledgor and (ii) has not owned, does not own, and will not own any asset or property other than the membership interests in Loan Pledgor; (3) WWP Amenities MPH Partner, LLC (i) has been, is, and will be organized solely for the purpose of owning the membership interests in EOP-NYCCA and (ii) has not owned, does not own, and will not own any asset or property other than the membership interests in EOP-NYCCA; (4) Loan Pledgor (i) has been, is, and will be organized solely for the purpose of acquiring, owning, holding, and managing its interest in and performing its obligations under the Amenities Loan Documents, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than its interest in the Amenities Loan Documents; and (5) EOP-NYCCA (i) has been, is, and will be organized solely for the purpose of acquiring, owning, holding, selling, transferring, exchanging, and operating its 1% general partner interest in Amenities Owner and acting as the general partner thereof, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than its 1% general partner interest in Amenities Owner.

(b)          (1) Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Property and Worldwide Plaza Amenities , as applicable, and Borrower will conduct and operate its business as presently conducted and operated; (2) WWP Amenities MPH Lender has not engaged and will not engage in any business other than the owning the membership interests in Loan Pledgor, and WWP Amenities MPH Lender will conduct and operate its business as presently conducted and operated; (3) WWP Amenities MPH Partner, LLC has not engaged and will not engage in any business other than the owning the membership interests in EOP-NYCCA, and WWP Amenities MPH Partner, LLC will conduct and operate its business as presently conducted and operated; (4) Loan Pledgor has not engaged and will not engage in any business other than the acquiring, owning, holding, and managing its interest in and performing its obligations under the Amenities Loan Documents, and Loan Pledgor will conduct and operate its business as presently conducted and operated; and (5) EOP-NYCCA has not engaged and will not engage in any business other than the acquiring, owning, holding, selling, transferring, exchanging, and operating its 1% general partner interest in Amenities Owner and acting as its general partner, and EOP-NYCCA will conduct and operate its business as presently conducted and operated.

(c)          Such Person has not and will not enter into any contract or agreement with any Affiliate of such Person, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)          Such Person has not incurred and will not incur any Indebtedness other than Permitted Indebtedness. No Indebtedness other than the Loan may be secured (senior, subordinate, or pari passu) by the Property.

(e)          Such Person has not made and will not make any loans or advances to any third party (including any Affiliate of such Person or constituent party), and, except with respect to each Individual Borrower in relation to the other Individual Borrower by virtue of being co-borrowers hereunder, has not and shall not acquire obligations or securities of any third party or its Affiliates.

(f)          Such Person has been, is, and intends to remain solvent and such Person has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets provided its assets are generating sufficient cash flow in order to do so; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of such Person to make any additional capital contributions to such Person.

(g)          Such Person has done or caused to be done, and will do all things necessary to observe organizational formalities relating to its separateness and bankruptcy remoteness and preserve its separate existence, and such Person has not, will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement or other organizational documents in any material respect.

Sch. V-2

(h)          (1) Such Person has maintained and will maintain all of its books, records, financial statements and, except in the case of each Individual Borrower with respect to the other Individual Borrower by virtue of being co-borrowers hereunder, bank accounts, separate from those of its Affiliates and any other Person; (2) except in the case of each Individual Borrower with respect to the other Individual Borrower by virtue of being co-borrowers hereunder, such Person’s assets will not be listed as assets on the financial statement of any other Person; it being understood that such Person’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Person and such Affiliates and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on such Person’s own separate balance sheet; and (3) except in the case of each Individual Borrower with respect to the other Individual Borrower by virtue of being co-borrowers hereunder, such Person will file its own tax returns (to the extent such Person is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person. Such Person has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i)          Such Person has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Person or any constituent party of such Person (recognizing that such Person may be treated as a “disregarded entity” for tax purposes and is not required to file tax returns for tax purposes under applicable law)), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)          Such Person has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of such Person to make any additional capital contributions or loans to such Person and provided further that the assets of such Person are generating sufficient cash flow to enable it to do so.

(k)          Neither such Person nor any constituent party of such Person has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of such Person.

(l)          Except for each Individual Borrower with respect to the other Individual Borrower by virtue of being co-borrowers hereunder, such Person has not and will not commingle the funds and other assets of such Person with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)          Such Person has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)          Except for each Individual Borrower with respect to the other Individual Borrower by virtue of being co-borrowers hereunder, such Person has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

Sch. V-3

(o)          The organizational documents of such Person shall provide that the business and affairs of such Person shall be (A) managed by or under the direction of a board of one or more directors designated by such Person’s sole member (the “Sole Member”) or (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least two (2) duly appointed Independent Directors or Independent Managers. In addition, the organizational documents of such Person shall provide that no Independent Director or Independent Manager (as applicable) of such Person may be removed or replaced without Cause and unless such Person provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).

(p)          The organizational documents of such Person shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(q)          The organizational documents of such Person shall provide that the board of directors, the Committee or Sole Member (as applicable) of such Person shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors (or the Committee as applicable) of such Person unless at the time of such action there shall be (A) at least two (2) members of the board of directors (or the Committee as applicable) who are Independent Directors or Independent Managers, as applicable (and such Independent Directors or Independent Managers, as applicable, have participated in such vote) or (B) if there is no board of directors or Committee, then such Independent Managers shall have participated in such vote. The organizational documents of such Person shall provide that such Person will not and such Person agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Directors or Independent Managers (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of such Person or a substantial part of its business, (iii) take any action that might cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing. Such Person shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. In addition, the organizational documents of such Person shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Directors or Independent Managers (as applicable) shall consider only the interests of such Person, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to such Person (including duties to the members of such Person solely to the extent of their respective economic interest in such Person and to such Person’s creditors as set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of such Person, (ii) other Affiliates of such Person, or (iii) any group of Affiliates of which such Person is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, an Independent Director or Independent Manager shall not be liable to such Person, the Committee, Sole Member or any other Person bound by the Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in willful misconduct.

Sch. V-4

(r)          The organizational documents of such Person shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of such Person (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in such Person and the admission of the transferee, if permitted pursuant to the organizational documents of such Person and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of such Person, if permitted pursuant to the organizational documents of such Person and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of such Person shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Person, automatically be admitted as members of such Person (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of such Person without dissolution. The organizational documents of such Person shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to such Person as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable).

(s)          The organizational documents of such Person shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to such Person.

Sch. V-5

(t)          The organizational documents of such Person shall provide that, as long as any portion of the Obligations remains outstanding: (i) such Person shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Person or the occurrence of any other event which terminates the continued membership of the last remaining member of such Person in such Person unless the business of such Person is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Person to cease to be a member of such Person or that causes Sole Member to cease to be a member of such Person (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in such Person and the admission of the transferee, if permitted pursuant to the organizational documents of such Person and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of such Person, if permitted pursuant to the organizational documents of such Person and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such Person, agree in writing (I) to continue the existence of such Person, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Person, effective as of the occurrence of the event that terminated the continued membership of such member in such Person; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of such Person and upon the occurrence of such an event, the business of such Person shall continue without dissolution; (iv) in the event of the dissolution of such Person, such Person shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such Person in an orderly manner), and the assets of such Person shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause such Person or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such Person, to compel any sale of all or any portion of the assets of such Person pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Person.

(u)          Such Person shall, and at all times since its formation, conduct its business so that the assumptions made with respect to such Person in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, such Person hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants on Part A of this Schedule V, and (iii) all of the organizational documents of such Person.

(v)         Such Person has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts.

(w)          Except with respect to each Individual Borrower in relation to the other Individual Borrower (by virtue of being co-borrowers hereunder), such Person has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require direct or indirect any member, partner or shareholder of such Person to make any additional capital contributions or loans to such Person and provided further that the assets of such Person are generating sufficient cash flow to enable it to do so.

(x)          Such Person has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of such Person to make any additional capital contributions to such Person.

Sch. V-6

(y)          Such Person has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(z)          Except with respect to each Individual Borrower in relation to the other Individual Borrower (by virtue of being co-borrowers hereunder) other than to Lender in connection with the Loan, such Person has not pledged and will not pledge its assets for the benefit of any other Person.

(aa)         Such Person has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(bb)         Except for the Guaranty and Environmental Indemnity, such Person has not, does not, and will not have any of its obligations guaranteed by any Affiliate.

Part B:

With respect to Amenities Owner, from and after the date it is required to comply with this definition, if ever, and for all such Persons at all times from such applicable date until such time as the Obligations shall be paid and performed in full:

(a)          Amenities Owner (i) will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Worldwide Plaza Amenities, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) will not own any asset or property other than the Worldwide Plaza Amenities.

(b)          Amenities Owner will not engage in any business other than the acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Worldwide Plaza Amenities, and Amenities Owner will conduct and operate its business as conducted and operated as of the date that the Worldwide Plaza Amenities becomes an SPE Entity.

(c)          Amenities Owner will not enter into any contract or agreement with any Affiliate of Amenities Owner except upon terms and conditions that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d)          Amenities Owner will not incur any Indebtedness other than Permitted Indebtedness. No Indebtedness other than the Debt and the debt secured by the Amenities Mortgages may be secured (senior, subordinate or pari passu) by the Worldwide Plaza Amenities.

(e)          Amenities Owner will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of any third party or its Affiliates.

Sch. V-7

(f)          Amenities Owner intends to remain solvent and Amenities Owner intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Amenities Owner to make any additional capital contributions to Amenities Owner.

(g)          Amenities Owner will do, all things necessary to observe organizational formalities and preserve its existence, and Amenities Owner will not, nor will Amenities Owner permit any SPC Party to, (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation in connection therewith, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents.

(h)          Amenities Owner will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Amenities Owner’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that Amenities Owner’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Amenities Owner and such Affiliates and to indicate that Amenities Owner’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on Amenities Owner’s own separate balance sheet. Amenities Owner will file its own tax returns (to the extent Amenities Owner is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person. Amenities Owner has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.

(i)          Amenities Owner will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Amenities Owner or any constituent party of Amenities Owner), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)          Amenities Owner intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Amenities Owner to make any additional capital contributions to Amenities Owner.

(k)          Neither Amenities Owner nor any constituent party of Amenities Owner will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Amenities Owner.

Sch. V-8

(l)          Amenities Owner will not commingle the funds and other assets of Amenities Owner with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

(m)          Amenities Owner will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)          Amenities Owner will not assume or guarantee or become obligated for the debts of any other Person and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)          Each of Amenities Owner’s general partner or managing member, as applicable, (each, an “SPC Party”) shall be a Delaware limited liability company or a corporation formed under the laws of any jurisdiction of the United States whose sole asset is its interest in Amenities Owner and each such SPC Party (i) will cause Amenities Owner to be a Special Purpose Bankruptcy Remote Entity; (ii) will at all times comply with each of the representations, warranties and covenants contained on this Part B of Schedule V (other than clauses (a), (b), (d) and (y)) as if such representation, warranty or covenant was made directly by such SPC Party; (iii) will not engage in any business or activity other than owning an interest in Amenities Owner; (iv) will not acquire or own any assets other than its partnership or membership interest in Amenities Owner; and (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the ownership of an interest in Amenities Owner that (A) do not exceed at any one time $10,000.00, and (B) are paid within sixty (60) days after the date incurred. Upon the withdrawal or the disassociation of an SPC Party from Amenities Owner, Amenities Owner shall immediately appoint a new SPC Party whose articles or certificate of formation or incorporation are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

(p)          The organizational documents of each SPC Party shall provide that at all times there shall be (and Amenities Owner shall at all times cause there to be) at least two (2) duly appointed Independent Directors or Independent Managers. In addition, the organizational documents of each SPC Party shall provide that no Independent Director or Independent Manager (as applicable) of such SPC Party may be removed or replaced without Cause and unless such SPC Party provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager (as applicable), together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).

(q)          The organizational documents of Amenities Owner and each SPC Party shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

Sch. V-9

(r)          The organizational documents of each SPC Party shall provide that such SPC Party shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a unanimous vote of the (A) the sole member of such SPC Party (the “Sole Member”), (B) the board of directors of such SPC Party or (C) the committee of managers of such SPC Party designated to manage the business affairs of such SPC Party (the “Committee”), unless at the time of such action there shall be at least two (2) duly appointed Independent Directors or Independent Managers and all such Independent Directors or Independent Managers (as applicable) have participated in such vote. The organizational documents of each SPC Party shall provide that actions requiring such unanimous written consent, including the Independent Directors or Independent Managers (as applicable), shall include each of the following with respect to such SPC Party and Amenities Owner: (i) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seeking or consenting to the appointment of a receiver, liquidator or any similar official of Amenities Owner or a substantial part of its business, (iii) taking any action that might cause such entity to become insolvent, (iv) making an assignment for the benefit of creditors, (v) admitting in writing its inability to pay debts generally as they become due, (vi) declaring or effectuating a moratorium on the payment of any obligations, or (vii) taking any action in furtherance of the foregoing. In addition, the organizational documents of each SPC Party shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (r), the Independent Directors or Independent Managers (as applicable) shall consider only the interests of Amenities Owner, including its creditors. No SPC Party shall (on behalf of itself or Amenities Owner) take any of the foregoing actions without the unanimous written consent of its board of directors, its member(s) or the Committee, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to Amenities Owner (including duties to Amenities Owner’s equity holders solely to the extent of their respective economic interests in Amenities Owner and to Amenities Owner’s creditors as set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the SPC Party or Amenities Owner’s other equity holders, (ii) other Affiliates of Amenities Owner, or (iii) any group of Affiliates of which Amenities Owner is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, an Independent Director or Independent Manager shall not be liable to such Person, the Committee, Sole Member or any other Person bound by the Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in willful misconduct.

(s)          Notwithstanding anything herein to the contrary, the SPC Party may be a Delaware single-member limited liability company provided that:

Sch. V-10

(i)          the organizational documents of such SPC Party shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes the Sole Member of such SPC Party to cease to be a member of such SPC Party (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of SPC Party, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of SPC Party shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of SPC Party, automatically be admitted as members of SPC Party (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of SPC Party without dissolution. The organizational documents of SPC Party shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to SPC Party as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable);

(ii)         the organizational documents of SPC Party shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to SPC Party; and

(iii)        the organizational documents of SPC Party shall provide that, as long as any portion of the Obligations remains outstanding: (i) SPC Party shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of SPC Party or the occurrence of any other event which terminates the continued membership of the last remaining member of SPC Party in SPC Party unless the business of SPC Party is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of SPC Party to cease to be a member of SPC Party or that causes Sole Member to cease to be a member of SPC Party (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of SPC Party, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in SPC Party, agree in writing (I) to continue the existence of SPC Party, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of SPC Party, effective as of the occurrence of the event that terminated the continued membership of such member in SPC Party; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of SPC Party and upon the occurrence of such an event, the business of SPC Party shall continue without dissolution; (iv) in the event of the dissolution of SPC Party, SPC Party shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of SPC Party in an orderly manner), and the assets of SPC Party shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause SPC Party or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of SPC Party, to compel any sale of all or any portion of the assets of SPC Party pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of SPC Party.

Sch. V-11

(t)          Amenities Owner will comply with or cause the compliance with, (i) all of the representations, warranties and covenants in this Part B of Schedule V, and (ii) all of the organizational documents of Amenities Owner and any SPC Party.

(u)          Amenities Owner intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Amenities Owner to make any additional capital contributions to Amenities Owner.

(v)         Amenities Owner shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that the foregoing shall not require any direct or indirect member, partner or shareholder of Amenities Owner to make any additional capital contributions to Amenities Owner.

(w)          Amenities Owner will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(x)          Except in connection with the Loan and the loan secured by the Amenities Mortgages, Amenities Owner will not pledge its assets for the benefit of any other Person.

(y)          Amenities Owner will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(z)          if Amenities Owner is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not: (A) dissolve, merge, liquidate, consolidate; (B) sell, transfer, dispose, or encumber (except with respect to the Loan Documents) all or substantially all of its assets or acquire all or substantially all of the assets of any Person; or (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth on this Part B of Schedule V without the consent of the Lender.

Sch. V-12

(aa)         Except for the Guaranty and Environmental Indemnity, Amenities Owner has not, does not, and will not have any of its obligations guaranteed by any Affiliate (other than from the Guarantors with respect to the Loan).

As used herein:

“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of such Person’s or SPC Entities organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.

“Independent Director” or “Independent Manager” shall mean a natural person selected by such Person (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in such Person’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of such Person ceasing to be a member of such Person) and shall not be any of the following:

(i)	a stockholder, director (other than as an Independent Manager of (i) WWP Office, LLC, WWP Amenities Holdings, LLC, WWP Amenities MPH Lender, LLC, WWP Amenities MPH Partner, LLC, NY-Worldwide Plaza, L.L.C., and EOP-NYCCA, L.L.C. or (ii) an Affiliate of such Person that is not in the direct chain of ownership of the such Person and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager or Independent Director is employed by a Nationally Recognized Service Company), officer, employee, partner, attorney or counsel of such Person, any Affiliate of such Person or any direct or indirect parent of such Person;

Sch. V-13

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such Person or any Affiliate of such Person (other than as an Independent Director or Independent Manager);

(iii)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with such Person shall be qualified to serve as an Independent Director or Independent Manager of such Person.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of such Person if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Global Securitization Services, LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of such Person and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. V-14

SCHEDULE VI

INTELLECTUAL PROPERTY/WEBSITES

(Exhibit Omitted)

SCHEDULE VII

AMENITIES MORTGAGES

1.	Amended and Restated Second Mortgage by New York Communications Center Associates, L.P. to BRE/Worldwide L.L.C., as agent, in the principal amount of $40,000,000.00, dated June 11, 1997 and recorded April 27, 1998 in Reel 2566, Page 2066.

(a)	Assignment of Mortgage from BRE/Worldwide L.L.C. to EOP-Worldwide Plaza, L.L.C. (n/k/a NY-Worldwide Plaza, L.L.C.) dated September 30, 1998 and recorded October 7, 1998 in Reel 2726, Page 262.

(b)	Modification of Amended and Restated Mortgage between New York Communications Center Associates L.P. and EOP-Worldwide Plaza, L.L.C. dated December 31, 2000 and recorded June 22, 2001 in Reel 3309, Page 607.

2.	Amended and Restated Third Mortgage by New York Communications Center Associates, L.P. to BRE/Worldwide L.L.C., as agent, in the principal amount of $30,000,000.00, dated June 11, 1997 and recorded April 27, 1998 in Reel 2566, Page 2109.

(a)	Assignment of Mortgage from BRE/Worldwide L.L.C., as agent, to EOP-Worldwide Plaza, L.L.C. (n/k/a NY-Worldwide Plaza, L.L.C.) dated September 30, 1998 and recorded October 7, 1998 in Reel 2726, Page 271.

(b)	Modification of Amended and Restated Mortgage between New York Communications Center Associates L.P. and EOP-Worldwide Plaza, L.L.C. dated December 31, 2000 and recorded June 22, 2001 in Reel 3309, Page 635.

3.	Amended and Restated Fourth Mortgage by New York Communications Center Associates, L.P. to BRE/Worldwide L.L.C., as Agent, in the principal amount of $153,894,404.00, dated June 11, 1997 and recorded April 27, 1998 in Reel 2566, Page 2152.

(a)	Assignment of Mortgage from BRE/Worldwide L.L.C., as Agent to EOP-Worldwide Plaza, L.L.C. (n/k/a NY-Worldwide Plaza, L.L.C.), as Agent, dated September 30, 1998 and recorded October 7, 1998 in Reel 2726, Page 280.

(b)	Modification of Amended and Restated Mortgage between New York Communications Center Associates L.P. and EOP-Worldwide Plaza, L.L.C., as Agent, dated December 31, 2000 and recorded June 22, 2001 in Reel 3309, Page 621.

4.	Amended and Restated Fifth Mortgage by New York Communications Center Associates, L.P. to BRE/Worldwide L.L.C., as Agent, in the principal amount of $33,014,749.00, dated June 11, 1997 and recorded April 27, 1998 in Reel 2566, Page 2195.

Sch. VII-1

(a)	Assignment of Mortgage from BRE/Worldwide L.L.C., as Agent to EOP-Worldwide Plaza, L.L.C. (n/k/a NY-Worldwide Plaza, L.L.C.), as Agent, dated September 30, 1998 and recorded October 7, 1998 in Reel 2726, Page 288.

(b)	Modification of Amended and Restated Mortgage between New York Communications Center Associates L.P. and EOP-Worldwide Plaza, L.L.C., as Agent, dated December 31, 2000 and recorded June 22, 2001 in Reel 3309, Page 649 (the Amenities Mortgages listed as items 3, and 4, the “Charity Mortgages”).

Sch. VII-2

SCHEDULE VIII

FREE RENT DISBURSEMENT SCHEDULE

(Exhibit Omitted)

SCHEDULE IX

AMENITIES LOAN DOCUMENTS

I. GENERAL MORTGAGE DOCUMENTS

Waiver Letter from NY-Worldwide Plaza, L.L.C. (“NY-Worldwide”) regarding the Amenities Loan Agreement and Modification of Second Amended and Restated Loan Agreement, dated as of the date of this Agreement

Modification of Second Amended and Restated Loan Agreement among BRE/Worldwide L.L.C. (“BRE/W”), as agent, BRE/W, as second mortgage lender, BRE/Worldwide II L.L.C. (“BRE/W II”), as third mortgage lender, The Youth Renewal Fund (“YRF”), as fourth mortgage lender, YRF, as fifth mortgage lender, and New York Communications Centers Associates L.P. (“NYCCA”), dated December 31, 2000 (the “Modification of Second Amended and Restated Loan Agreement”)

Modification of Recapitalization Agreement among EOP-Worldwide Plaza, L.L.C. (“EOP-Worldwide”), NYCCA, and certain additional parties party thereto, dated December 31, 2000

Second Amended and Restated Loan Agreement among BRE/W, as agent, BRE/W, as second mortgage lender, BRE/W II, as third mortgage lender, YRF, as fourth mortgage lender, YRF, as fifth mortgage lender, and NYCCA, dated June 11, 1997 (the “Amenities Loan Agreement”)

Assignment of Mortgage and other Loan Documents between BRE/W, as assignor, and EOP-Worldwide, together with 275 Affidavit, dated September 30, 1998

Assignment and Assumption of Interest Rate Protection Agreement between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

ISDA Master Agreement and related Confirmation among BRE/W and SBCM Derivative Products Limited, each dated June 27, 1997

Release made by NYCCA in favor of BRE/W and BRE/W II, dated September 30, 1998

Resignation of BRE/W as agent, dated June 11, 1997

Intercreditor Agreement, between BRE/W and each of the Lenders (as defined in the Amenities Loan Agreement) party thereto, dated as of June 11, 1997

Recapitalization Agreement among Blackstone Real Estate Advisors L.P., BRE/Worldwide, Inc., BRE/W and certain additional parties party thereto, dated as of August 21, 1996 (the “Recapitalization Agreement”)

Option Exercise Agreement among the Worldwide Partners (as defined in the Recapitalization Agreement), dated August 21, 1996

II. SECOND MORTGAGE DOCUMENTS

Amended and Restated Second Mortgage Note by NYCCA to BRE/W, dated June 11, 1997

Modification of Amended and Restated Second Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Collateral Assignment of Second and Third Mortgage Loan Documents made by NY-Worldwide in favor of German American Capital Corporation and Bank of America, N.A., dated as of the date of this Agreement

NYCCA Loan Statement, relating to the Amended and Restated Second Mortgage Note, dated September 30, 1998

Allonge to Amended and Restated Second Mortgage Note of BRE/W, dated September 30, 1998

Assignment of Mortgage and other Loan Documents between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Assignment and Assumption of Asset-Related Property between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Certificate Re Notes of BRE/W and BRE/W II, dated September 30, 1998, attaching the Amended and Restated Second Mortgage Note in the amount of $40,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997, and the Amended and Restated Third Mortgage Note in the amount of $30,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

YRF Consent and Acknowledgment, relating to the transfer of BRE/W’s interest in the Second Mortgage Loan and BRE/W II’s interest in the Third Mortgage Loan to EOP Operating Limited Partnership or its designee, dated June 11, 1997

Amended and Restated Second Mortgage Note in the amount of $40,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

Affidavit of Lost Promissory Note made by Deutsche Bank AG, New York Branch (“DB”), dated July 22, 2009

Allonge made by NY-Worldwide (as successor-in-interest to BRE/W) in favor of DB dated July 22, 2009

Allonge by DB in favor of NY-Worldwide dated as of the date of this Agreement

III. THIRD MORTGAGE DOCUMENTS

Modification of Amended and Restated Third Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Amended and Restated Third Mortgage between NYCCA, as mortgagor, and BRE/W, as mortgagee, dated June 11, 1997

Collateral Assignment of Second and Third Mortgage Loan Documents made by NY-Worldwide in favor of German American Capital Corporation and Bank of America, N.A., dated as of the date of this Agreement

NYCCA Loan Statement, relating to the Amended and Restated Third Mortgage Note, dated September 30, 1998

Allonge to Amended and Restated Third Mortgage Note of BRE/W, dated September 30, 1998

Assignment of Mortgage and other Loan Documents between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Assignment and Assumption of Asset-Related Property between BRE/W, as assignor, and EOP-Worldwide, as assignee, dated September 30, 1998

Notice Letter of BRE/W to NYCCA, relating to the sale of the Loan to EOP-Worldwide, dated September 30, 1998

Certificate Re Notes of BRE/W and BRE/W II, dated September 30, 1998, attaching the Amended and Restated Second Mortgage Note in the amount of $40,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997, and the Amended and Restated Third Mortgage Note in the amount of $30,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

Amended and Restated Third Mortgage Note in the amount of $30,000,000 made by NYCCA in favor of BRE/W II, dated June 11, 1997

Affidavit of Lost Promissory Note made by DB, dated July 22, 2009

Allonge made by NY-Worldwide (as successor-in-interest to BRE/W) in favor of DB dated July 22, 2009

Allonge by DB in favor of NY-Worldwide dated as of the date of this Agreement

IV. FOURTH MORTGAGE DOCUMENTS

Modification of Amended and Restated Fourth Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Amended and Restated Fourth Mortgage between NYCCA, as mortgagor, and BRE/W, as mortgagee, dated June 11, 1997

Option Termination Agreement between BRE/W and BRE/W II, dated September 30, 1998

Notice Letter of BRE/W to NYCCA, relating to the sale of the Loan to EOP-Worldwide, dated September 30, 1998

Amended and Restated Fourth Mortgage Note in the amount of $153,894,404 made by NYCCA in favor of YRF, dated June 11, 1997

V. FIFTH MORTGAGE DOCUMENTS

Modification of Amended and Restated Fifth Mortgage between NYCCA, as mortgagor, and EOP-Worldwide, as mortgagee, dated December 31, 2000

Assignment of Mortgage dated September 30, 1998 between BRE/W and EOP-Worldwide

Amended and Restated Fifth Mortgage between NYCCA, as mortgagor, and BRE/W, as mortgagee, dated June 11, 1997

Amended and Restated Fifth Mortgage Note in the amount of $33,014,749 made by NYCCA in favor of YRF, dated June 11, 1997

SCHEDULE X

AMORTIZATION SCHEDULE

		Mortgage Loan A1 Note				A2 Note				Total Mortgage
		Balance	Int Due	Principal	Total P&I	Balance	Int Due	Principal	Total P&I	Balance	Int Due	Principal	Total P&I
	3/6/13	355,000,000		-	-	355,000,000		-	-	710,000,000	-	-	-
1	4/6/13	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
2	5/6/13	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
3	6/6/13	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
4	7/6/13	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
5	8/6/13	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
6	9/6/13	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
7	10/6/13	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
8	11/6/13	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
9	12/6/13	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
10	1/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
11	2/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
12	3/6/14	355,000,000	1,206,163	-	1,206,163	355,000,000	1,001,996	-	1,001,996	710,000,000	2,208,159	-	2,208,159
13	4/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
14	5/6/14	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
15	6/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
16	7/6/14	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
17	8/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
18	9/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
19	10/6/14	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
20	11/6/14	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
21	12/6/14	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
22	1/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
23	2/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
24	3/6/15	355,000,000	1,206,163	-	1,206,163	355,000,000	1,001,996	-	1,001,996	710,000,000	2,208,159	-	2,208,159
25	4/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
26	5/6/15	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
27	6/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
28	7/6/15	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
29	8/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
30	9/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
31	10/6/15	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
32	11/6/15	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
33	12/6/15	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
34	1/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
35	2/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
36	3/6/16	355,000,000	1,249,240	-	1,249,240	355,000,000	1,037,782	-	1,037,782	710,000,000	2,287,022	-	2,287,022
37	4/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
38	5/6/16	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
39	6/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
40	7/6/16	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
41	8/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
42	9/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
43	10/6/16	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
44	11/6/16	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
45	12/6/16	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
46	1/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
47	2/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
48	3/6/17	355,000,000	1,206,163	-	1,206,163	355,000,000	1,001,996	-	1,001,996	710,000,000	2,208,159	-	2,208,159
49	4/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
50	5/6/17	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
51	6/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
52	7/6/17	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
53	8/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
54	9/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
55	10/6/17	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
56	11/6/17	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
57	12/6/17	355,000,000	1,292,318	-	1,292,318	355,000,000	1,073,568	-	1,073,568	710,000,000	2,365,885	-	2,365,885
58	1/6/18	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748
59	2/6/18	355,000,000	1,335,395	-	1,335,395	355,000,000	1,109,353	-	1,109,353	710,000,000	2,444,748	-	2,444,748

		Mortgage Loan A1 Note				A2 Note				Total Mortgage
		Balance	Int Due	Principal	Total P&I	Balance	Int Due	Principal	Total P&I	Balance	Int Due	Principal	Total P&I
60	3/6/18	355,000,000	1,206,163	-	1,206,163	355,000,000	1,001,996	-	1,001,996	710,000,000	2,208,159	-	2,208,159
61	4/6/18	355,000,000	1,335,395	421,451	1,756,846	355,000,000	1,109,353	421,451	1,530,805	709,157,097	2,444,748	842,903	3,287,651
62	5/6/18	354,578,549	1,290,783	467,586	1,758,369	354,578,549	1,072,293	467,586	1,539,879	708,221,926	2,363,076	935,171	3,298,247
63	6/6/18	354,110,963	1,332,051	424,910	1,756,960	354,110,963	1,106,575	424,910	1,531,485	707,372,106	2,438,625	849,820	3,288,445
64	7/6/18	353,686,053	1,287,534	470,945	1,758,480	353,686,053	1,069,594	470,945	1,540,539	706,430,216	2,357,128	941,891	3,299,019
65	8/6/18	353,215,108	1,328,681	428,395	1,757,075	353,215,108	1,103,775	428,395	1,532,170	705,573,426	2,432,456	856,790	3,289,246
66	9/6/18	352,786,713	1,327,069	430,061	1,757,130	352,786,713	1,102,437	430,061	1,532,498	704,713,304	2,429,506	860,122	3,289,628
67	10/6/18	352,356,652	1,282,695	475,950	1,758,645	352,356,652	1,065,574	475,950	1,541,524	703,761,403	2,348,269	951,900	3,300,169
68	11/6/18	351,880,702	1,323,661	433,586	1,757,247	351,880,702	1,099,606	433,586	1,533,191	702,894,232	2,423,267	867,171	3,290,438
69	12/6/18	351,447,116	1,279,384	479,374	1,758,758	351,447,116	1,062,823	479,374	1,542,197	701,935,484	2,342,207	958,748	3,300,955
70	1/6/19	350,967,742	1,320,227	437,137	1,757,364	350,967,742	1,096,753	437,137	1,533,890	701,061,209	2,416,979	874,274	3,291,254
71	2/6/19	350,530,605	1,318,582	438,838	1,757,420	350,530,605	1,095,387	438,838	1,534,224	700,183,534	2,413,969	877,675	3,291,644
72	3/6/19	350,091,767	1,189,487	572,340	1,761,826	350,091,767	988,143	572,340	1,560,483	699,038,855	2,177,629	1,144,679	3,322,309
73	4/6/19	349,519,427	1,314,779	442,771	1,757,550	349,519,427	1,092,227	442,771	1,534,998	698,153,312	2,407,005	885,542	3,292,548
74	5/6/19	349,076,656	1,270,755	488,298	1,759,052	349,076,656	1,055,655	488,298	1,543,952	697,176,716	2,326,409	976,596	3,303,005
75	6/6/19	348,588,358	1,311,276	446,393	1,757,669	348,588,358	1,089,317	446,393	1,535,710	696,283,930	2,400,593	892,786	3,293,380
76	7/6/19	348,141,965	1,267,352	491,817	1,759,169	348,141,965	1,052,828	491,817	1,544,645	695,300,297	2,320,180	983,633	3,303,813
77	8/6/19	347,650,148	1,307,747	450,043	1,757,790	347,650,148	1,086,385	450,043	1,536,428	694,400,211	2,394,132	900,086	3,294,218
78	9/6/19	347,200,106	1,306,054	451,794	1,757,848	347,200,106	1,084,979	451,794	1,536,772	693,496,624	2,391,033	903,587	3,294,620
79	10/6/19	346,748,312	1,262,279	497,063	1,759,342	346,748,312	1,048,613	497,063	1,545,676	692,502,498	2,310,892	994,126	3,305,018
80	11/6/19	346,251,249	1,302,485	455,485	1,757,969	346,251,249	1,082,014	455,485	1,537,498	691,591,528	2,384,499	910,969	3,295,468
81	12/6/19	345,795,764	1,258,811	500,649	1,759,460	345,795,764	1,045,733	500,649	1,546,382	690,590,230	2,304,544	1,001,298	3,305,842
82	1/6/20	345,295,115	1,298,888	459,204	1,758,092	345,295,115	1,079,026	459,204	1,538,230	689,671,822	2,377,914	918,408	3,296,322
83	2/6/20	344,835,911	1,297,161	460,990	1,758,151	344,835,911	1,077,591	460,990	1,538,581	688,749,841	2,374,752	921,981	3,296,733
84	3/6/20	344,374,921	1,211,851	549,212	1,761,063	344,374,921	1,006,721	549,212	1,555,934	687,651,417	2,218,572	1,098,424	3,316,997
85	4/6/20	343,825,708	1,293,361	464,920	1,758,281	343,825,708	1,074,434	464,920	1,539,354	686,721,576	2,367,795	929,840	3,297,635
86	5/6/20	343,360,788	1,249,947	509,816	1,759,763	343,360,788	1,038,369	509,816	1,548,185	685,701,945	2,288,316	1,019,632	3,307,947
87	6/6/20	342,850,972	1,289,694	468,712	1,758,406	342,850,972	1,071,388	468,712	1,540,100	684,764,521	2,361,082	937,424	3,298,506
88	7/6/20	342,382,260	1,246,385	513,500	1,759,884	342,382,260	1,035,410	513,500	1,548,909	683,737,522	2,281,795	1,026,999	3,308,794
89	8/6/20	341,868,761	1,285,999	472,533	1,758,532	341,868,761	1,068,319	472,533	1,540,852	682,792,456	2,354,318	945,066	3,299,384
90	9/6/20	341,396,228	1,284,222	474,371	1,758,593	341,396,228	1,066,842	474,371	1,541,213	681,843,714	2,351,064	948,742	3,299,806
91	10/6/20	340,921,857	1,241,068	518,997	1,760,066	340,921,857	1,030,993	518,997	1,549,991	680,805,720	2,272,062	1,037,995	3,310,056
92	11/6/20	340,402,860	1,280,485	478,235	1,758,720	340,402,860	1,063,738	478,235	1,541,973	679,849,249	2,344,223	956,471	3,300,694
93	12/6/20	339,924,625	1,237,438	522,751	1,760,190	339,924,625	1,027,978	522,751	1,550,729	678,803,746	2,265,416	1,045,503	3,310,919
94	1/6/21	339,401,873	1,276,720	482,129	1,758,849	339,401,873	1,060,610	482,129	1,542,739	677,839,488	2,337,330	964,258	3,301,588
95	2/6/21	338,919,744	1,274,906	484,005	1,758,911	338,919,744	1,059,103	484,005	1,543,108	676,871,478	2,334,009	968,009	3,302,019
96	3/6/21	338,435,739	1,149,884	613,294	1,763,178	338,435,739	955,243	613,294	1,568,538	675,644,889	2,105,127	1,226,589	3,331,716
97	4/6/21	337,822,445	1,270,778	488,273	1,759,052	337,822,445	1,055,674	488,273	1,543,948	674,668,343	2,326,453	976,547	3,302,999
98	5/6/21	337,334,171	1,228,008	532,503	1,760,512	337,334,171	1,020,144	532,503	1,552,647	673,603,336	2,248,152	1,065,007	3,313,159
99	6/6/21	336,801,668	1,266,939	492,244	1,759,183	336,801,668	1,052,484	492,244	1,544,729	672,618,847	2,319,423	984,488	3,303,911
100	7/6/21	336,309,424	1,224,278	536,361	1,760,639	336,309,424	1,017,045	536,361	1,553,406	671,546,125	2,241,322	1,072,722	3,314,045
101	8/6/21	335,773,062	1,263,069	496,246	1,759,315	335,773,062	1,049,270	496,246	1,545,516	670,553,634	2,312,339	992,491	3,304,830
102	9/6/21	335,276,817	1,261,203	498,176	1,759,379	335,276,817	1,047,719	498,176	1,545,895	669,557,282	2,308,922	996,352	3,305,274
103	10/6/21	334,778,641	1,218,705	542,124	1,760,829	334,778,641	1,012,415	542,124	1,554,539	668,473,034	2,231,121	1,084,248	3,315,368
104	11/6/21	334,236,517	1,257,289	502,223	1,759,512	334,236,517	1,044,469	502,223	1,546,691	667,468,588	2,301,758	1,004,446	3,306,203
105	12/6/21	333,734,294	1,214,903	546,055	1,760,959	333,734,294	1,009,257	546,055	1,555,313	666,376,477	2,224,161	1,092,111	3,316,272
106	1/6/22	333,188,239	1,253,346	506,301	1,759,647	333,188,239	1,041,193	506,301	1,547,493	665,363,876	2,294,539	1,012,601	3,307,140
107	2/6/22	332,681,938	1,251,441	508,270	1,759,712	332,681,938	1,039,611	508,270	1,547,881	664,347,336	2,291,052	1,016,540	3,307,592
108	3/6/22	332,173,668	1,128,607	635,297	1,763,904	332,173,668	937,568	635,297	1,572,865	663,076,742	2,066,176	1,270,594	3,336,770
109	4/6/22	331,538,371	1,247,140	512,719	1,759,859	331,538,371	1,036,037	512,719	1,548,756	662,051,304	2,283,177	1,025,438	3,308,614
110	5/6/22	331,025,652	1,205,043	556,252	1,761,295	331,025,652	1,001,066	556,252	1,557,318	660,938,799	2,206,109	1,112,505	3,318,614
111	6/6/22	330,469,400	1,243,119	516,877	1,759,996	330,469,400	1,032,697	516,877	1,549,574	659,905,045	2,275,815	1,033,754	3,309,569
112	7/6/22	329,952,523	1,201,136	560,292	1,761,429	329,952,523	997,821	560,292	1,558,113	658,784,460	2,198,957	1,120,585	3,319,542
113	8/6/22	329,392,230	1,239,067	521,067	1,760,134	329,392,230	1,029,330	521,067	1,550,398	657,742,326	2,268,397	1,042,135	3,310,532
114	9/6/22	328,871,163	1,237,107	523,094	1,760,201	328,871,163	1,027,702	523,094	1,550,797	656,696,137	2,264,809	1,046,189	3,310,997
115	10/6/22	328,348,068	1,195,296	566,332	1,761,628	328,348,068	992,969	566,332	1,559,301	655,563,472	2,188,264	1,132,665	3,320,929
116	11/6/22	327,781,736	1,233,008	527,332	1,760,341	327,781,736	1,024,298	527,332	1,551,630	654,508,807	2,257,306	1,054,665	3,311,971
117	12/6/22	327,254,404	1,191,314	570,450	1,761,764	327,254,404	989,661	570,450	1,560,111	653,367,908	2,180,976	1,140,899	3,321,875
118	1/6/23	326,683,954	1,228,879	531,603	1,760,482	326,683,954	1,020,867	531,603	1,552,470	652,304,703	2,249,746	1,063,206	3,312,952
119	2/6/23	326,152,351	1,226,879	533,671	1,760,550	326,152,351	1,019,206	533,671	1,552,877	651,237,361	2,246,085	1,067,342	3,313,427
120	3/6/23	325,618,681	1,106,336	325,618,681	326,725,016	325,618,681	919,067	325,618,681	326,537,747	-	2,025,403	651,237,361	653,262,764

Sch. X-2

EXHIBIT A

LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 49th Street and the westerly line of 8th Avenue;

RUNNING THENCE westerly and along the northerly line of West 49th Street, 290.00 feet;

THENCE northerly and at right angles to West 49th Street, 200.83 feet to the southerly line of West 50th Street;

THENCE easterly and along the southerly line of West 50th Street, 290.00 feet to the westerly line of 8th Avenue;

THENCE southerly and along the westerly line of 8th Avenue, 200.83 feet to the northerly line of West 49th Street, at the point or place of BEGINNING.

Coordinates and bearings are in the system as established by the United States Coast and Geodetic Survey for the Borough of Manhattan.

TOGETHER with the benefits and subject to the burdens of a Reciprocal Easements Agreement made between ZCWK Associates L.P., ZCWK Plaza Associates and New York Communications Center Associates L.P. dated as of March 1, 1989 and recorded on March 8, 1989 in Reel 1544 Page 1101 and re-recorded on May 1, 1989 in Reel 1568 Page 399 as amended by Amendment to Reciprocal Easements Agreement dated as of April 12, 1989, and recorded on May 1, 1989 in Reel 1568 Page 451.

EXHIBIT B

Secondary Market Transaction Information

(A)	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.

(B)	The general competitive conditions to which the Property is or may be subject.

(C)	Management of the Property.

(D)	Occupancy rate expressed as a percentage for each of the last five years.

(E)	Principal business, occupations and professions carried on in, or from the Property.

(F)	Number of Tenants occupying 10% or more of the total rentable square footage of the Property and principal nature of business of such Tenant, and the principal provisions of the leases with those Tenants including, but not limited to: rental per annum, expiration date, and renewal options.

(G)	The average effective annual rental per square foot or unit for each of the last three years prior to the date of filing.

(H)	Schedule of the lease expirations for each of the ten years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:

(1)	The number of Tenants whose leases will expire.

(2)	The total area in square feet covered by such leases.

(3)	The annual rental represented by such leases.

(4)	The percentage of gross annual rental represented by such leases.